Exhibit 10.74

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is dated and entered into as of August 23, 2024, among CCF OPCO LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, and VERITEX COMMUNITY BANK, as Administrative Agent (“Administrative Agent”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (defined below)

RECITALS

WHEREAS, reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 29, 2023 (as may be amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto, the Subsidiary Guarantors party thereto, the Administrative Agent and Class B Agent;

WHEREAS, pursuant to Section 10.01 of the Loan Agreement, certain amendments, waivers or other modifications of the Loan Agreement shall not be effective without the written concurrence of the Required Lenders or all the Lenders, as applicable, and the Borrower or the applicable CCF Party, as the case may be, with receipt acknowledged by Administrative Agent; and

WHEREAS, each Lender and Borrower wishes to amend certain provisions of the Loan Agreement on and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

ARTICLE I - AMENDMENTS TO LOAN AGREEMENT

Section 1.01The Loan Agreement (including the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of Loan Agreement attached as Annex I attached hereto.

ARTICLE II - CONDITIONS TO EFFECTIVENESS

Section 2.01This Amendment shall become effective as of the date (the “Amendment Effective Date”) that Administrative Agent shall have received: (i) this Amendment, duly executed and delivered on behalf of each party hereto; and (ii) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

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ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01Borrower hereby represents and warrants to each Lender and Administrative Agent on and as of the Amendment Effective Date that:

(a)the representations and warranties of Borrower under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party are true and correct as if made and restated on the date hereof (other than any representation and warranty that specifically relates to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified prior date).

(b)(i) the individual executing this Amendment on behalf of Borrower is duly authorized to do so, (ii) Borrower has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(c)no Default or Event of Default has occurred and is continuing and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event.

(d)The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in each case, have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower’s Organizational Documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower is a party or is subject, or by which any of its assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of the Administrative Agent and the other Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower is a party or subject or by which it or any of its assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e)No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and the performance by Borrower of its obligations under this Amendment or any of the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in addition to those that have already been obtained.

ARTICLE IV - REAFFIRMATION AND ACKNOWLEDGMENT

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Section 4.01Borrower hereby: (i) acknowledges, confirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; (ii) acknowledges, confirms and reaffirms its obligations, guarantees and grant of security interests under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; and (iii) confirms and agrees that it has no defenses to or counterclaims or offsets against any of its obligations under any of the Revolving Credit Documents (as amended or modified hereby) to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by Borrower.

ARTICLE V - MISCELLANEOUS

Section 5.01The amendments set forth in Article I above, respectively, are limited precisely as written and shall not be deemed to (a) be a waiver of or amendment to any other term or condition of any Revolving Credit Document, or (b) prejudice any other right which each Lender or the Administrative Agent may now have or may have in the future under or in connection with any Revolving Credit Document (as amended or modified hereby). All of the terms and provisions of each Revolving Credit Document (as amended or modified hereby) are and shall remain in full force and effect.

Section 5.02From and after the Amendment Effective Date, (i) all references in the Loan Agreement to “this Amendment”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby), and (ii) all references in the other Revolving Credit Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby). This Amendment shall constitute a Revolving Credit Document.

Section 5.03This Amendment and the Revolving Credit Documents (as amended or modified hereby) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 5.04Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

Section 5.05THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 5.06The general provisions of Article 10 of the Loan Agreement (as amended or modified hereby) are hereby incorporated by reference into this Amendment, mutatis mutandis.

Section 5.07This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic “PDF” or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

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Section 5.08The provisions of this Amendment are intended to be severable. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.09Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

Section 5.10In consideration of each Lender’s and the Administrative Agent’s agreements contained in this Amendment, Borrower hereby irrevocably releases and forever discharge each Lender, the Administrative Agent and the other Indemnitees (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against any Lender, the Administrative Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Lender, the Administrative Agent or any other Released Person relating to the Revolving Credit Documents (as amended or modified hereby) on or prior to the date hereof

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Borrower:

CCF OPCO LLC,
a Delaware limited liability company

By:	/s/ Julie Torkelson
Name:	Julie Torkelson
Title:	Chief Financial Officer

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Administrative Agent and Lenders:

VERITEX COMMUNITY BANK,
In its capacity as Adminstrative Agent and Class A Lender

By:	/s/ Daniel Keeton
Name:	Daniel Keeton
Title:	Senior Vice President

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CROSSFIRST BANK,
as Class A Lender

By:	/s/ Kyle Roberts
Name:	Kyle Roberts
Title:	Corporate Banker

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OAKWOOD BANK,
as Class A Lender

By:	/s/ Ray Kembel
Name:	Ray Kembel
Title:	Executive Vice President

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SUNFLOWER BANK, N.A.,
as Class A Lender

By:	/s/ Chase Wildes
Name:	Chase Wildes
Title:	Senior Vice President

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BP FUNDING TRUST, SERIES SPL-V, a

statutory series of BP Funding Trust, a Delaware statutory trust,

for itself and for no other series of BP Funding Trust,

in its capacity as Class B Lender and Class B Agent

By:	BasePoint Administrative, LLC,
not in its individual capacity but solely as
Administrator of BP Funding Trust

	By:	/s/ Michael Petronio
	Name:	Michael Petronio
	Title:	Authorized Signatory

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COMPOSITE OF THE SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2023, SET FORTH BELOW IN CONNECTION WITH THAT CERTAIN FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF                 AUGUST 23, 2024.

ANNEX I

TO

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT

NOTE: The changes to the Second Amended and Restated Revolving Credit Agreement set forth below are reflected as follows: deletions are shown by the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~); and additions are shown by the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of December 29, 2023

among

CCF OPCO LLC,

as Borrower,

The Subsidiaries of Borrower Party Hereto,

as Subsidiary Guarantors,

The Financial Institutions Party Hereto,

as Lenders,

and

Veritex Community Bank,

as Administrative Agent

CrossFirst Bank,

as Syndication Agent

Sunflower Bank, N.A.

as Documentation Agent

BP Funding Trust, Series SPL-V,

as Class B Agent

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Schedules

A	Subsidiary Guarantors
B	Original CIC Schedules
C	TMX Legacy Subsidiaries
1.01	Applicable States
1.02 A	Approved CSOs
1.02 B	Approved CSO Agreements
1.03	Deposit Accounts
1.03 A	CIC Existing Accounts
1.05	Flow of Funds
Exhibit 1 to Flow of Funds
2.01	Lenders; Commitments; Percentage Shares
5.05	Litigation
5.12	Environmental Matters
5.16	Equity Interests Held by Borrower; Equity Interests in Borrower
5.18	Applicable Filing Offices
5.19	Labor Issues
6.15	Post-Closing Deliveries
7.01	Existing Liens
7.03	Existing Debt
7.04(b)(iv)	Dormant or Immaterial Subsidiaries
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

Exhibits

1	Agreed Concentration Targets
2	Consumer Receivable Eligibility Criteria
3	Program Summary
4	Underwriting Guidelines
5	Servicing Policy
6.01(f)(i)	Loan Summary File
6.01(f)(ii)	Transaction File
A	Form of Assignment and Assumption
B	Form of Compliance Certificate
C	Form of Joinder Agreement
D	Form of Notice of Borrowing
E-1	Form of Promissory Note A
E-2	Form of Promissory Note B
F	Form of Power of Attorney
G	Intentionally Omitted
H	Form of Borrowing Base Certificate
I	Form of Data Field Certificate

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SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Second Amended and Restated Revolving Credit Agreement, dated as of December 29, 2023 (as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, this “Agreement”) is among CCF OPCO LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors party hereto, the several financial institutions or other entities party to this Agreement as Lenders, VERITEX COMMUNITY BANK, as Administrative Agent, and BP FUNDING TRUST, SERIES SPL-V, a statutory series of BP FUNDING TRUST, a Delaware statutory trust, for itself and for no other series of BP FUNDING TRUST, as Class B Agent.

Recitals

WHEREAS Borrower, certain subsidiaries of Borrower (the “Legacy CCF Subsidiaries”) and BP COMMERCIAL FUNDING TRUST, SERIES SPL-VI, a statutory series of BP COMMERCIAL FUNDING TRUST, a Delaware statutory trust, for itself and for no other series of BP COMMERCIAL FUNDING TRUST (“BP Commercial Funding Trust VI”), as administrative agent and lender thereunder, entered into that certain Revolving Credit Agreement dated as of March 25, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original CCF Revolving Credit Agreement” and, as modified by the Closing Date Assignment and Assumption Agreement (as defined below), the “Existing CCF Revolving Credit Agreement” );

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of August 30, 2021 (the “Closing Date Assignment and Assumption Agreement”), between BP Commercial Funding Trust VI, BP Funding Trust, Series SPL-V, a statutory series of BP Funding Trust, a Delaware statutory trust, for itself and for no other series of BP Funding Trust (“BP Funding Trust V”), the Borrower, CreditCorp, CCF Holdings LLC and CCF Intermediate Holdings LLC, BP Commercial Funding Trust VI, in its capacity as administrative agent and as a lender, assigned all of its right, title and interest in the Original CCF Revolving Credit Agreement and certain other Credit Documents (as defined in the Original CCF Revolving Credit Agreement) to BP Funding Trust V;

WHEREAS Creditcorp, a Tennessee corporation (“CreditCorp”), is a borrower under that certain Revolving Credit Agreement dated as of July 13, 2018 by and among CreditCorp, the subsidiaries of CreditCorp party thereto as guarantors (certain of such subsidiaries, the “Legacy CIC Subsidiaries”), the lenders party thereto and BP Funding Trust V, as administrative agent thereunder (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original CIC Credit Agreement” and, as modified by the Closing Date Assignment and Assumption Agreement, the “Existing CIC Credit Agreement”);

WHEREAS, pursuant to the Closing Date Assignment and Assumption Agreement, CreditCorp assigned to the Borrower, and the Borrower assumed and agreed to perform, all of CreditCorp's obligations under the Original CIC Credit Agreement and certain other Loan Documents (as defined in the Original CIC Credit Agreement) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing CIC Loan Documents”);

WHEREAS, Borrower, Subsidiary Guarantors and BP Funding Trust V, as administrative agent and lender thereunder, and certain other financial institutions party thereto, entered into that certain Amended and Restated Revolving Credit Agreement dated as of August 30, 2021 (as amended, restated,

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supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”);

WHEREAS, pursuant to that certain Assignment Agreement dated as of December 29, 2023 (the “Closing Date Assignment Agreement”), between BP Funding Trust V and VERITEX COMMUNITY BANK (“Veritex”), and consented to by Borrower, BP Funding Trust V, as a lender, assigned a portion of the “Class A Loan” (for this purpose, as defined in the Existing Revolving Credit Agreement) to Veritex;

WHEREAS, simultaneously with the effectiveness of the Closing Date Assignment Agreement, pursuant to that certain Assignment and Assumption of Existing Revolving Credit Documents dated as of December 29, 2023, executed by and between BP Funding Trust V, as assignor, Veritex, as assignee, BP Funding Trust V, as resigning administrative agent, and Borrower, BP Funding Trust V resigned as administrative agent under the Existing Revolving Credit Agreement and Veritex was appointed replacement administrative agent under the Existing Revolving Credit Agreement;

WHEREAS Borrower and Subsidiary Guarantors have requested that Administrative Agent and Lenders agree to amend and restate the Existing Revolving Credit Agreement on the terms and conditions contained herein;

WHEREAS Lenders have agreed severally to make available to Borrower the extensions of credit referenced herein on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

AGREEMENT

ARTICLE 1

CERTAIN DEFINED TERMS; CERTAIN RULES OF CONSTRUCTION

SECTION 1.01	CERTAIN DEFINED TERMS.

As used herein:

“Account Bank” means each Concentration Account Bank and Borrower Funding Account Bank, in each case, acceptable to Administrative Agent in its Permitted Discretion.

“Account Control Agreement” means each agreement in form and substance satisfactory to Administrative Agent, in its Permitted Discretion, which provides Administrative Agent (or an agent thereof) with “control” over (within the meaning of the UCC), and a first priority, perfected Lien on, each Deposit Account (other than any Excluded Account or Zero Balance Account) of each Credit Party and the proceeds of Collateral and all other property and assets from time to time on deposit or otherwise credited thereto.

“Acquiree” has the meaning ascribed thereto in the definition of “Permitted Acquisition” contained herein.

“Acquisition” means any transaction or series of related transactions resulting, directly or

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indirectly, in: (a) the acquisition by any Person of: (i) all or substantially all of the assets of another Person; or (ii) any business unit or division of another Person; (b) the acquisition by any Person of in excess of 50.00% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) a merger or consolidation, or any other combination, of any Person with another Person (other than a Person that is a wholly-owned Subsidiary) in which Borrower or a Subsidiary of Borrower is the surviving Person.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Additional Approved CSO” means any additional credit services organization or similar unaffiliated, third-party lender or other counterparty selected by Borrower and approved by each of Administrative Agent and Class B Agent, each in its sole discretion.

“Additional Approved Deposit Funding Account” means any additional deposit account of any Credit Party; provided, that (i) such deposit account was established by such Credit Party in connection with a receivables purchase agreement between a third party seller and a Credit Party pursuant to which such seller sells to a Credit Party certain interests in consumer loans or other receivables, all as approved by Administrative Agent in its sole and absolute discretion, (ii) Borrower shall have delivered or caused to have been delivered to Administrative Agent an acknowledgment and direction letter executed by such seller, the applicable Credit Party and Administrative Agent, which letter shall, among other things, address the use and disposition of any funds in such deposit account, in form and substance satisfactory to Administrative Agent in its sole and absolute discretion, and (iii) Administrative Agent shall have approved the use of any funds held or on deposit in or otherwise credited to such deposit account in its sole and absolute discretion.

“Administrative Agent” means, at any time, Administrative Agent for the Lenders under each of the Revolving Credit Documents (which, initially, shall be Veritex Community Bank).

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower, Guarantors and each Lender.

“Administrative Detail Form” means an administrative detail form in a form supplied by, or otherwise acceptable to, Administrative Agent.

“Administrator” has the meaning set forth in Section 10.18.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Approved Deposit Funding Account Cash” means, as of any Business Day, all restricted and unrestricted Cash (determined in accordance with GAAP) of the Borrower and its Subsidiaries on deposit in the Approved Deposit Funding Accounts, as of the close of business on such Business Day.

“Aggregate Cash-in-Store” means, as of any Business Day, the unrestricted Cash (determined in accordance with GAAP) of Borrower that has been received in a CCF Store's vault, as of the close of

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business on such Business Day subject to a maximum amount of $33,800,000; provided, however, that during the months of January, February and March, such maximum amount shall be $54,080,000; provided, further, however, at no time shall the Aggregate Cash-in-Store attributable to any single CCF Store exceed $500,000.

“Aggregate Cash-in-Transit” means, as of any Business Day, the unrestricted Cash (determined in accordance with GAAP) of Borrower and its Subsidiaries that is in-transit, in an armored car, to a CCF Store, as of the close of business on such Business Day, subject to a maximum amount of $8,500,000; provided, however, that during the months of January, February and March, such maximum amount shall be $13,600,000.

“Aggregate Cash on Deposit” means, as of any Business Day, the unrestricted Cash (determined in accordance with GAAP) of the Borrower and its Subsidiaries on deposit in accounts of one or more Legacy CIC Subsidiaries not subject to a deposit account control agreement, as of the close of business on such Business Day, that is not otherwise subject to a Lien in favor of any Person other than the Administrative Agent and the Lenders, subject to an aggregate maximum amount of $3,500,000.

“Aggregate Commitments” means, at any time, the combined Revolving Credit Commitments of all Revolving Credit Lenders; provided, however, that the Aggregate Commitments shall not exceed the Maximum Commitment Amount.

“Agreed Concentration Targets” means the product-specific concentration targets determined in accordance with pro-forma underwriting and performance projections established by mutual agreement between Administrative Agent and Borrower prior to the Closing Date and set forth on Exhibit 1, as the same is amended or modified from time to time by mutual agreement of Borrower and Administrative Agent.

“Aggregate Deposits-in-Transit” means checks and cash received by a Credit Party from, or on behalf of, a Consumer Receivable Obligor and checks and cash received by a money service business customer that have been deposited via scan or courier by a CCF Store for deposit into an Eligible Account but which have not been credited in the balance of such Eligible Account.

“Agreement” has the meaning set forth in the preamble hereto.

“Amortization Period” means the period beginning on the Draw Period Termination Date and ending on the later of (i) the date that is twelve (12) months after the Draw Period Termination Date or (ii) such other date as mutually agreed to, in writing, by all Lenders and Borrower.

“Amortization Period MPA” means, as of any date of determination, (a) the Outstanding Legal Balance (minus accrued interest) as of the last day of the Draw Period, minus (b) the product of (i) the Outstanding Legal Balance (minus accrued interest) as of the last day of the Draw Period, (ii) twelve and one half percent (12.5%), and (iii) the number of months since the last day of the Draw Period. For purposes of this definition of “Amortization Period MPA”, the determination date shall be the last Business Day of the first calendar month after the end of the Draw Period.

“Applicable Floor” shall mean two and one-half percent (2.5%) per annum.

“Applicable Margin” shall mean four percent (4.00%) per annum.

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“Applicable State” means as to the related Credit Party and Consumer Receivable specified in the Program Summary (a) each of the States identified on Schedule 1.01 hereto as of the Closing Date as the same may be amended, restated or replaced from time to time with the prior written consent of Administrative Agent and Class B Agent, each in its Permitted Discretion, so long as the related Credit Party specified therein is licensed or registered to originate or service consumer loans having similar terms and conditions as the Consumer Receivables and Administrative Agent and Class B Agent has received evidence from the applicable Credit Party that the forms used to document such Consumer Receivables conform with applicable Law and the Regulatory Legal Opinion, and (b) any other state in which such Credit Party is licensed or registered to originate or service consumer loans having similar terms and conditions as the Consumer Receivables, provided that, in each case, Administrative Agent and Class B Agent has approved the addition of such state as an Applicable State in its Permitted Discretion following its and its counsel’s due diligence of the same, provided, that upon the occurrence of any Regulatory Action, any impacted Credit Party shall provide prompt written notice thereof to Administrative Agent, and such Applicable State may, in the Permitted Discretion of Administrative Agent and Class B Agent, be deemed to no longer be an Applicable State (a “Removal Event”); provided, that, in each case, (a) upon the favorable resolution of such action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), or (b) further consultation with Borrower with respect to any Removal Event such state may, in Administrative Agent’s and Class B Agent’s sole discretion be reinstated as an Applicable State.

“Applicable Tenor” means, as of any date of determination the then-effective tenor of such Benchmark (initially one (1) month term SOFR).

“Approved CSO” means (a) each entity specified on Schedule 1.02A and (b) any Additional Approved CSO.

“Approved CSO Agreements” means (a) with respect to any Approved CSO, each related agreement specified on Schedule 1.02B (including, without limitation, any purchase obligation, guarantee, deposit arrangement, servicing agreement, distribution agreement or other similar agreement) and (b) with respect to any Additional Approved CSO, any agreements entered into between a Credit Party and such Additional Approved CSO, as amended from time to time in accordance with the terms thereof and hereof.

“Approved Deposit Funding Accounts” means, collectively, (a) the Approved NCP Deposit Funding Account and (b) each Additional Approved Deposit Funding Account.

“Approved NCP Deposit Funding Account” means the deposit account maintained by CreditCorp pursuant to the Approved Specified Collateral Agreement, which deposit account is pledged to NCP pursuant to the Approved Specified Collateral Agreement and is the subject of the Approved Specified DACA.

“Approved Specified Collateral Agreement” means the Collateral Agreement, dated as of February 11, 2020, between CreditCorp and NCP Finance Ohio, LLC, an Ohio limited liability company (“NCP”), as amended by the Amendment to Collateral Assignment, dated as of June 23, 2021, by and between CreditCorp and NCP, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time with the prior consent of Administrative Agent and Class B Agent.

“Approved Specified DACA” means the Depositary Account Control Agreement, dated April 22,

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2020, among First Horizon Bank, NCP and CreditCorp, as amended, restated, amended and restated, supplemented or otherwise modified from time to time with the prior consent of Administrative Agent and Class B Agent.

“Approved Product” means (a) each Existing Product with respect to which all amendments to the description of such Existing Product set forth in the Program Summary have been approved, in writing, by Administrative Agent, and (b) each New Product set forth in an updated Program Summary which has been approved, in writing, by Administrative Agent.

“Asset Sale” means any direct or indirect Disposition (whether in one transaction or a series of related transactions) by Borrower or any Subsidiary thereof to any Person other than Borrower or any wholly-owned Subsidiary thereof of: (a) any Equity Interests of any Subsidiary of Borrower; or (b) any other property of Borrower or any Subsidiary thereof; provided that “Asset Sale” shall not include: (i) any Disposition by Borrower or any Subsidiary thereof of Investments of the type described in, Section 7.02(a), (b), (c), (f) or (h); (ii) any Disposition that is governed by and complies with Section 7.05(a), (b), (c), (d) or (e); or (iii) any issuance by Borrower of perpetual common Equity Interests.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Attributable Debt” means, on any date of determination: (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the most recent audited consolidated balance sheet for CCF Holdings and its consolidated Subsidiaries delivered to Administrative Agent pursuant to this Agreement, which, on the Closing Date is for the fiscal year ended December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of CCF Holdings, including the notes thereto, together with the opinion issued thereon by the independent accountants that prepared such financial statements.

“Backup Servicing Agent” means Carmel Solutions or such other Person as may be selected by each of Administrative Agent and Class B Agent, each in its Permitted Discretion, in writing, who shall service the Eligible Consumer Receivables pledged as Collateral on and after the occurrence of Backup Servicing Trigger Event, all in accordance with the terms and conditions of a Backup Servicing Agreement.

“Backup Servicing Agreement” means that certain Amended and Restated Master Services Agreement, in form and substance acceptable to Administrative Agent in its Permitted Discretion by and among Borrower, Administrative Agent and Backup Servicing Agent, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

“Backup Servicing Trigger Event” means any of the following events:

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(a)The occurrence of an Event of Default or the occurrence of a Cease Funding Event, in each case, which impairs in any material respect the ability of any Credit Party, Processor or custodian of the Consumer Receivables to perform its duties or obligations hereunder with respect to Collections of Consumer Receivables, as determined by Administrative Agent in its Permitted Discretion;

(b)Any Credit Party, Processor or custodian of the Consumer Receivables fails (for any reason, whether voluntary or involuntary) to service the Consumer Receivables in accordance with the Program Summary, Consumer Receivable Documents or as required by the Revolving Credit Documents, provided that such failure continues for a period of thirty (30) days after such Credit Party, custodian or Processor receives written notice of said failure from Administrative Agent or any other Person on behalf of Administrative Agent;

(c)(i) A case is commenced or a petition is filed against any Credit Party, custodian or Processor of the Consumer Receivables under any Bankruptcy Law or any material asset of any Credit Party, Processor or custodian of the Consumer Receivables is appointed by court order and such order remains in effect for more than thirty (30) days, or if any material asset of any Credit Party, Processor or custodian of the Consumer Receivables is sequestered by court order and such order remains in effect for more than thirty (30) days; or (ii) any Credit Party, custodian or Processor of Consumer Receivables voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Bankruptcy Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets; or

(d)Any modification, amendment, rescission or revocation of any Processor Direction Letter not consented to in writing by Administrative Agent in its Permitted Discretion, any failure by Borrower to cause Net Collections to be deposited and remitted into a Concentration Account and/or any failure to comply with Section 6.13, without the prior written consent of Administrative Agent and Class B Agent, each in its Permitted Discretion.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).

“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

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“Benchmark Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement” means with respect to any Benchmark Transition Event: the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities, and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Applicable Floor, such Benchmark Replacement will be deemed to be the Applicable Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Applicable Tenor of such Benchmark (or such component thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide the Applicable Tenor of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Applicable Tenor of such Benchmark, or (b) the Applicable Tenor of such Benchmark are or will no longer

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be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Business Plan” has the meaning set forth in Section 6.01(c)(ii).

“Borrower Funding Account Bank” means Wells Fargo Bank or such other domestic bank as approved by Administrative Agent from time to time in writing in advance in its Permitted Discretion.

“Borrower Funding Account” means a Deposit Account into which all Revolving Credit Loans made by Lenders to Borrower are deposited as specified in the applicable Notice of Borrowing.

“Borrower's Available Funds” means, with respect to any Business Day, the excess of Net Collections since the prior Business Day over the Daily Lender Allocation Amounts since the prior Business Day.

“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans pursuant to Section 2.01(a).

“Borrowing Base” means, as of any date of determination, an amount, as set forth on the most current Borrowing Base Certificate delivered to Administrative Agent, equal to the sum of:

(A)(1) for any date of determination from Closing Date until January 30, 2025, ninety-five (95%) of the Eligible Principal Balance, and (2) for any date of determination on or after January 31, 2025, ninety percent (90%) of the Eligible Principal Balance; plus

(B)one hundred percent (100%) of the aggregate value of Eligible Cash; plus

(C)(1) for any date of determination from the Closing Date until December 31, 2023, ninety percent (90%) of Aggregate Cash-in-Store, (2) for any date of determination from January 1, 2024 until December 31, 2024, eighty-five percent (85%) of Aggregate Cash-in-Store, and (3) for any date of determination after December 31, 2024, eighty percent (80%) of Aggregate Cash-in-Store; plus

(D)(1) for any date of determination from the Closing Date until December 31, 2023, eighty-five percent (85%) of Aggregate Cash-in-Transit, (2) for any date of determination from January 1, 2024 until December 31, 2024, eighty percent (80%) of Aggregate Cash-in-Transit, and (3) for any date of determination after December 31, 2024, sixty percent (60%) of Aggregate Cash-in-Transit; plus

(E)(1) for any date of determination from the Closing Date until December 31, 2023, ninety percent (90%) of Aggregate Deposits-in-Transit, (2) for any date of determination from January 1, 2024 until December 31, 2024, eighty-five percent (85%) of Aggregate

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Deposits-in-Transit, and (3) for any date of determination after December 31, 2024, eighty percent (80%) of Aggregate Deposits-in-Transit; plus

(F)(1) for any date of determination from the Closing Date until December 31, 2023, eighty-five percent (85%) of Aggregate Cash on Deposit, and (2) for any date of determination after December 31, 2023, eighty percent (80%) of Aggregate Cash on Deposit; plus

(G)for any date of determination, sixty percent (60%) of Aggregate Approved Deposit Funding Account Cash, in each case with respect to the foregoing in this definition, if permitted by the Administrative Agent in its Permitted Discretion.

Borrower, Administrative Agent and the Lenders acknowledge and agree that (i) the advance rates set forth in this definition with respect to Eligible Cash and the Eligible Principal Balance are solely to establish the parameters for calculation of the Borrowing Base, and (ii) this definition does not constitute nor shall it be deemed to constitute an express or implied representation or determination by Lenders that the recovery on Eligible Cash and the Eligible Principal Balance in a forced liquidation scenario would be equal to the advance rates established herein.

“Borrowing Base Certificate” means a certificate, in substantially the form of Exhibit H attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

“Borrowing Base Shortfall” means the excess, if any of the aggregate outstanding principal balance of all Revolving Credit Loans (excluding any Class B PIK Interest added to the principal amount of the Class B Loans on any Remittance Date) over the Borrowing Base.

“BP Commercial Funding Trust VI” has the meaning ascribed thereto in the Recitals hereto. “BP Funding Trust V” has the meaning ascribed thereto in the Recitals hereto.

“BP Purchaser” means collectively, Advantage CCFI LLC and Invested Asset Portfolio, LLC.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

“Calculation Date” has the meaning ascribed thereto in Section 6.01(e).

“Capital Expenditures” means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person. For purposes of this definition: (a) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; and (b) an Acquisition complying with Section 7.02(e) shall not constitute a “Capital Expenditure.”

“Cash” means cash denominated in Dollars.

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“Cash Equivalents” means, as to any Person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than ninety days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (c) domestic certificates of deposit, time or demand deposits or bankers’ acceptances maturing within six months after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by: (i) any Lender; (ii) any commercial bank other than a Lender which is organized under the Laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; and (iii) any federally insured financial institution but only up to the Federal Deposit Insurance Corporation insured deposit limit; (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (a) and (b) of this definition entered into with any bank meeting the qualifications specified in clause (c) of this definition; (e) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than ninety days after the date of acquisition by such Person; and (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) of this definition.

“CCF Brand” means each of Community Choice Financial, Community Choice Family Insurance, Cash 1, First Virginia, Direct Financial Solutions, Check$mart, California Check Cashing Stores, Cash Central, Check Into Cash, Loan by Phone, U.S. Money Shops, Great American, Nation’s Quick Cash and Quic! Loans brands used after, and in connection with, a Permitted Acquisition on a temporary basis (provided that Borrower has provided Administrative Agent with prior written notice of such temporary usage) and each other brand, identified by Borrower from time to time, in writing, to Administrative Agent, under which Borrower and its Subsidiaries do business

“CCF Holdings” means CCF Holdings LLC.

“CCF Holdings Business Plan” has the meaning set forth in Section 6.01(c)(i).

“CCF Intermediate Holdings” means CCF Intermediate Holdings LLC.

“CCF Operating Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement, dated as of October 2, 2023, of CCF Holdings.

“CCF Party” means each of the Credit Parties and CCF Intermediate Holdings LLC.

“CCF Preferred Equity Documents” means, collectively, the CCF Subscription Agreement, the CCF Operating Agreement and the CCF Preferred Units.

“CCF Preferred Units” means the Class D Preferred Units issued pursuant to the CCF Operating Agreement.

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“CCF Subscription Agreement” means the Amended and Restated Securities Purchase Agreement, dated August 30, 2021, by and between CCF Holdings and BP Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“CCF Store” means a retail store operating under one of the CCF Brands through which the Borrower and its Subsidiaries originate Consumer Receivables, receive Collections on Consumer Receivables and conduct other consumer financial activities.

“Cease Funding Event” means, as of any date of determination, as determined by either Administrative Agent or the Class B Agent, each in its Permitted Discretion, any of the following events has occurred and has not been waived by Administrative Agent or the Class B Agent, as applicable, or cured by the applicable Credit Party to the satisfaction of Administrative Agent or the Class B Agent, as applicable:

(a)	a Default or an Event of Default;

(b)any event, condition, obligation, liability or circumstance (or set of events, conditions, obligations, liabilities or circumstances), or any change(s) including, without limitation, changes in the Laws of any Applicable State or any changes in any other applicable Laws, any Change in Law, the existence of any Regulatory Action (or any changes with respect thereto) or the existence of any Federal Regulatory Event (or changes with respect thereto) which, as determined by Administrative Agent, in its Permitted Discretion, (i) could reasonably be expected to have a material adverse effect upon or change in the legality, validity, binding effect or enforceability of the Consumer Receivables or any Revolving Credit Document; (ii) could reasonably be expected to have a material adverse effect on the value, marketability or collectability of the Collateral, including the Consumer Receivables, the Credit Parties’ interest therein or the duly perfected first-priority security interest of Administrative Agent therein (based on the deviation from the projections, estimates, concentrations and criteria provided to Administrative Agent as of the Closing Date (including, without limitation, delinquency and default projections)); (iii) could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities or financial condition of any Credit Party or a material impairment of the ability of any Credit Party to conduct its business as presently conducted, including, without limitation, any origination, servicing, and other obligations under any of the Revolving Credit Documents (or any repudiation or breach thereof); or (iv) could reasonably be expected to have a material adverse effect upon the legality, validity, binding effect of or enforceability of the Term Loan Documents or the CCF Preferred Equity Documents or on the ability of any Term Loan Party or CCF Holdings to perform its obligations under the Term Loan Documents or the CCF Preferred Equity Documents, as applicable (or any repudiation or breach thereof);

(c)any material deviation from the Underwriting Guidelines by any Credit Party in the origination of the Consumer Receivables;

(d)any material and adverse deviation from projected Collections on the Consumer Receivables (including, without limitation, delinquency and default projections) provided by the Credit Parties to Administrative Agent and Class B Agent;

(e)any material deviation from the projections, estimates, concentrations and criteria provided by the Credit Parties to Administrative Agent and Class B Agent as of the Closing Date;

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(f)Borrower or any Subsidiary replaces any Key Employee without the approval of Administrative Agent and Class B Agent, each in its Permitted Discretion; or

(g)any of the Backup Servicing Agent or the Custodian, if any, has resigned and has not been replaced by a successor reasonably acceptable to Administrative Agent and the Class B Agent.

“Cease Funding Event (Defaulting Lender)” means, as of any date of determination, as determined by the Administrative Agent, in its Permitted Discretion, that the following event has occurred and has not been waived by Administrative Agent or cured to the satisfaction of Administrative Agent: the Class B Agent is a Defaulting Lender.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) the failure of CCF Holdings to own, directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of Borrower, other than up to 20% of such voting power and economic interests that may be owned, indirectly, by the Class B Members (as defined in the Amended and Restated Limited Liability Company Agreement of CCF MIP Holdings LLC, dated as of May 21, 2021), (b) the failure of Borrower to own directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, and (c) the failure of 80.0%, on a fully diluted basis, of voting interest in the Equity Interests in CCF Holdings to be beneficially owned and controlled, collectively, by the holders of such Equity Interests in CCF Holdings as of the Sixth Amendment Effective Date (after giving effect to the transactions contemplated by the CCF Preferred Equity Documents and the Sparrow Transaction), without the prior written consent of Administrative Agent and Class B Agent.

“Charge-Off” means a Consumer Receivable that is deemed by a Credit Party uncollectable for any reason, including a Consumer Receivable that (a) may not be collected because it does not comply with applicable Law, (b) subjects Borrower to any fines or damages for failure to comply with applicable Law or (c) is subject to setoff or counterclaim.

“CIC Existing Account” means each account of a Legacy CIC Subsidiary set forth on Schedule 1.03A hereto.

“Claims” means, collectively, any claim or cause of action based upon or arising out of this Agreement, the other Revolving Credit Documents or any of the transactions contemplated hereby or thereby, including contract claims, tort claims, breach of duty claims, and all other common Law or statutory claims.

“Class A Funding Amount” has the meaning ascribed thereto in Section 2.01(c).

“Class A Lender” has the meaning ascribed thereto in Section 10.22(d).

“Class A Loan” means a Revolving Credit Loan designated as a “Class A Loan” in accordance

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with Section 2.01(c).

“Class A Rate” means the Benchmark (initially Term SOFR), plus the Applicable Margin; provided, however, in no event shall the Benchmark be less than the Applicable Floor.

“Class A Required Lenders” means Class A Lenders holding in excess of 66.67% of the Outstanding Legal Balance of the Class A Loans; provided that, the Outstanding Legal Balance held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Class A Required Lenders; provided that, if there are less than three (3) Class A Lenders, Class A Required Lenders shall mean all Class A Lenders.

“Class A Revolving Credit Commitment Amount” means, as of any date, the aggregate Revolving Credit Commitment held by Class A Lenders.

“Class A Senior Debt” has the meaning ascribed thereto in Section 2.09(c)(iv).

“Class B Agent” means, initially, BP Funding Trust V in its capacity as agent for the Class B Lenders.

“Class B Lender” has the meaning ascribed thereto in Section 10.22(d).

“Class B Loan” means a Revolving Credit Loan designated as a “Class B Loan” in accordance with Section 2.01(c).

“Class B PIK Interest” means the payment-in-kind of interest in respect of the Class B Loans accruing in the aggregate amount of $5,000,000 by increasing the outstanding principal amount of the Class B Loans in accordance with Section 2.08(a).

“Class B Subordinated Debt” has the meaning ascribed thereto in Section 2.09(c)(iv).

“Closing Date” means December 29, 2023, subject to satisfaction (or waiver in accordance with Section 10.01) of all of the conditions precedent in Section 4.01.

“Closing Date Assignment and Assumption” has the meaning ascribed thereto in the Recitals hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property including, without limitation, related books and records and proceeds thereof now owned or hereafter acquired by Borrower or any Subsidiary thereof in or upon which a Lien now or hereafter exists in favor of Administrative Agent, for the benefit of itself and each Lender, whether under this Agreement or under any other Revolving Credit Document.

“Collateral Documents” means, collectively, the Pledge Agreement, Security Agreement and all other security agreements, mortgages, deeds of trust, patent, trademark and copyright assignments, lease assignments and other similar documents between Borrower or any Subsidiary thereof and Administrative Agent, for the benefit of itself and each Lender, now or hereafter delivered to Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or

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other comparable Law) against Borrower or any Subsidiary thereof as debtor in favor of Administrative Agent, for the benefit of itself and each Lender, as secured party.

“Collateral Report” has the meaning ascribed thereto in Section 6.01(f).

“Collection Period” means, with respect to any Remittance Date, the seven (7) day period ending on the Saturday that precedes such Remittance Date.

“Collections” means, in respect of any and all Collateral (including, without limitation, all Consumer Receivables), all payments and proceeds (including, without limitation, liquidation proceeds, sales proceeds or other proceeds), whether by cash, check, remote check, wire transfer, credit card, ACH, or other manner of payment, including all payments and proceeds of fees, interest, principal, prepayments (both voluntary and mandatory), late fees, insufficient funds charges or other amounts of any and every description payable pursuant to such Collateral, or any other related documents or instruments, received in connection with such Collateral, or any other Collateral related to the replacement or renewal thereof.

“Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B. “Concentration Account” means each Deposit Account of the Credit Parties that is expressly identified as a “Concentration Account” on the Flow of Funds, and, in each case, which shall be maintained with the applicable Concentration Account Bank and be subject to an Account Control Agreement at all times.

“Concentration Account Bank” means, as applicable, each of Wells Fargo Bank, National Association, Republic Bank of Chicago, Evolve Bank & Trust, or such other domestic bank as approved by Administrative Agent from time to time in writing in advance in its Permitted Discretion.

“Concentration Account Bank (Master)” means Wells Fargo or such other domestic bank as approved by Administrative Agent from time to time in writing in advance in its Permitted Discretion.

“Concentration Account Funds (Master)” means, on any day of determination, the amount of funds on deposit in the Concentration Account (Master).

“Concentration Account (Master)” means a Concentration Account designated on the Flow of Funds from which the payments described in Section 2.09(b) will be made.

“Consolidated Adjusted EBITDA (Borrower)” means, as of any date of determination, for any period, the sum of the following determined on a consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with GAAP:

(a)Consolidated EBITDA (Borrower), plus

(b)to the extent deducted in determining Consolidated Net Income (Borrower), employee severance and termination costs resulting from the Sparrow Acquisition for the period

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from and including the Sparrow Closing Date to and including the date that is the eighteen (18th) month anniversary of the Sparrow Closing Date (subject to a maximum of no greater than $4,500,000 for any two consecutive Fiscal Periods), plus

(c)pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (including expected revenue enhancements) related to the Sparrow Acquisition and the other transactions contemplated by this Agreement (subject to a maximum of no greater than $5,000,000 per Fiscal Period) that are reasonably identifiable and projected by Borrower and in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be take (in the good faith determination of CCF Holdings) for the period from and including the Sparrow Closing Date to and including the date that is the eighteen (18th) month anniversary of the Sparrow Closing Date.

“Consolidated Adjusted EBITDA (CCF Holdings)” means, as of any date of determination, for any period, the sum of the following determined on a consolidated basis, without duplication, for CCF Holdings and its Subsidiaries in accordance with GAAP:

(a)Consolidated EBITDA (CCF Holdings), plus

(b)to the extent deducted in determining Consolidated Net Income (CCF Holdings), all expenses and payments payable by Sparrow Purchaser to Sparrow Seller under the Sparrow Transition Services Agreement during such period, plus

(c)pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (including expected revenue enhancements) related to the Sparrow Acquisition and the other transactions contemplated by this Agreement (subject to a maximum of no greater than $5,000,000 per Fiscal Quarter) that are reasonably identifiable and projected by CCF Holdings and in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be take (in the good faith determination of CCF Holdings) for the period from and including the Sparrow Closing Date to and including the date that is the eighteenth (18th) month anniversary of the Sparrow Closing Date, plus

(e)pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (including expected revenue enhancements) related to the Sparrow Acquisition and the other transactions contemplated by this Agreement (subject to a maximum of no greater than $5,000,000 per Fiscal Quarter that are reasonably identifiable and projected by CCF Holdings and in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be take (in the good faith determination of CCF Holdings) for the period from and including the TMX Closing Date to and including the date that is the eighteenth (18th) month anniversary of the TMX Closing Date.

For purposes of calculating Consolidated Adjusted EBITDA (CCF Holdings) for any Fiscal Period ending on or prior to June 30, 2024, the TMX Acquisition shall be deemed to have been consummated be as of the first day of the first Fiscal Period included in any measurement or calculation of Consolidated Adjusted EBITDA (CCF Holdings).

“Consolidated EBITDA” means, as of any date of determination, for any period and with respect to any Person, the sum of the following determined on a consolidated basis, without duplication, for such Person and its Subsidiaries in accordance with GAAP:

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(a)	Consolidated Net Income for such period, plus

(b)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise Taxes; (ii) Consolidated Interest Expense; (iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future); and (iv) extraordinary losses (excluding extraordinary losses from the sale or liquidation of discontinued operations, but including lease termination costs, asset write-downs and other store closure expenses resulting from the integration of operations of the CIC Subsidiaries and the Sparrow Transferred Entities, as applicable), less

(c)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) interest income (other than interest income arising from consumer loans or otherwise in the ordinary course of business); (ii) any extraordinary gains; and (iii) non-cash gains or non-cash items increasing Consolidated Net Income.

“Consolidated EBITDA (Borrower)” means, as of any date of determination, the Consolidated EBITDA for Borrower and its consolidated Subsidiaries.

“Consolidated EBITDA (CCF Holdings)” means, as of any date of determination, for any period and with respect to any Person, the sum of the following determined on a consolidated basis (and on a pro forma basis giving effect to the TMX Acquisition as of the beginning of the period being measured), without duplication, for such Person and its Subsidiaries in accordance with GAAP:

(a)Consolidated Net Income (CCF Holdings) for such period, plus

(b)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (CCF Holdings) for such period: (i) income and franchise Taxes; (ii) Consolidated Interest Expense; (iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future); and (iv) extraordinary losses (excluding extraordinary losses from the sale or liquidation of discontinued operations, but including lease termination costs, asset write-downs and other store closure expenses resulting from the integration of operations of the CIC Subsidiaries, the Sparrow Transferred Entities and/or the TMX Legacy Subsidiaries), less

(c)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (CCF Holdings) for such period: (i) interest income (other than interest income arising from consumer loans or otherwise in the ordinary course of business); (ii) any extraordinary gains; and (iii) non-cash gains or non-cash items increasing Consolidated Net Income (CCF Holdings).

“Consolidated Interest Expense” means, for any period with respect to any Person, the total cash interest expense in accordance with GAAP (including, without limitation to the extent in accordance with GAAP, interest expense attributable to capital lease obligations and all net payment obligations pursuant to Swap Contracts) of such Person and its Subsidiaries for such period, calculated on a consolidated basis for such period in accordance with GAAP.

“Consolidated Net Income” means, as applicable, Consolidated Net Income (Borrower) or

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Consolidated Net Income (CCF Holdings).

“Consolidated Net Income (Borrower)” means, for any period and Borrower, the sum of net income (or loss) after taxes for such period of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) any income of any Person if such Person is not a Subsidiary of Borrower, as applicable, except that Borrower’s direct or indirect equity in the net income of any Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Borrower or a Subsidiary of Borrower, as applicable, as a dividend or other distribution; (b) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary of such Person; (c) amortization, depreciation or any other non-cash charge or loss, including those resulting from any amortization, write-up, write-down or write-off of goodwill, (d) any non-cash income (loss) attributable to deferred compensation plans or trusts, (e) any gains or non-cash losses from the sale or liquidation of discontinued operations and (f) any extraordinary, unusual or non-recurring loss, cost or expense approved to be excluded by both Administrative Agent and Class B Agent, each in its Permitted Discretion.

“Consolidated Net Income (CCF Holdings)” means, for any period and CCF Holdings, the sum of net income (or loss) after taxes for such period of CCF Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) any income of any Person if such Person is not a Subsidiary of CCF Holdings, except that CCF Holdings’ direct or indirect equity in the net income of any Person for such period shall be included in such Consolidated Net Income (CCF Holdings) up to the aggregate amount of cash actually distributed by such Person during such period to CCF Holdings or a Subsidiary of CCF Holdings, as applicable as a dividend or other distribution; (b) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary of such Person; (c) amortization, depreciation or any other non-cash charge or loss, including those resulting from any amortization, write-up, write-down or write-off of goodwill, (d) any non-cash income (loss) attributable to deferred compensation plans or trusts, (e) any gains or non-cash losses from the sale or liquidation of discontinued operations and (f) any extraordinary, unusual or non-recurring loss, cost or expense approved to be excluded by both Administrative Agent and Class B Agent, each in its Permitted Discretion.

“Consumer Receivable” and “Consumer Receivables” means (i) a consumer loan originated by Borrower or any of its Subsidiaries (or, in the case of a Permitted Acquisition, purchased by a Credit Party), (ii) where applicable, a consumer loan arranged by a credit access business or credit services organization and serviced by a Credit Party pursuant to (1) Texas state Law or (2) other applicable Law, in each case, to the extent approved by the Administrative Agent, or (iii) a participation interest of Borrower or any of its Subsidiaries in a consumer loan or loans, in the form of an installment loan or other consumer financial product, in each case, approved by the Administrative Agent and Class B Agent.

“Consumer Receivable Documents” means all promissory notes, loan agreements, documents, instruments, servicing records, and other agreements entered into, evidencing or executed in connection with the application for or disclosure with respect to a Consumer Receivable extended (or in the case of a Permitted Acquisition, purchased) by a Credit Party or otherwise related to any Collateral.

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“Consumer Receivable Obligor” means any individual who is a maker, co-maker, guarantor, or other obligor with respect to a Consumer Receivable. In respect of each Consumer Receivable, if there is more than one Consumer Receivable Obligor (husband and wife, for example), references herein to Consumer Receivable Obligor shall mean any or all of such Consumer Receivable Obligors, as the context may require.

“Contractual Obligation” means, as to any Person, any document or other agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“CreditCorp” has the meaning ascribed thereto in the Recitals hereto.

“Credit Parties” means, collectively, Borrower and all Subsidiary Guarantors.

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including without limitation, solicitation and disclosure requirements; the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Electronic Funds Transfer Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Act of 1999, Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, anti-discrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“Data Field Certificate” means a certificate, in substantially the form of Exhibit I attached hereto and made a part hereof.

“Daily Lender Allocation Amount” means, with respect to any Business Day, the sum of each of the amounts set forth in clauses (i) through (viii) of Section 2.09(b) accrued since the prior Business Day; provided, that the “Daily Lender Allocation Amount” of any amounts calculated on the basis of a non-daily period shall be deemed to be the product of (x) such amount multiplied by (y) a fraction, the numerator of which is the number of days elapsed since the prior Business Day and the denominator of which is the number of days in such period.

“Debt” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) the Swap Termination Value under all Swap Contracts to which such Person is a party; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course

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of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the amount of Attributable Debt in respect of all capital lease obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make a payment in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Debt of any Person shall (1) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person, and (2) exclude any credit support provided and contingent obligations or other liabilities incurred in connection with an Approved CSO Agreement.

“Default” means any Event of Default or any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means, with respect to Revolving Credit Loans and all other Obligations, a per annum rate equal to nineteen percent (19%).

“Defaulted Receivable” means a Consumer Receivable that was included in the Borrowing Base for an advance of a Revolving Credit Loan (a) as to which, in the case of a Single Pay Receivable, ten percent (10%) or more of any scheduled payment is unpaid for more than thirty (30) days from its original due date, (b) as to which, in the case of any Consumer Receivable other than a Single Pay Receivable, ten percent (10%) or more of any scheduled payment is unpaid for more than sixty (60) days from its original due date or (c) as to which the related Consumer Receivable Obligor is the subject of any bankruptcy, insolvency, or similar proceeding or (d) the related Credit Party has determined in good faith that it has received all amounts it expects to recover and such Consumer Receivable is the subject of a Charge Off; provided that in the case of (i) any Single Pay Receivable that is subject to an accepted extended payment plan that was required to be offered by applicable Law, such Single Pay Receivable shall be deemed not to be a “Defaulted Receivable” for all purposes hereunder if the applicable Consumer Receivable Obligor with respect to such Single Pay Receivable is in compliance with the terms of such accepted extended payment plan and (ii) any Consumer Receivable where an accommodation has been reached with the applicable Consumer Receivable Obligor pursuant to the Servicing Policy, and such Consumer Receivable Obligor has not defaulted under such accommodation, such Consumer Receivable shall be deemed not to be a “Defaulted Receivable” for all purposes hereunder.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Revolving Credit Loans within two (2) Business Days of the date such Revolving Credit Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Credit Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be

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specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

“Deposit Account” means, both individually and collectively, any and all bank or other deposit accounts of the Credit Parties, a true, correct and complete list as of the date hereof of which is set forth on Schedule 1.03 hereto, as the same is amended or modified from time to time with the prior written consent of the Administrative Agent in its Permitted Discretion.

“Discharge of Secured Obligations” means (a) the indefeasible payment and performance in full of the Outstanding Legal Balance of all Revolving Credit Loans and all other Obligations, (b) the Commitments have been terminated or expired and (c) there exists no Specified Claims; provided, however, that, if a Specified Claim exists and a Transaction Termination Collateral Package Event has occurred in respect of such Specified Claim in accordance with Section 10.05(b), then such Specified Claim shall not preclude the Discharge of Secured Obligations from occurring.

“Disqualified Equity Interest” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions in cash, on or prior to the date that is one year after the Maturity Date. The term “Disqualified Equity Interest” shall also include any options, warrants or other rights that are convertible into Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Maturity Date.

“Disposition” means the sale, assignment transfer, conveyance, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Dispose” has a meaning correlative thereto.

“Dollar” and “$” mean lawful money of the United States.

“Draw Period” means the period commencing on the Closing Date and ending on the Draw

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Period Termination Date.

“Draw Period Termination Date” means the earlier of (a) the date on which a Cease Funding Event, which is not waived in accordance with the terms hereof, occurs, and (b) August 30, 2026; provided, that Borrower may seek to extend the Draw Period by an additional one (1) year in accordance with Section 2.01(b).

“Electronic Platform” means an electronic system for the delivery of information (including documents), such as SyndTrak, DebtX or Dropbox or secure FTP site that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

“Eligible Account” means a Deposit Account of a Credit Party that is (a) subject to a duly perfected first-priority security interest and Lien in Administrative Agent’s favor, for the benefit of Administrative Agent and the Lenders, pursuant to Account Control Agreements, and (b) not subject to any Lien other than (x) the Lien of the Administrative Agent, (y) the subordinated Lien of the Term Loan Administrative Agent under the Term Loan Documents and (z) Permitted Liens.

“Eligible Assignee” means any of the following: (a) a Lender; (b) an Affiliate of a Lender; or (c) any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business to the extent such Person is administered or managed by: (i) a Lender; or (ii) an Affiliate of a Lender.

“Eligible Cash” means Cash and Cash Equivalents owned by the Credit Parties which are then on deposit in an Eligible Account.

“Eligible Consumer Receivables” means Consumer Receivables that, as of any date of determination, are acceptable to both Administrative Agent and Class B Agent, each in its Permitted Discretion; provided, however, that each such Person’s determination, in its Permitted Discretion, as to whether any Consumer Receivables constitute “Eligible Consumer Receivables” that may be included in the calculation of the Borrowing Base shall include consideration of, but not be limited to, all of the eligibility criteria set forth on Exhibit 2.

“Eligible Principal Balance” means, as of any date of determination, the principal amount (or (i) in the case of a Single Pay Receivable, the original principal amount disbursed to the related Consumer Receivable Obligor or (ii) in the case of a Consumer Receivable acquired by way of participation interest of the Borrower or any of its Subsidiaries, the principal amount of such Consumer Receivable multiplied by the applicable participation percentage owned by the Borrower or any of its Subsidiaries) of all Eligible Consumer Receivables (or interests therein in the case of a participation) that are subject to a duly perfected first-priority security interest and Lien in Administrative Agent’s favor, for the benefit of Administrative Agent and the Lenders, less the aggregate (without duplication) of all of the following with respect to such Consumer Receivables:

(a)all payments of principal actually received as Collections during the applicable Collection Period with respect to such Consumer Receivables;

(b)all full or partial voluntary prepayments received as Collections during the applicable Collection Period with respect to such Consumer Receivables;

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(c)the greater of the Charge-Offs made or required to be made by Borrower in the preceding Collection Period for such Consumer Receivables; and

(d)the Excess Concentration Amount.

“Enforcement Action” means any action to enforce any Obligations or Revolving Credit Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, or otherwise).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging Environmental Liabilities.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon: (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by Borrower or an ERISA Affiliate of any liability with respect to a withdrawal

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by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by Borrower or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal (as described in Sections 4203 and 4205 of ERISA respectively) by Borrower or any ERISA Affiliate from a Multiemployer Plan or the receipt by Borrower or an ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (g) the determination that a Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in critical or endangered status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (h) any Foreign Benefit Event.

“Event of Default” has the meaning ascribed thereto in Section 8.01.

“Excess Concentration Amount” means, as of any date of determination, for all Consumer Receivables that are subject to a duly perfected first-priority security interest and Lien in Administrative Agent’s favor, for the benefit of Administrative Agent and the Lenders, the portion of the otherwise Eligible Principal Balance that exceeds the Agreed Concentration Targets.

“Existing CCF Revolving Credit Agreement” has the meaning ascribed thereto in the Recitals hereto.

“Existing CIC Credit Agreement” has the meaning ascribed thereto in the Recitals hereto.

“Existing CIC Loan Documents” has the meaning ascribed thereto in the Recitals hereto.

“Existing Revolving Credit Agreement” has the meaning ascribed thereto in the Recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Account” means any Deposit Account denoted as an “Excluded Account” in the table on Schedule 1.03 (as the same may be updated from time to time with the consent of Administrative Agent in its Permitted Discretion) (a) solely used to cover wages and payroll for employees of a Credit Party (and related contributions to be made on behalf of such employees to employee health and benefit plans) plus balances for outstanding checks for wages and payroll from prior periods; (b) constituting employee withholding accounts and containing only funds deducted from pay otherwise due to employees for services rendered to be applied toward the Tax obligations of such employees; (c) constituting escrow accounts or trust or fiduciary accounts held in trust or otherwise into which there are no funds on deposit other than deposits held in trust for the benefit of a third party; (d) arising in connection with any Approved CSO or Approved CSO Agreement or other similar lending relationship; or (e) constituting unrestricted cash required by a Governmental Authority.

“Excluded Subsidiary” means dormant or immaterial Subsidiaries, set forth on Schedule 7.04(b)(iv) which the Credit Parties shall dissolve or wind-up within one hundred and twenty (120) days

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of the Closing Date or such longer period of time as permitted by the Administrative Agent in its Permitted Discretion.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) net income, branch profits, or franchise Taxes imposed on or measured by its overall net income (however denominated), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) except in the case of an assignee pursuant to a request by Borrower under Section 3.07, any U.S. federal withholding Taxes that is imposed on amounts payable to such recipient at the time such recipient becomes a party hereto (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a), (c) any withholding Taxes attributable to such recipient’s failure to comply with documentation requirements under Section 3.01(e), and (d) any withholding Taxes imposed under FATCA.

“Existing Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(j). “Existing Product” means any consumer loan or other consumer loan related financial asset reflected on the balance sheet of the Borrower and its Subsidiaries as of the Closing Date and described in the Program Summary.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of 1.00%) quoted to Administrative Agent for such day for such transactions from three federal funds brokers of recognized standing selected by Administrative Agent.

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“Federal Regulatory Event’’ means the enactment, adoption or issuance of any Law, rule or regulation by the United States federal government, the effect of which is to regulate the origination, purchase or collection of or limit the enforceability of Consumer Receivables in a manner that would, in Administrative Agent’s Permitted Discretion, materially and adversely affect Borrower’s ability to timely repay any Revolving Credit Loan or Term Borrower's ability to timely repay the Term Loan.

“Financing Statement” has the meaning ascribed thereto in Section 5.18(a).

“First Payment Default” means, with respect to any Multi-Pay Receivable that was included in the Borrowing Base at the time of its origination, that the first scheduled payment consisting of both principal and interest, due on such Multi-Pay Receivable was greater than thirty (30) days past due.

“First Payment Default Percentage” means, for any Monthly Vintage, an amount, expressed as a percentage, of the Monthly Vintage Defaulted Principal Amount divided by the Monthly Vintage Original Principal Amount.

“First Payment Default Permissible Percentage” means, with respect to any Multi-Pay Receivable, 10%.

“Fiscal Period” means, as of any date of determination with respect to Borrower or any Subsidiary thereof, as the context may require, (i) each Fiscal Quarter occurring during each of Borrower’s fiscal years or (ii) for the twelve-month period ending on the last day of any Fiscal Quarter.

“Fiscal Quarter” means, as of any date of determination with respect to Borrower or any Subsidiary thereof, a Fiscal Quarter of any Fiscal Year.

“Flow of Funds” means the agreed flow of funds regarding all Collections, the Concentration Accounts, Funding Account and any other Deposit Accounts attached hereto as Schedule 1.05, as the same may be amended, restated or replaced from time to time with the prior written consent of Administrative Agent in its Permitted Discretion.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $1,000,000.00 (or the Dollar equivalent thereof in another currency) by Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and could reasonably be expected to result in the incurrence of any liability by Borrower or any of its Subsidiaries, or the imposition on Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law, in each case in excess of

$1,000,000.00 (or the Dollar equivalent thereof in another currency).

“Foreign Lender” means a Lender that is not a “United States person” under Section

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7701(a)(30) of the Code.

“Foreign Pension Plan” means any benefit plan which under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Date” means each Remittance Date during the Draw Period on which the Lenders make Revolving Credit Loans to Borrower.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency, regulatory body, authority or instrumentality or political subdivision thereof, including without limitation, any attorney general or agency related thereto, the Consumer Financial Protection Bureau, or any entity or officer exercising executive, legislative or judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Gross Finance Receivables” means all Consumer Receivables originated or acquired by Borrower and its Subsidiaries.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning ascribed thereto in Section 10.14(a).

“Guarantors” means, collectively: (a) each Subsidiary Guarantor (including each Subsidiary of

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Borrower who executes a Joinder Agreement following the date hereof); and (b) each other Person who, following the date hereof, is required pursuant to the terms hereof to be a guarantor of the Obligations.

“Guaranty” means any guaranty, in form and substance acceptable to Administrative Agent, made by a Guarantor in favor of Administrative Agent and each Lender and includes the guaranty set forth in Section 10.14.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Revolving Credit Documents, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” means, collectively, Administrative Agent (and any sub-agent thereof), each Lender, the Backup Servicing Agent and each Related Party of any of the foregoing Persons.

“Ineligible Receivable” means any Consumer Receivable that is not an Eligible Consumer Receivable.

“Installment Loan” means an unsecured Consumer Receivable with a set dollar amount that is repaid through a set number of scheduled payments and which satisfies the applicable criteria set forth in the Program Summary for an “Installment Loan”.

“Installment Title Loan” means a secured Consumer Receivable with a set dollar amount that is repaid through a set number of scheduled payments and which satisfies the applicable criteria set forth in the Program Summary for a “Title Installment Loan”.

“Interest Coverage Ratio (CCF Holdings)” means, for any Fiscal Quarter, the ratio of (a) Consolidated Adjusted EBITDA (CCF Holdings) for the twelve (12) month period ending on the last day of such Fiscal Quarter to (b) Consolidated Interest Expense of CCF Holdings for the twelve-month period ending on the last day of such Fiscal Quarter.

“Interest Period” shall mean (a) the period commencing on the Closing Date and ending on, but excluding, the first (1st) day of the succeeding calendar month, and (b) thereafter, the period commencing on the last day of the preceding Interest Period and ending on, but excluding, the first (1st) day of the succeeding calendar month; provided that, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the succeeding Business Day.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of: (a) the purchase or other acquisition of Equity Interests or other securities of another Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor Guarantees the Debt of such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any

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Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement entered into by a Subsidiary of Borrower following the date hereof to join in the Guaranty set forth in Section 10.14, in substantially the form of Exhibit C or any other form approved by Administrative Agent.

“Key Employee” means each of Kyle Hanson and Julie Torkelson, or any replacement thereof approved by Administrative Agent and Class B Agent, each in its Permitted Discretion.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and other legal requirements of any and every conceivable type applicable to the Revolving Credit Loans, the Revolving Credit Documents, Borrower, any Processor or the Collateral or any portion thereof, including, but not limited to, Credit Protection Laws, credit disclosure laws and regulations, the Fair Labor Standards Act, and all applicable state and federal usury laws.

“Legacy CCF Subsidiaries” has the meaning ascribed thereto in the Recitals hereto.

“Legacy CIC Subsidiaries” has the meaning ascribed thereto in the Recitals hereto.

“Lender” means a Revolving Credit Lender.

“Lender Distribution Clauses” has the meaning ascribed thereto in Section 2.09(c)(i).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Detail Form, or such other office or offices as a Lender may from time to time notify Borrower, Administrative Agent and Lenders.

“Leverage Ratio (CCF Holdings)” means, for any Fiscal Quarter, the ratio of (a) the sum of (i) the aggregate outstanding amount of Debt of CCF Holdings and its Subsidiaries under the Sparrow Loan Documents, the Term Loan Documents, the Revolving Credit Documents and the TMX Financing Documents less (ii) all Liquidity (CCF Holdings), in each case as of the last day of such Fiscal Quarter, to (b) Consolidated Adjusted EBITDA (CCF Holdings) for the twelve (12) month period ending on the last day of such Fiscal Quarter.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property).

“Line of Credit” means an unsecured or secured Consumer Receivable in the form of a line of

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credit that permits the Consumer Receivable Obligor to borrow and repay as needed and which satisfies the applicable criteria set forth in the Program Summary for a “Line of Credit”.

“Liquidity (Borrower)” means, as of any date of determination, the sum of (a) all unrestricted and unencumbered (other than Permitted Cash Liens (Borrower)) Cash and Cash Equivalents of Borrower and its Subsidiaries as of such date (including all Cash and Cash Equivalents in any deposit accounts and securities accounts of Borrower and its Subsidiaries (including the Deposit Accounts maintained in compliance with the terms of Section 6.13) plus (b) the amount available and undrawn under any committed revolving indebtedness of Borrower and its Subsidiaries based on the aggregate of the most recent borrowing base reports prior to the end of the calendar month as long as such amount remains undrawn through the end of such calendar month.

“Liquidity (CCF Holdings)” means, as of any date of determination, the sum of (a) all unrestricted and unencumbered (other than Permitted Cash Liens (CCF Holdings)) Cash and Cash Equivalents of CCF Holdings and its Subsidiaries as of such date (including all Cash and Cash Equivalents in any deposit accounts and securities accounts of CCF Holdings and its Subsidiaries (including the Deposit Accounts maintained in compliance with the terms of Section 6.13) plus (b) the amount available and undrawn under any committed revolving indebtedness of CCF Holdings and its Subsidiaries based on the aggregate of the most recent borrowing base reports prior to the end of the calendar month as long as such amount remains undrawn through the end of such calendar month.

“Material Adverse Effect” means, as of any date of determination, as determined by Administrative Agent or Class B Agent in its Permitted Discretion, the occurrence of: any event, condition, obligation, liability or circumstance (or set of events, conditions, obligations, liabilities or circumstances), or any change(s) including, without limitation, a Portfolio Trigger Event, changes in the Laws of any Applicable State or any changes in any other applicable Laws, the existence of any Regulatory Action (or any changes with respect thereto) or the existence of any Federal Regulatory Event (or changes with respect thereto) which, as determined by Administrative Agent or Class B Agent, in its Permitted Discretion, (i) has a material adverse effect upon or change in the legality, validity, binding effect or enforceability of a material portion of the Consumer Receivables, any Revolving Credit Document, any Term Loan Document or any CCF Preferred Equity Document; (ii) has a material adverse effect on the value, marketability or collectability of a material portion of the Collateral, including the Consumer Receivables, the Credit Parties’ interest therein or the duly perfected first-priority security interest of Administrative Agent therein (based on the deviation from the projections, estimates, concentrations and criteria provided to Administrative Agent and Class B Agent as of the Closing Date (including, without limitation, delinquency and default projections)); or (iii) has a material adverse effect on the business, operations, properties, assets, liabilities or financial condition of any Credit Party or a material impairment of the ability of any Credit Party to conduct its business as presently conducted in compliance with the Laws of any Applicable State or any other applicable Laws, including, without limitation, any origination, servicing, and other obligations under any of the Revolving Credit Documents (or any repudiation or breach thereof).

“Maturity Date” means the earlier of: (a) with respect to the Class A Loans and the Class B Loans the date that is the last day of the Amortization Period, and (b) the date of the acceleration of the Outstanding Legal Balance and all other Obligations pursuant to Section 8.02(b) following the occurrence of an Event of Default.

“Maximum Commitment Amount” means $180,000,000.00.

“Maximum Rate” means, at any time, the maximum rate of interest permitted by applicable

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Law.

“Mistaken Payment” has the meaning ascribed thereto in Section 2.09(c)(v).

“Monetizing Event” means (a) any bona-fide initial public offering by CCF Holdings or any of its Subsidiaries or (b) “Change of Control Transaction” (as defined in the CCF Operating Agreement) consented to by the holders of the CCF Preferred Units.

“Monthly Vintage” means, for any calendar month, each of the Consumer Receivables originated during such month that were included in the Borrowing Base at any time.

“Monthly Vintage Original Principal Amount” means, for any calendar month, the aggregate of the original principal loan amounts of the Consumer Receivables constituting a Monthly Vintage.

“Monthly Vintage Defaulted Principal Amount” means, for any Monthly Vintage, the aggregate outstanding and unpaid principal balance of the Consumer Receivables in such Monthly Vintage that experience First Payment Defaults.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multi-Pay Receivable” means any Consumer Receivable that is not a Single Pay Receivable.

“Net Collections” means, with respect to any Business Day, all Collections received by Borrower and its Subsidiaries since the prior Business Day, minus (i) those Collections which were remitted to customers in the ordinary course of business and (ii) those Collections that were used for petty cash purposes at a CCF Store, which in no event shall exceed $250 per CCF Store on such Business Day and (i) those Collections included in the Aggregate Cash-in-Store on such Business Day.

“New Product” means any consumer loan or other consumer loan related financial asset reflected on the balance sheet, which (a) is not an Existing Product and (b) a Credit Party proposes to begin offering to its customers, or investing in, such that it will be reflected on its balance sheet following the Closing Date in accordance with criteria set forth in an updated Program Summary, which updated Program Summary shall be delivered to Administrative Agent in accordance with Section 6.03(a).

“Non-Approved Product” means (a) any Existing Product with respect to which a Credit Party has amended the applicable criteria set forth in the Program Summary but has not obtained the Administrative Agent’s approval of such amendment and (b) any New Product which has not been approved by Administrative Agent and Class B Agent.

“Note” or “Notes” means, individually or collectively as the context may require, a promissory note executed by the Borrower in favor of the Class A Lender or the Class B Lender, as applicable, in the form of Exhibit E-1 (in the case of the Class A Lender) or Exhibit E-2 (in the case of the Class B Lender), in each case, to the extent requested by the applicable Lender pursuant to Section 2.11 and as the same may be amended, divided, split, supplemented and/or restated from time to time.

“Notice of Borrowing” means a written notice, pursuant to Section 2.02(a), of a borrowing of Revolving Credit Loans in the form of Exhibit D.

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“Obligations” means all advances, debts, liabilities, obligations, covenants and duties of each CCF Party to Administrative Agent or any Lender under or in respect of any Revolving Credit Document, whether with respect to any Revolving Credit Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any CCF Party or any Affiliate thereof of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, Obligations shall not include any Excluded Swap Obligation.

“Organizational Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Original CCF Revolving Credit Agreement” has the meaning ascribed thereto in the Recitals hereto.

“Original CIC Credit Agreement” has the meaning ascribed thereto in the Recitals hereto. “Other Taxes” means all present or future stamp, intangible or documentary Taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Revolving Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Revolving Credit Document.

“Outstanding Legal Balance” means, with respect to any or all Revolving Credit Loans, as the context may require and as determined weekly as of the close of the previous week, the sum of (a) the aggregate outstanding principal amount of such Revolving Credit Loans plus all accrued and unpaid interest thereon, compounded on a weekly basis as of the last day immediately preceding Remittance Date, plus (b) all accrued and due fees owed to any third parties in connection with any Account Control Agreements, Processor Direction Letters or any other arrangements with third parties entered into pursuant to or in connection with the Revolving Credit Documents, plus (c) all other unpaid and due Obligations of the Credit Parties allocable to such Revolving Credit Loans as determined by Administrative Agent in its Permitted Discretion.

“Parent Entity” means any Person that is a direct or indirect parent of Borrower.

“Participant” any Person who by separate written agreement with a Lender is expressly provided with all of the rights of a “Participant” as provided herein (and shall not include the holder of a silent sub-participation).

“Past Due” means, as of any date of determination, a Consumer Receivable as to which the most recent scheduled payment was not fully and timely satisfied on the date such payment was due; provided that in the case of (i) any Single Pay Receivable that is subject to an accepted extended payment plan that

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was required to be offered by applicable Law, such Single Pay Receivable shall be deemed not to be “Past Due” for all purposes hereunder if the applicable Consumer Receivable Obligor with respect to such Single Pay Receivable is in compliance with the terms of such accepted extended payment plan and (ii) any Consumer Receivable where an accommodation has been reached with the applicable Consumer Receivable Obligor pursuant to the Servicing Policy, and such Consumer Receivable Obligor has not defaulted under such accommodation, such Consumer Receivable shall be deemed not to be “Past Due” for all purposes hereunder.

“Payment Intangibles” has the meaning set forth in the UCC.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as that term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Share” means as to any Class A Lender or Class B Lender, its Revolving Credit Percentage Share.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit A to the Security Agreement.

“Permitted Acquisition” means any Acquisition approved in writing by Administrative Agent or any other Acquisition so long as: (a) such Acquisition is undertaken in accordance with all applicable Laws; (b) no Borrowing Base Shortfall or Event of Default has occurred and is continuing immediately prior to, or would exist immediately after, giving effect to such Acquisition; (c) in connection with such Acquisition for which the aggregate cash and non-cash consideration to be paid by Borrower exceeds $2,500,000, Borrower has obtained and delivered to Administrative Agent the prior, effective written consent of the board of directors or equivalent governing body of the Person or business so acquired (the “Acquiree”); (d) the Acquiree (or the business unit or division of the Acquiree to be acquired) shall be engaged principally in the same business as Borrower or the Subsidiary of Borrower proposing to effect such Acquisition or a Related Business, and shall be organized under the Laws of a State of the United States unless otherwise consented to by Administrative Agent and Class B Agent, each in its Permitted Discretion; and (e) upon the consummation of any such Acquisition, a Responsible Officer of Borrower delivers a certificate to Administrative Agent: (i) to the effect that each of clauses (a) through (d), inclusive, of this definition has been satisfied; and (ii) detailing pro forma compliance with all financial covenants set forth in Section 6.12 as of the most recent test date and as of the date of the last day of the Fiscal Period in which the proposed Acquisition is to occur.

“Permitted Cash Liens (Borrower)” means any of the following:

(a)any Lien created under any Loan Document, Term Loan Document, Sparrow Loan Document or TMX Loan Document;

(b)any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with a creditor depository institution; provided

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that: (i) such deposit account or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by any of Borrower or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States; and (ii) such deposit account or securities account is not intended by any of Borrower or any of its Subsidiaries to provide collateral to the depository institution; or

(c)any customary banker’s Liens in favor of banking institutions (including the right of setoff) encumbering deposit accounts or securities accounts maintained at such banking institutions by any of Borrower or any of its Subsidiaries that are within the general parameters in the banking industry or arising pursuant to such banking institution’s general terms and conditions.

“Permitted Cash Liens (CCF Holdings)” means any of the following:

(a)any Lien created under any Loan Document, Term Loan Document or Sparrow Loan Document;

(b)any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with a creditor depository institution; provided that: (i) such deposit account or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by any of CCF Holdings or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States; and (ii) such deposit account or securities account is not intended by any of CCF Holdings or any of its Subsidiaries to provide collateral to the depository institution; or

(c)any customary banker’s Liens in favor of banking institutions (including the right of setoff) encumbering deposit accounts or securities accounts maintained at such banking institutions by any of CCF Holdings or any of its Subsidiaries that are within the general parameters in the banking industry or arising pursuant to such banking institution’s general terms and conditions.

“Permitted Discretion” means the determination by Administrative Agent, Class B Agent or a Lender, as applicable, in its reasonable discretion (reasonable as determined from the perspective of a prudent secured asset-based lender under similar circumstances) acting in good faith and without regard to any relationship that any such Person may have with any Credit Party in any capacity other than as the Administrative Agent, Class B Agent or a Lender, as applicable.

“Permitted Grace Period” means that, if any Credit Party fails to deliver or cause to be delivered any Net Collections received under any Eligible Consumer Receivable, pledged as Collateral, to Administrative Agent, for the benefit of itself and the Lenders, in the manner required by Section 6.13 hereof (other than by reason of any action which Administrative Agent shall deem, in Administrative Agent’s Permitted Discretion, to be a conversion of all or any portion of the Collateral or fraudulent with respect to Administrative Agent and Lenders), such failure shall not be an Event of Default unless (a) such Credit Party has failed to promptly (and, in no event, greater than two (2) Business Days after such Credit Party knew or should have known about such failure or such later time period agreed to by Administrative Agent in its Permitted Discretion) deliver to a Deposit Account of the Credit Parties maintained in compliance with Section 6.13, such accidentally misdirected payments, and (b) the cumulative amount of such failures pursuant to the foregoing clause (a) exceeds $100,000 in any annual

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twelve-month period commencing on the Closing Date.

“Permitted Liens” has the meaning ascribed thereto in Section 7.01.

“Permitted Subordinated Debt” means the subordinated Debt of Borrower incurred pursuant to the Term Loan Documents and any other Debt that has been subordinated to the Obligations on terms and conditions, and pursuant to documents, satisfactory to Administrative Agent in its sole discretion, and, solely to the extent any subordinated Debt is not subordinated to the Obligations owing to the Class B Lenders on the same terms and conditions as compared to the Obligations owing to the Class A Lenders, on terms and conditions, and pursuant to documents, satisfactory to the Class B Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by Borrower or any ERISA Affiliate.

“Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the date hereof, by CCF Intermediate Holdings LLC in favor of Administrative Agent for the benefit of the Lenders and Term Loan Administrative Agent for the benefit of the Term Loan Lenders, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time in accordance with the terms hereof of thereof.

“Portfolio Trigger Event” means as of any date of determination, any or all of the following events has occurred:

(a)the aggregate outstanding and unpaid principal balance of the Eligible Consumer Receivables in the Borrowing Base that became Charge-Offs, Defaulted Receivables or Ineligible Receivables during a calendar month, as determined at the end of such calendar month, is greater than 7.5% of the aggregate outstanding and unpaid principal balance of all Eligible Consumer Receivables that were included in the Borrowing Base as of the beginning of such calendar month for any two consecutive calendar months;

(b)the aggregate amount of fee and interest income received on the aggregate and unpaid principal balance of the Eligible Consumer Receivables in the Borrowing Base during a calendar month, as determined at the end of such calendar month, is less than 13.75% of the aggregate amount of the Eligible Consumer Receivables that were in the Borrowing Base as of the beginning of such calendar month;

(c)the aggregate outstanding and unpaid principal balance of the Eligible Consumer Receivables that are Single Pay Receivables in the Borrowing Base that become Defaulted Receivables, Charge-Offs or Ineligible Receivables during a calendar month, as determined at the end of such calendar month, is greater than 10.0% of the aggregate outstanding and unpaid principal balance of all Eligible Receivables that are Single Pay Receivables, which were in the Borrowing Base as of the beginning of such calendar month (for two consecutive calendar months);

(d)as of the end of any calendar month, the aggregate outstanding and unpaid principal balance of the Eligible Consumer Receivables in the Borrowing Base that are not more than fifteen (15) days Past Due represent less than 85% of all Eligible Consumer Receivables (excluding in the numerator

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and the denominator Defaulted Receivables) in the Borrowing Base

(e)as of the end of any calendar month, the aggregate outstanding and unpaid principal balance of the Eligible Consumer Receivables in the Borrowing Base, which are Single Pay Receivables that are not more than fifteen (15) days Past Due represents less than 90% of all Eligible Consumer Receivables that are Single Pay Receivables (excluding in the numerator and the denominator Defaulted Receivables) in the Borrowing Base; or

(f)the First Payment Default Percentage for any Monthly Vintage is greater than the First Payment Default Permissible Percentage.

“Power of Attorney” means a power of attorney executed by each Credit Party that holds one or more Zero Balance Accounts that are not subject to an Account Control Agreement, in the form of Exhibit F.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Processor Direction Letter” means, individually and collectively as the context may require, the instruction letter(s) delivered by Credit Parties or Backup Servicing Agent to Processor on December 29, 2023 or from time to time regarding the direction of Collections and/or amounts on deposit or to be directed to or at the direction of any Credit Party or Backup Servicing Agent from time to time on account of the Consumer Receivables that irrevocably direct that such Collections be deposited, without offset, to a Concentration Account, in form and substance satisfactory to Administrative Agent and Class B Agent, each in its Permitted Discretion, and, in each case, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time in accordance with the terms hereof.

“Processor” means any vendor of a Credit Party that at any time processes, administers or directs Collections (including, without limitation, proceeds of Eligible Consumer Receivables) on behalf of any Credit Party or Backup Servicing Agent, as the case may be.

“Program Summary” means the written program summary of Borrower and the other Credit Parties in place as of the Closing Date and attached hereto as Exhibit 3, as the same may be amended, restated or replaced from time to time upon prior written notice to Administrative Agent and Class B Agent in accordance with Section 6.03(a).

“Purchase Closing Date” has the meaning set forth in Section 10.06(h).

“Purchase Default” has the meaning set forth in Section 10.06(h).

“Purchase Notice” has the meaning set forth in Section 10.06(h).

“Purchase Price” has the meaning set forth in Section 10.06(h).

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“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” means a register for the recordation of the names and addresses of Lenders and, as applicable, the Commitments of, and Outstanding Legal Balance of the Revolving Credit Loans owing to, each Lender pursuant to the terms hereof from time to time.

“Regulatory Action” means (a) the formal commencement by written notice by any Governmental Authority of any legal action or adversarial proceeding against any Credit Party, any Subsidiary of any Credit Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) challenging its authority to originate, hold, own, service, collect or enforce any Consumer Receivable, or otherwise alleging any material non-compliance by any Credit Party, any Subsidiary of any Credit Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) with any Laws of any Applicable State or any other applicable Laws related to originating, holding, collecting, servicing or enforcing such Consumer Receivable, which inquiry, investigation, legal action or proceeding is not released or terminated in a manner acceptable to Administrative Agent and Class B Agent in its Permitted Discretion or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), order or ruling against any Credit Party, any Subsidiary of any Credit Party or any of their respective Related Parties (other than Affiliates of such Person and of such Person’s Affiliates) related in any way to the originating, holding, pledging, collecting, servicing or enforcing of any Consumer Receivables; provided, that, in each case, upon the favorable resolution of any investigation, action or proceeding as determined by Administrative Agent and Class B Agent in their Permitted Discretion, such Regulatory Action shall cease to exist immediately upon such determination by Administrative Agent and Class B Agent. For the avoidance of doubt, a Routine Inquiry shall not, on its own, constitute a Regulatory Action.

“Regulatory Legal Opinion” means a legal opinion, dated no later than sixty (60) days after the Closing Date, issued by Dreher Tomkies LLP, counsel to Administrative Agent.

“Related Business” means any business that is the same, similar or otherwise reasonably related, ancillary or complementary to the businesses of Borrower and its Subsidiaries on the Closing Date.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers and non-ministerial employees of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remittance Date” means the first Friday after the Closing Date and each Friday occurring thereafter (or, if such day is not a Business Day, the immediately succeeding Business Day).

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“Removal Effective Date” has the meaning ascribed thereto in Section 9.06(b).

“Removal Event” has the meaning ascribed thereto in the definition of Applicable State.

“Replacement Lender” has the meaning ascribed thereto in Section 3.07(a)(iii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means (a) until such time as the Outstanding Legal Balance of the Class A Loans has been reduced to zero, the Class A Required Lenders, and (b) following such time as the Outstanding Legal Balance of the Class A Loans has been reduced to zero, Lenders holding in excess of 66.67% of the Outstanding Legal Balance of the Class B Loans; provided that the Outstanding Legal Balance held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided further, if there are less than three (3) Lenders, Required Lenders shall mean all Lenders.

“Required Class B Lenders” means Class B Lenders holding in excess of 66.67% of the Outstanding Legal Balance of the Class B Loans; provided that the Outstanding Legal Balance held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class B Lenders; and provided further, if there are less than three (3) Class B Lenders, Required Class B Lenders shall mean all Class B Lenders.

“Responsible Officer” means: (a) with respect to Borrower in connection with any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivery by Borrower hereunder, the chief financial officer or controller of Borrower; and (b) otherwise (including any Notice of Borrowing), with respect to Borrower or any other CCF Party, the chief executive officer, chief operating officer, president, chief financial officer, treasurer or similar officer of such Person.

“Resignation Effective Date” has the meaning ascribed thereto in Section 9.06(a).

“Retail Consumer Receivable” means a Consumer Receivable for which the Consumer Obligor has submitted an application in-person in a CCF Store operated by a Credit Party (as opposed to via the internet).

“Restricted Payment” means, as to any Person, (a)any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests) and dividends or distributions payable to Borrower or any of its Subsidiaries (and, if such Subsidiary has stockholders other than Borrower or other Subsidiaries, to its other stockholders on no more than a pro rata basis)), (b)any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest (in each case other than held by Borrower or a Subsidiary of Borrower), (c)any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Debt of such Person which is subordinated to the payment of the Obligations (other than in connection with Debt that matures within one year of such payment, purchase, redemption, retirement, acquisition or defeasance), and (d)with respect to clauses (a) through

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(c), any transaction that has a substantially similar effect.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender at any time any determination thereof is to be made, its obligation to make Revolving Credit Loans to Borrower; all in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto or pursuant to the applicable Additional Commitment Documentation, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Documents” means, collectively, this Agreement, each Note (if any), each Collateral Document, the Guaranties, if any, each Account Control Agreement, each Processor Direction Letter, the Backup Servicing Agreement, the Closing Date Assignment and Assumption Agreement, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Administrative Agent, the Class B Agent or the Lenders in connection with any of the foregoing or the Revolving Credit Loans, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions and modifications of any of the foregoing permitted in accordance with the terms herein and/or thereof.

“Revolving Credit Lender” means, collectively, (a)initially, each Lender designated on Schedule 2.01 and the signature pages hereto as a “Revolving Credit Lender” and (b)each Lender that assumes a Revolving Credit Commitment pursuant to an Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation or which otherwise holds a Revolving Credit Commitment or a Revolving Credit Loan.

“Revolving Credit Loan” has the meaning ascribed thereto in Section 2.01(a).

“Revolving Credit Percentage Share” means as to any Revolving Credit Lender at any time, the percentage (expressed as a decimal carried out to the twelfth decimal place) of the Aggregate Commitments represented by such Lender’s Revolving Credit Commitment at such time; provided that, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Revolving Credit Percentage Share of each Revolving Credit Lender shall be determined based upon such Lender’s Revolving Credit Percentage Share most recently in effect, giving effect to any subsequent assignments. The initial Revolving Credit Percentage Share of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or the Additional Commitment Documentation pursuant to which such Lender became a party hereto, as applicable.

"Revolving Loan Floor Amount" means $97,500,000.

“Routine Inquiry” means any inquiry or request, written or otherwise, formal or informal, made by a competent Governmental Authority with legal authority to regulate the activities of a Credit Party or any of their respective Affiliates, or otherwise with legal authority or mandate to request information, made via a form letter or otherwise in connection with (a) the routine transmittal of a consumer complaint, or (b) a request for information that is routine in nature, is unconnected with any alleged pattern or practice of wrongdoing, or otherwise consists of a general request for information relating to the activities of a Credit Party or any of their respective Affiliates.

“Secured Parties” shall have the meaning assigned to such term in any applicable Collateral Document.

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“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the date hereof, by Borrower, each Subsidiary Guarantor and each other Guarantor from time to time party thereto, in favor of Administrative Agent for the benefit of the Lenders and Term Loan Administrative Agent for the benefit of the Term Loan Lenders, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time in accordance with the terms hereof and thereof.

“Security Interest” has the meaning ascribed thereto in Section 5.18(a).

“Servicing Policy” means the documented servicing policies and procedures of Borrower and the other Credit Parties and their Affiliates in place as of the Closing Date and attached hereto as Exhibit 5, as the same may be amended, restated or replaced from time to time in accordance with Section 7.14(b).

“Single Pay Receivable” means a Consumer Receivable that, at the time of origination, is payable in a single installment at its maturity.

“Single Pay Title Receivable” means a secured Consumer Receivable that is payable in a single installment at maturity and which satisfies the applicable criteria set forth in the Program Summary for a “Title Single Payment Loan”.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, as to any Person at any time, that: (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or any similar state statute applicable to Borrower or any Subsidiary thereof; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Sparrow Acquisition” means the acquisition by Sparrow Purchaser of the Sparrow Transferred Entities and Sparrow Purchased Assets pursuant to the Sparrow Acquisition Agreement.

“Sparrow Acquisition Agreement” means that certain Equity and Asset Purchase Agreement, dated as of May 18, 2022, by and among Sparrow Seller, Sparrow Purchaser, and (solely for the purposes of Section 11.17 thereof) CCF Intermediate Holdings LLC, together with the schedules, annexes and exhibits thereto and as amended, restated, supplemented or modified from time to time.

“Sparrow Closing Date” means the “Closing Date” as defined in the Sparrow Acquisition Agreement.

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“Sparrow Loan Documents” means, collectively, the following:

(a)(i) the Term Loan Agreement, dated as of July 8, 2022, by and among Sparrow Purchaser, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Sparrow Term Loan Lenders”), and BP Commercial Funding Trust II, Series SPL-IV, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, as administrative agent (the “Sparrow Term Loan Agent”) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Sparrow Term Loan Agreement”), and (ii) all other “Term Loan Documents” (as defined in the Sparrow Term Loan Agreement (the Sparrow Term Loan Agreement and such other Sparrow Term Loan Documents are referred to herein collectively as the “Sparrow Term Loan Documents”);

(b)(i) the Master Loan and Security Agreement, dated as of July 8, 2022, by and among Sparrow 2022 SP SPE, LLC, a Delaware limited liability company (the “SP SPE Borrower”), the lenders from time to time party thereto (the “SP SPE Lenders”), and BP Commercial Funding Trust II, Series SPL-V, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, as administrative agent (the “SP SPE Agent”) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SP SPE Loan Agreement”), and (ii) all other “Loan Documents” (as such term is defined in the SP SPE Loan Agreement (the SP SPE Loan Agreement and such other Loan Documents are referred to herein collectively as the “SP SPE Loan Documents”); and

(c)(i) the Master Loan and Security Agreement, dated as of July 8, 2022, by and among Sparrow 2022 MP SPE, LLC, a Delaware limited liability company (the “MP SPE Borrower”), the lenders from time to time party thereto (the “MP SPE Lenders”), and BP Commercial Funding Trust II, Series SPL-VI, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, as administrative agent (the “MP SPE Agent”) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MP SPE Loan Agreement”), and (ii) all other “Loan Documents” (as such term is defined in the MP SPE Loan Agreement (the MP SPE Loan Agreement and such other Loan Documents are referred to herein collectively as the “MP SPE Loan Documents”).

“Sparrow Purchased Assets” means the “Purchased Assets” as defined in the Sparrow Acquisition Agreement.

“Sparrow Purchaser” means Sparrow Purchaser, LLC, a Delaware limited liability company and wholly-owned Subsidiary of CCF Intermediate Holdings LLC.

“Sparrow Seller” means CURO Intermediate Holdings Corp., a Delaware corporation.

“Sparrow Transactions” means, collectively, (i) the Sparrow Acquisition, and (ii) the issuance of up to $45,000,000 of CCF Preferred Units in connection therewith.

“Sparrow Transferred Entities” means the “Transferred Entities” as defined in the Sparrow Acquisition Agreement.

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“Sparrow Transition Services Agreement” means that certain Transition Services Agreement, dated as of May 18, 2022, by and between Sparrow Seller and Sparrow Purchaser, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Specified Action” means any written demand, action, request, claim, inquiry, investigation, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, other legal process, or litigation, arbitration or other similar proceedings with respect to Administrative Agent and/or any Indemnitee or in which Administrative Agent and/or any Indemnitee has been named a party.

“Specified Claims” means any claim subject to indemnification by a Credit Party under Section 10.04(b) for which Administrative Agent has notified Borrower and which claim (a) constitutes a Specified Action and (b) has not been reduced to a monetary amount.

“Specified Lender” means, at any time, any Lender: (a) that has requested compensation under Section 3.04 and has not rescinded such request within five (5) Business Days of the making thereof; (b) to whom Borrower must pay an additional amount (or on whose behalf Borrower must pay an additional amount to a Governmental Authority) pursuant to Section 3.01; and, in the case of clause (a) or (b), such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06; (c) that gives a notice pursuant to Section 3.02; or (d) that is a Lender that may, but does not, provide its consent to any matter as to which Required Lenders may give and have given their consent pursuant to Section 10.01.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of Borrower or any Subsidiary thereof, as well as documents and other written materials relating to Borrower, the Credit Parties or any of their respective Subsidiaries or Affiliates or any other materials or matters relating to the Revolving Credit Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“Standstill Conditions” means, collectively:

(a)no Event of Default exists under Sections 8.01(a), 8.01(b) (with respect to Section 2.05(a), 6.05 as the same applies to Borrower, 6.10, 6.13, 7.04, 7.05, or 7.11), 8.01(e)-(k), or 8.01 (m-o);

(b)the Outstanding Legal Balance of the Class A Loans, less any cash that has been received by Administrative Agent and will be applied to repay the Outstanding Legal Balance of the Class A Loan on the next Business Day in accordance with this Agreement, does not exceed forty-five percent (45%) of the Eligible Principal Balance;

(c)a Subordination Event exists;

(d)the Class A Loans, and only the Class A Loans, are being paid down on a daily basis in accordance with the terms of this Agreement;

(e)Class B Agent is not a Defaulting Lender;

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(f)no Purchase Default has occurred and is existing; and

(g)no Event of Default has existed for more than sixty (60) days.

“Subordination Event” means the occurrence of any of the following: (a) an Event of Default, whether or not waived by the Required Lenders, (b) any acceleration of the Obligations pursuant to Section 8.2(b) has occurred and is continuing, (c) the exercise of remedies by the Administrative Agent or the Lenders in accordance with the terms of this Agreement against a material portion of the Collateral following the occurrence of an Event of Default, (d) a Federal Regulatory Event, (e) a Regulatory Action with respect to a Credit Party that gives rise to a Material Adverse Effect or a Cease Funding Event pursuant to clause (b) of the definition thereof, (f) [intentionally deleted], (g) Borrower's failure to cure a Borrowing Base Shortfall or to pay any required Amortization Period MPA within the time frames specified in this Agreement, or (h) Class B Agent constitutes a Defaulting Lender and thereafter remains a Defaulting Lender for a period of fifteen (15) days (or such longer period as agreed to by the Administrative Agent in its sole discretion). For the avoidance of doubt, once commenced, a Subordination Event shall be deemed to be continuing until the Class A Lender provides written notice to the Class B Lender that such Subordination Event has been waived.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. It is hereby understood and agreed that, on and as of the Closing Date, each of CreditCorp and each of the Legacy CIC Subsidiaries is a Subsidiary of Borrower.

“Subsidiary Guarantor” has the meaning ascribed thereto in Section 10.14(a).

“Subsidiary Guarantor Subordinated Debt” has the meaning ascribed thereto in Section 10.14(i).

“Subsidiary Guarantor Subordinated Debt Payments” has the meaning ascribed thereto in Section 10.14(i).

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

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“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under either: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Asset Coverage Ratio” means, with respect to any Credit Party and any date of determination, subject to Section 1.02(h), the ratio of (a) the sum of (i) unrestricted Cash and Cash Equivalents (including all Cash and Cash Equivalents in the Deposit Accounts), plus (ii) the aggregate outstanding balance of all Gross Finance Receivables and accrued fees with respect thereto, net of allowance for loan losses, plus (iii) all deferred financing fees, plus (iv) other current assets as reflected on the balance sheet of such Credit Party, and plus (v) for purposes of calculating the Tangible Asset Coverage Ratio for the Fiscal Quarter ending on September 30, 2023, the amount of cash equity contributions made to CCF Holdings on October 2, 2023; to (b) the aggregate outstanding funded (i.e., non-PIK) principal balance of all Revolving Credit Loans.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Distributions” has the meaning ascribed thereto in Section 7.06.

“Term Loan” means the term loan extended to the Term Loan Borrower by the Term Loan Lender pursuant to the Term Loan Agreement.

“Term Loan Administrative Agent” means BP Commercial Funding Trust, Series SPL-VII, in its capacity as administrative agent under the Term Loan Agreement.

“Term Loan Agreement” means the Amended and Restated Term Loan Agreement, dated as of the date hereof, by and among the Term Loan Borrower, the Term Loan Subsidiary Guarantors, the Term Loan Administrative Agent and the Term Loan Lender, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof and with the consent of Administrative Agent and Class B Agent.

“Term Loan Borrower” means Borrower, in its capacity as Borrower under the Term Loan Agreement.

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“Term Loan Documents” means the Term Loan Agreement and each other “Loan Document” (as defined in the Term Loan Agreement).

“Term Loan Lender” means BP Commercial Funding Trust, Series SPL-VII, in its capacity as lender under the Term Loan Agreement.

“Term Loan Subsidiary Guarantor” means each Subsidiary of the Term Loan Borrower as a guarantor under the Term Loan Agreement.

“Term Loan Obligations” means all “Obligations” (as defined in the Term Loan Agreement) of the Term Loan Parties under the Term Loan Documents.

“Term Loan Parties” means, collectively, Term Loan Borrower and all Term Loan Subsidiary Guarantors.

“Term SOFR” means, for each Interest Period, the one (1) month term SOFR as announced and published by CME Group Benchmark Administration Limited (“CBA”), on the website of the CBA, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or in any widely circulated and publicly available source designated and approved by Administrative Agent, on the date that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period (the “Determination Date”); provided, however, that if as of 5:00 p.m. (New York, New York, time) on any Determination Date the Term SOFR has not been published by the CBA and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the CBA on the first preceding U.S. Government Securities Business Day for which such Term SOFR was published by CBA so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Day prior to such Determination Date.

“Threshold Amount” means $500,000.

“TMX Acquisition” means the purchase and acquisition by Trident Purchaser, directly or indirectly, of all TMX Finance LLC and its Subsidiaries pursuant to the TMX Acquisition Agreement and documents executed and delivered in connection therewith.

“TMX Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of July 17, 2023, by and among TMX Finance LLC, a Delaware limited liability company, TMX Finance Holdings Inc., a Delaware corporation, Project Trident Purchaser, LLC, a Delaware limited liability company (“Trident Purchaser”), Project Trident Buyer, Inc., a Delaware corporation (together with Trident Purchaser, “Purchaser”), as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“TMX Closing Date” means October 2, 2023. “TMX Financing Documents” means:

(a)(i) that certain Master Loan and Security Agreement, dated as of February 10, 2023, by and among TMX MP SPE, LLC, a Delaware limited liability company, the lenders from time to time

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party thereto, and BP Commercial Funding Trust II, Series SPL-XVI, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, as administrative agent, and (ii) all related loan documents, in each case with respect to clauses (i) and (ii) immediately above, as the same may be amended, restated, supplemented or otherwise modified or refinanced or replaced from time to time;

(b)(i) that certain Credit Agreement, dated as February 17, 2023, by and among TMX Finance, LLC, a Delaware limited liability company, the lenders from time to time party thereto, BP Commercial Funding Trust II, Series SPL-XIV, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, in its capacity as administrative agent, and (ii) all related loan documents, in each case with respect to clauses

(i) and (ii) immediately above, as the same may be amended, restated, supplemented or otherwise modified or refinanced or replaced from time to time;

(c)(i) that certain Term Loan Agreement, dated as of October 2, 2023, by and among Project Trident Purchaser, LLC, a Delaware limited company, the lenders from time to time party thereto, BP Commercial Funding Trust II, Series SPL-XIV, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, in its capacity as administrative agent, and (ii) all related loan documents, in each case with respect to clauses (i) and (ii) immediately above, as the same may be amended, restated, supplemented or otherwise modified or refinanced or replaced from time to time; and

(d)(i) that certain Credit Agreement, dated as of December 26, 2018, by and among the TMX Finance and Titlemax Finance Corporation, as borrowers, TMX Finance Holdings, Inc., Cortland Capital Market Services LLC as disbursing agent and collateral agent, the lenders party thereto from time to time and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and (ii) all related loan documents, in each case with respect to clauses (i) and (ii) immediately above, as the same may be amended, restated, supplemented or otherwise modified or refinanced or replaced from time to time.

“TMX Legacy Subsidiaries” means those Persons identified on Schedule C under the heading “TMX Legacy Subsidiaries.”

“Transaction Termination Collateral Package Event” means the grant by any Credit Parties to Administrative Agent of a perfected, first-priority security interest in a cash reserve amount acceptable to Administrative Agent in its Permitted Discretion, which cash reserve amount will secure a Specified Claim and be held in a Deposit Account of such Credit Party (as applicable) subject to an Account Control Agreement (fully blocked) in favor of Administrative Agent, and all of the foregoing pursuant to documentation, and in form and substance, acceptable to Administrative Agent in its Permitted Discretion.

“Transactions” means (a) the execution, delivery and performance by each CCF Party of each Revolving Credit Document to which it is a party, (b) the borrowing of the Revolving Credit Loans, and

(c) the use of the proceeds of the Revolving Credit Loans.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Underwriting Guidelines” means the underwriting guidelines of Borrower and the other Credit Parties and their Affiliates in place as of the Closing Date and attached hereto as Exhibit 4, as the same may be amended, restated or replaced from time to time in accordance with Section 7.14(b).

“United States” and “U.S.” mean the United States of America. “Withholding Agent” means any Credit Party and Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Maintenance Fee” means, with respect to a voluntary prepayment of any Revolving Credit Loans, an amount equal to three percent (3.0%) of the amount of any such voluntary prepayment, in each case, as determined as of the date of such prepayment; provided, however, that no Yield Maintenance Fee shall be payable with respect to any prepayment or repayment of the Revolving Credit Loans so long as following such prepayment or repayment, the aggregate outstanding principal amount of the Revolving Credit Loans is equal to or greater than the Revolving Loan Floor Amount. In addition, the Yield Maintenance Fee shall be $0.00 upon any repayment of the Revolving Credit Loans in connection with a Monetizing Event.

Administrative Agent’s calculation of the Yield Maintenance Fee shall be conclusive and binding for all purposes, absent manifest error.

“Zero Balance Account” means each deposit account maintained by a Credit Party that is used to receive Collections; provided that all Net Collections received in such account are swept on a daily basis to a Concentration Account in accordance with the Flow of Funds; provided, further, that the applicable Credit Party has delivered a fully executed, original Power of Attorney to Administrative Agent.

SECTION 1.02CERTAIN RULES OF CONSTRUCTION.

(a)	General Rules.

(i)Unless the context otherwise clearly requires, the meaning of a defined term is applicable equally to the singular and plural forms thereof.

(ii)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)Theword“documents”includesinstruments,documents,agreements, certificates, indentures, notices and other writings, however evidenced.

(iv)The words “include” and “including” are not limiting and the word “or” is not exclusive.

(v)In the computation of periods of time from a specified date to a later specified

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date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(vi)Unless the context otherwise clearly requires, the words “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible) and real property.

(vii)Unless the context otherwise clearly requires: (A) Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement; (B) references to documents (including this Agreement) shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Revolving Credit Document; (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation; and (D) references to any Person shall be deemed to include such Person’s successors and assigns.

(b)Time and Fiscal Year References.  Unless the context otherwise clearly requires: (i) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable); and (ii) all references herein to “fiscal year” refer to the fiscal year of Borrower.

(c)Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d)Cumulative Nature of Certain Provisions. This Agreement and the other Revolving Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall be performed in accordance with their respective terms.

(e)No Construction Against Any Party. This Agreement and the other Revolving Credit Documents are the result of negotiations among, and have been reviewed by counsel to, the CCF Parties, Administrative Agent and Lenders and are the products of all parties. Accordingly, they shall not be construed against Administrative Agent or any Lender merely because of the involvement of any or all of the preceding Persons in their preparation.

(f)GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Revolving Credit Document, and either Borrower or Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended: (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary herein, any obligation that is required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financing reporting purposes in accordance with GAAP shall be construed in accordance with GAAP prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11

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“Leases (Topic 842)”

(g)Rounding. Any financial ratios required to be maintained by the Credit Parties, their Affiliates or any of them pursuant to the Revolving Credit Documents shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common – or symmetric arithmetic – method of rounding (in other words, rounding-up if there is no nearest number).

(h)Computations of Certain Financial Covenants. For purposes of computing the financial covenants set forth in Section 6.12 that measure results from the previous twelve (12) months as of any date, the previous Fiscal Period or the previous monthly period, as applicable, as of any date, all components of such financial tests shall include or exclude, as the case may be, for the period consisting of the four Fiscal Periods, the Fiscal Period or the calendar month, as applicable, in each case, ending on such date all financial results (without duplication of amounts) attributable to any business or assets the subject of any Acquisition or Disposition by Borrower or any Subsidiary thereof effected during such period, as determined in good faith by Borrower on a pro forma basis for such period as if such Acquisition or Disposition had occurred (and any Debt incurred or repaid in connection therewith had been incurred and repaid, as the case may be) on (in the case of any balance sheet item) the last day of such period or on (in the case of any other item) the first day of such period (including cost savings reasonably projected by Borrower that would have been realized had such Acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by Administrative Agent and Class B Agent).

(i)Documents Executed by Responsible Officers. Any document delivered hereunder that is signed by a Responsible Officer of a CCF Party shall be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such CCF Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such CCF Party.

(j)Determination by Administrative Agent. Except as otherwise explicitly set forth herein, to the extent any provision of this Agreement is subject to conditions of materiality, reasonableness or adverse effect, the determination of such materiality, reasonableness or adverse effect shall be made by Administrative Agent exercising its Permitted Discretion.

ARTICLE 2

TERMS OF REVOLVING CREDIT LOANS

SECTION 2.01	REVOLVING CREDIT LOANS.

Subject to the terms and conditions set forth herein:

(a)Revolving Credit Loans. Each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to Borrower, on the Closing Date and thereafter from time to time not more frequently than one (1) time per week on the Remittance Date during the Draw Period, in an aggregate outstanding principal amount not to exceed at any time such Lender’s Revolving Credit Commitment, provided that, after giving effect to any Borrowing:

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(i)the aggregate outstanding principal balance of all Revolving Credit Loans shall not exceed the Aggregate Commitments;

(ii)the aggregate outstanding principal balance of all Revolving Credit Loans shall not exceed the Borrowing Base; and

(iii)the aggregate outstanding principal balance of the Revolving Credit Loans of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment.

Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrower may reborrow under this Section 2.01 amounts that have been repaid pursuant to Section 2.09; provided, however, that, for the avoidance of doubt, Borrower shall not have any right to reborrow all or any portion of any Revolving Credit Loans which are prepaid pursuant to Section 2.05(b). For the avoidance of doubt, no Lender will make a Revolving Credit Loan to Borrower following the occurrence and during the continuance of an Event of Default, a Cease Funding Event, a Cease Funding Event (Defaulting Lender), a Backup Servicing Trigger Event, the Draw Period Termination Date or after the end of the Draw Period, unless such Lender agrees to advance such Revolving Credit Loans in its Permitted Discretion.

(b)Extension of Draw Period. Borrower may, by written request to Administrative Agent (delivered no later than six (6) months prior (twelve (12) months for any request delivered after September 2024) to the date set forth in clause (b) of the definition of “Draw Period Termination Date”, request that the Lenders extend the date set forth in clause (a) of the definition of “Draw Period Termination Date” set forth in Section 1.01 by an additional one (1) year period; provided, however, that such extension request may be granted or rejected by all of the Lenders in each Lender’s sole and absolute discretion, for any reason, or for no reason.

(c)Class A Loans and Class B Loans. Each Revolving Credit Loan made hereunder shall be designated as a “Class A Loan” or a “Class B Loan” by the Administrative Agent as follows:

(i)Each Revolving Credit Loan shall be funded pro-rata based on the Aggregate Commitments from: (a) first, Class A Funding Amount (without giving effect to any Borrowing Base Shortfall), (b) second, the available Borrowing Base for Class B Loans;

(ii)a portion of such Revolving Credit Loan shall be designated as a “Class A Loan” such that, following the extension of such Revolving Credit Loan, the aggregate amount of all Class A Loans shall not exceed the lesser of (A) an amount equal to 50% of the Class A Funding Amount (as defined below), and (B) the Class A Revolving Credit Commitment Amount; and

(iii)the remaining amount of such Revolving Credit Loan shall be designated as a “Class B Loan.”

As used herein, the “Class A Funding Amount” means, as of any date of determination, the Borrowing Base calculated with the following adjustments:

(1)in the case of clause (A) in the definition thereof, using 90% in lieu of 95%, as applicable, in respect of the Eligible Principal Balance;

(2)in the case of clause (C) in the definition thereof, using 60% in lieu of

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90%, 85% and 80%, as applicable, in respect of Aggregate Cash-in Store;

(3)in the case of clause (E) in the definition thereof, using 60% in lieu of 90%, 85% and 80%, as applicable, in respect of Aggregate Deposits-in-Transit, and

(4)without giving effect to the amount of the Borrowing Base in respect of any Aggregate Cash-in-Transit, Aggregate Cash on Deposit, Aggregate Approved Deposit Funding Account Cash and, without duplication of the foregoing, any amounts in any Deposit Account that are not subject to an Account Control Agreement.

(d)Revolving Credit Loans Generally. Each Revolving Credit Loan shall be made by the Lenders in accordance with their applicable Revolving Credit Commitments, provided, however, that (i) Revolving Credit Loans may be made by the Lenders on a non-pro rata basis at the election of the Administrative Agent in its sole discretion, and at the time of each advance the Administrative Agent will notify the Borrower and the Lenders whether such advance is deemed made as a Class A Loan or a Class B Loan; and (ii) the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Credit Loan required to be made by such other Lender).

(e)Unused Fee. On the fifth (5th) Business Day following each calendar quarter after the Closing Date, Borrower agrees to pay to Administrative Agent, for the benefit of Class A Lenders, a fully-earned, non-refundable unused fee in an amount equal to 1/4th of (i) the average daily difference for the preceding quarter between (i) the aggregate Revolving Credit Commitment held by Class A Lenders, and (ii) the aggregate Outstanding Legal Balance of the Class A Loans, multiplied by 0.50%.

SECTION 2.02	PROCEDURES FOR BORROWING.

(a)Notices of Borrowing. Each Borrowing shall be made upon Borrower’s irrevocable notice to Administrative Agent issued not more frequently than two (2) times per week, which may, subject to the provisions of Section 10.02(b) and Section 10.02(d), be given by approved electronic communication. Each such Notice of Borrowing must be received by Administrative Agent not later than 11:00 a.m. two (2) Business Days prior to the related Funding Date (other than the initial funding hereunder) and shall be accompanied by a Borrowing Base Certificate evidencing sufficient availability. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02(b) and Section 10.02(d), any electronic communication by Borrower pursuant to this Section 2.02(a) may be given by an individual who has been authorized in writing to do so by an appropriate Responsible Officer of Borrower.Each such electronic communication (other than by e-mail) must be confirmed promptly by delivery to Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an appropriate Responsible Officer of Borrower.

(b)Amount of Borrowing. Each Borrowing shall be in a principal amount of

$1,000,000.00 or a whole multiple of $250,000.00 in excess thereof.

(c)Notices of Borrowing Generally. Each Notice of Borrowing shall be in the form of Exhibit D, and shall specify with respect to the requested Borrowing: (i) the requested Funding Date of such Borrowing, which shall be a Business Day; and (ii) the principal amount of the Revolving Credit Loans to be borrowed.

(d)Procedures Concerning the Making of Revolving Credit Loans. Following receipt of

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a Notice of Borrowing in accordance with Section 2.02(a), Administrative Agent shall promptly notify each applicable Lender of the amount of its applicable Percentage Share of the requested Borrowings. Each Lender shall make the amount of its applicable Revolving Credit Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the related Funding Date. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), Administrative Agent shall remit, or cause to be remitted, all funds so received to the Borrower Funding Account. Amounts on deposit in the Borrower Funding Account may be withdrawn by Borrower at any time to fund the origination of Consumer Receivables.

SECTION 2.03	[Intentionally Omitted].

SECTION 2.04	[Intentionally Omitted].

SECTION 2.05	BORROWING BASE SHORTFALL; PAYMENTS AND PREPAYMENTS.

(a)Borrowing Base Shortfall. If, as of any date of determination, a Borrowing Base Shortfall exists, then on the next Business Day, Borrower shall deposit or cause to be deposited Cash into an Eligible Account held by Administrative Agent established and existing in accordance with Section

6.13 to repay a principal amount of the Revolving Credit Loans in an amount necessary to eliminate the Borrowing Base Shortfall, without the necessity of any notice or demand, on the Remittance Date.

(b)Voluntary Prepayments. Except as set forth below, Borrower is not permitted to voluntarily prepay the Revolving Credit Loans, in-whole or in-part, prior to August 30, 2025; provided, however that Borrower may, at any time, repay the Revolving Credit Loans (A) solely from amounts released to the Borrower pursuant to Section 2.09(b)(x) so long as, following such repayment, the aggregate outstanding principal amount of the Revolving Credit Loans will not be less than the Revolving Loan Floor Amount or (B) in connection with a Monetizing Event so long as the credit facility contemplated by this Revolving Credit Agreement is not replaced. On or after August 30, 2025, Borrower may voluntarily prepay the Revolving Credit Loans in-whole (but not in-part) and terminate the Aggregate Commitments upon five (5) Business Days' written notice to Administrative Agent. If Borrower gives such notice, then Borrower’s prepayment obligation shall be irrevocable, and Borrower shall make such prepayment and terminate the Aggregate Commitments on the date specified therein. Each such prepayment shall be applied to the Revolving Credit Loans of the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentage Shares. Notwithstanding the foregoing, in the event Borrower prepays the Revolving Credit Loans in violation of the first sentence of this subsection (b), Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, the Yield Maintenance Fee. For the avoidance of doubt, mandatory pre-payments made pursuant to Section 2.05(a), principal payments made out of Collections in accordance with Section 2.09 and any other repayment of principal required pursuant to any Revolving Credit Document on a Remittance Date shall not constitute voluntary prepayments for purposes of this Section 2.05(b).

SECTION 2.06	[RESERVED]

SECTION 2.07	FINAL REPAYMENT

All Obligations, including, without limitation, the aggregate Outstanding Legal Balance of all Revolving Credit Loans shall be due and payable in full on the Maturity Date.

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SECTION 2.08	INTEREST.

(a)Interest Generally. Subject to the provisions of subsection Section 2.08(b):

(i)the Outstanding Legal Balance of all Class B Loans shall bear interest at a per annum rate equal to fifteen percent (15%); provided, that, in the event of a successful bona-fide initial public offering of CCF Holdings or any of its Subsidiaries, the interest rate on the Class B Loans shall be reduced to twelve percent (12%) per annum); provided further, that, notwithstanding anything to the contrary set forth herein, any such interest accrued on the Class B Loans up to $96,153.85 on any Remittance Date shall be paid partially as Class B PIK Interest and the remainder as cash; provided further still, that the cumulative aggregate amount of Class B PIK Interest shall not exceed $5,000,000. All Revolving Loan PIK Interest shall automatically be added to the principal amount of the Class B Loans on each Remittance Date and shall thereafter constitute principal of the Class B Loans for all purposes of this Agreement (including the accrual of interest); and

(ii)the Outstanding Legal Balance of all Class A Loans shall bear interest at the Class A Rate. Each determination by Administrative Agent of the interest rate under this Agreement shall be conclusive and binding upon Borrower in all respects absent manifest error and may be computed using any reasonable averaging and attribution method. In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Revolving Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of Borrower or any other party to the Revolving Credit Documents.

(iii)all interest on the Revolving Credit Loans shall accrue from the date of disbursement through the date of repayment in accordance with the terms of this Agreement, calculated on the basis of a year of 360 days and actual days elapsed.

(b)Default Rate. Upon the occurrence of an Event of Default (unless waived by each applicable Lender), the Outstanding Legal Balance of all Revolving Credit Loans shall bear interest at the Default Rate without further action on the part of Administrative Agent. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Payment Dates; Accrual of Interest. Interest on each Revolving Credit Loan shall be due and payable in arrears on each Remittance Date, on the Maturity Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Bankruptcy Law.

(d)Inability to Determine Rate. Unless and until a Benchmark Replacement is implemented in accordance with Section 2.08(e) below, if (a) Administrative Agent determines (which determination shall be conclusive and binding on Borrower) that Term SOFR cannot be determined pursuant to the definition thereof, or (b) Class A Lenders determine that for any reason Term SOFR does not adequately and fairly reflect the cost to such Lenders of funding the Class A Loans, Administrative Agent will promptly so notify the Borrower and each Class A Lender. Upon receipt of such notice, the Class A Rate shall be the Base Rate plus the Applicable Margin.

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(e)Benchmark Transition Event.

(i)Notwithstanding anything to the contrary herein or in any other Revolving Credit Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Revolving Credit Document. Such replacement shall become effective at 5:00 p.m. (New York, New York time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to, or further action or consent of Borrower, or any other party to, this Agreement or any other Revolving Credit Document.

(ii)In connection with the implementation and administration of Term SOFR or a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Revolving Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of Borrower or any other party to this Agreement or any other Revolving Credit Document.

(iii)Administrative Agent will promptly notify Borrower of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Conforming Changes. Any determination, decision or election that may be made by Administrative Agent pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower or any other party hereto or to any other Revolving Credit Document, except, in each case, as expressly required pursuant to this Section 2.08(e).

(iv)Notwithstanding anything to the contrary herein or in any other Revolving Credit Document, at any time, if a relevant setting of the then-current Benchmark is temporarily unavailable due to a systemic market disruption not falling within the scope of subsection (i) above, as determined by Administrative Agent in its reasonable discretion, then Administrative Agent may utilize the last available setting of the then-current Benchmark until such time as the source and/or publisher of the then-current Benchmark resumes timely publication of such Benchmark’s settings.

(f)Illegality. If any Class A Lender determines (which determination shall be conclusive and binding absent manifest error) that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, it would create safety and soundness risks, or it would not be consistent with sound banking practices, for any Class A Lender or its applicable lending office to make, maintain or fund Borrowings whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR then, upon notice thereof by such Class A Lender to Borrower (through Administrative Agent), the Class A Rate shall be the Base Rate plus the Applicable Margin, in each case until such Class A Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.

SECTION 2.09	APPLICATION OF FUNDS.

(a)Daily Remittances from Concentration Accounts. On each Business Day, so long as no Default, Event of Default, Borrowing Base Shortfall or Cease Funding Event has occurred and is continuing, Borrower shall direct each Concentration Account Bank, as applicable, to distribute Borrower's Available Funds for such Business Day on deposit in such Concentration Account in the

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following order of priority: (A) First, to or at the direction of Borrower, to pay all operating expenses of Borrower and its Subsidiaries and dividends to a Parent Entity to the extent permitted pursuant to the terms of this Agreement; (B) Second, with respect to each Concentration Account other than the Concentration Account (Master), to the Concentration Account (Master), the amount, if any, sufficient to ensure that the amount on deposit in the Concentration Account (Master) is equal to, or greater than, an amount equal to the sum of the Daily Lender Allocation Amounts accrued since the prior Remittance Date, and (C) Third, all remaining amounts to the Borrower Funding Account. Amounts on deposit in the Concentration Account (Master) in excess of Borrower's Available Funds transferred to the Borrower Funding Account pursuant to the preceding sentence shall be retained in the Concentration Account for distribution on each weekly Remittance Date in accordance with Section 2.09(b). Amounts on deposit in the Borrower Funding Account may be used by Borrower to fund additional Consumer Receivables and may be used to make voluntary payments on the Revolving Loans permitted by Section 2.05.

(b)Weekly Distributions from Concentration Account (Master). On each Remittance Date and on the Maturity Date, Borrower shall direct the Concentration Account Bank (Master) to distribute all amounts on deposit in the Concentration Account (Master) in the following order of priority:

(i)First, on a pari passu basis, (A) to each Concentration Account Bank, the fees, reimbursable expenses and indemnification amounts of such Concentration Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Borrower Funding Account Bank, the fees, reimbursable expenses and indemnification amounts of the Borrower Funding Account Bank accrued and unpaid as of the last day of the related Collection Period, and (C) to Administrative Agent's custodian, if any, the fees, reimbursable expenses and indemnification amounts of such custodian accrued and unpaid as of the last day of the related Collection Period;

(ii)Second, to the Backup Servicing Agent, the fees, reimbursable expenses and indemnification amounts of the Backup Servicing Agent (including the fees and expenses, if any, owed to the Backup Servicing Agent in its capacity as sub-servicer or successor servicer, as applicable) pursuant to the Backup Servicing Agreement accrued and unpaid as of the last day of the related Collection Period;

(iii)Third, to pay all costs and expenses incident to the enforcement of the Revolving Credit Documents or otherwise owing to Administrative Agent hereunder when due, including all attorneys’ fees and costs and all compensation to any agents, sub-agents and contractors of Administrative Agent and Lenders (pro-rata based on their then respective Outstanding Legal Balances (including any such amounts that were previously due but unpaid));

(iv)Fourth, to Administrative Agent, for further distribution to the Class A Lenders and Class B Lenders in accordance with Section 2.09(c), to pay all accrued but unpaid interest (and Yield Maintenance Fees, if any) on the Class A Loans and Class B Loans since the preceding Remittance Date and then due and payable (including any interest accrued as of any prior Remittance Date and not yet paid);

(v)Fifth, to Administrative Agent, for further distribution to the Class A Lenders and Class B Lenders in accordance with Section 2.09(c), the amount necessary to cure any Borrowing Base Shortfall;

(vi)Sixth, with respect to any Remittance Date occurring during the Amortization Period, so long as no Event of Default has occurred and is continuing, to Administrative Agent,

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for further distribution to the Class A Lenders and Class B Lenders in accordance with Section 2.09(c), the Amortization Period MPA;

(vii)Seventh, with respect to any Remittance Date occurring following the occurrence and during the continuance of an Event of Default, to Administrative Agent, for further distribution to the Class A Lenders and Class B Lenders in accordance with Section 2.09(c), all remaining amounts until the Outstanding Legal Balances of the Class A Loans and Class B Loans have been reduced to zero;

(viii)Eighth, to Administrative Agent, for further distribution in accordance with Section 2.09(c), to pay all other Obligations when due;

(ix)Ninth, to the Term Loan Agent, to pay all accrued but unpaid interest on the Term Loans since the preceding Remittance Date and then due and payable, and with respect to any Remittance Date occurring following the occurrence and during the continuance of an Event of Default, to Term Loan Agent, all remaining amounts until the Outstanding Legal Balances of the Term Loan has been reduced to zero; and

(x)Tenth, the remainder, if any, to the Borrower Funding Account.

(c)Allocation of Payments Among Lenders.

(i)At all times during the Draw Period, so long as no Subordination Event has occurred and is continuing, all amounts payable to the Class A Lenders and the Class B Lenders pursuant to clauses (iv) through (ix) of Section 2.09(b) (the “Lender Distribution Clauses”) shall be applied by Administrative Agent in the same priority set forth in Section 2.09(b)(iv) through (ix) and allocated among the Class A Lender and the Class B Lender on a pro rata basis within each level of priority.

(ii)At all times during the Amortization Period, so long as no Subordination Event has occurred and is continuing, all amounts payable to the Class A Lenders and the Class B Lenders pursuant to the Lender Distribution Clauses shall be applied by the Administrative Agent as follows: (A) first, to the Lenders holding Class A Loans and the Lenders holding Class B Loans, pro rata, to pay all accrued but unpaid interest (and Yield Maintenance Fees, if any) on the Class A Loans and the Class B Loans since the preceding Remittance Date, together with any interest accrued thereon; (B) second, to the Lenders holding Class A Loans (pro rata based on their then respective Outstanding Legal Balances) all remaining amounts until the Outstanding Legal Balance of the Class A Loans has been reduced to zero; and (C) third, to the Lenders holding Class B Loans (pro rata based on their then respective Outstanding Legal Balances) all remaining amounts until the Outstanding Legal Balance of the Class B Loans has been reduced to zero.

(iii)At all times following the occurrence and during the continuance of a Subordination Event, all amounts payable to the Class A Lenders and the Class B Lenders pursuant to the Lender Distribution Clauses shall be applied by the Administrative Agent as follows: (A) first, to the Lenders holding Class A Loans (pro rata based on their then respective Outstanding Legal Balances) all remaining amounts until the Outstanding Legal Balance of the Class A Loans has been reduced to zero; and (B) second, to the Lenders holding Class B Loans (pro rata based on their then respective Outstanding Legal Balances) all remaining amounts until the Outstanding Legal Balance of the Class B Loans has been reduced to zero.

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(iv)The priority of payments set forth in clauses (ii) and (iii) above constitute a subordination agreement by the Class B Lender in favor of the Class A Lender of the Obligations owed to the Class B Lender under this Agreement (the “Class B Subordinated Debt”) to the Obligations owed to the Class A Lender under this Agreement (the “Class A Senior Debt”) and shall be subject to the provisions set forth in Section 10.22.

(v)In addition to and not in limitation of each Lender’s obligations pursuant to Section 2.13, if any Class B Lender shall receive any amount that should have been delivered instead to the Class A Lenders in accordance with the waterfall set forth above in this Section 2.09 (each, a “Mistaken Payment”), then such Lender receiving the Mistaken Payment shall promptly deliver the same to the Administrative Agent for further delivery to the correct recipient(s) in the form received (except for endorsement or assignment where required by the payee), and, until so delivered, the same shall be held in trust for the correct recipient.

(vi)The allocations and other provisions set forth in this Section 2.09(c) are solely to determine the rights and priorities of Administrative Agent and the Lenders as among themselves and may be changed by Administrative Agent and the Lenders without notice to or the consent or approval of Borrower or any other Person.

SECTION 2.10	COMPUTATIONS OF INTEREST AND FEES.

All computations of interest and fees hereunder shall be made on the basis of a year of 360 days and actual days elapsed. Interest shall accrue on each Revolving Credit Loan for the day on which the Revolving Credit Loan is made, and shall not accrue on a Revolving Credit Loan, or any portion thereof, for the day on which the Revolving Credit Loan or such portion is paid, provided that any Revolving Credit Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11	EVIDENCE OF DEBT.

(a)Evidence of Payments. The Revolving Credit Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Credit Loans made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. In addition, if so requested by a Lender at any time following the Closing Date, the Borrower shall, within three (3) Business Days of such request, execute and deliver a Note in the form of Exhibit E-1 (with respect to a Class A Lender) or Exhibit E-2 (with respect to a Class B Lender) further evidencing such Lender's Revolving Credit Loans. Each Lender may attach schedules to its respective Note, if any, and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto. In the event of the mutilation, destruction, loss or theft of any Notes, Borrower shall, upon the written request of the holder of such Notes, and in any event within three (3) Business Days of any such request, execute and deliver to such Lender new replacement Notes in the same form and original principal balance amount and original date as the Notes so mutilated, destroyed, lost or stolen, and such replaced Notes shall then be deemed no longer outstanding hereunder.  If the Notes being

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replaced have been mutilated, they shall be surrendered to Borrower after the applicable Lender’s receipt of the replacement Notes and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing reasonably acceptable such Lender to save them harmless in respect of such replaced Note.

(b)Administrative Agent’s Records Control. If any conflict exists between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

SECTION 2.12PAYMENTS GENERALLY; RIGHT OF ADMINISTRATIVE AGENT TO MAKE DEDUCTIONS AUTOMATICALLY.

(a)Payments Generally.

(i)All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:30 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its applicable Percentage Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 12:30 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)Borrower hereby authorizes Administrative Agent: (A) to deduct automatically all principal, interest or fees when due hereunder or with respect to any Revolving Credit Loan from any account of Borrower maintained with Administrative Agent; and (B) if and to the extent any payment of principal, interest or fees under this Agreement or otherwise with respect to any Revolving Credit Loan is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at or controlled by Administrative Agent, as the case may be. Administrative Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.12(a)(ii) showing in reasonable detail the amounts of such deduction. Each Lender agrees to reimburse Borrower based on its applicable Percentage Share for any amounts deducted from such accounts in excess of the amount due hereunder and under any other Revolving Credit Documents.

(b)Fundings by Lenders, Payments by Borrower and Presumptions by Administrative Agent.

(i)Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to

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Administrative Agent, then the applicable Lender, on the one hand, and Borrower, on the other hand, each severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to Borrower to the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Revolving Credit Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Credit Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder to Administrative Agent for the account of Lenders that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then Lenders each severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lenders in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Revolving Credit Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of Lenders hereunder to make Revolving Credit Loans and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Credit Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loan, purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Sources. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Credit Loan in any particular place or manner.

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SECTION 2.13	SHARING OF PAYMENTS.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or accrued interest thereon greater than its Percentage Share (or other applicable share as provided herein) thereof as provided herein, then the Lender receiving such greater proportion shall: (a) notify Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Revolving Credit Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them; provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii)the provisions of this Section 2.13 shall not be construed to apply to: (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement; or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

SECTION 2.14	[INTENTIONALLY OMITTED].
SECTION 2.15	SECURITY FOR THE OBLIGATIONS; SERVICE PROVIDERS.

Except as otherwise specifically provided in any Revolving Credit Document, all Obligations shall be secured pursuant to the terms of the Collateral Documents. All cash collateral required to secure the Obligations (or any portion thereof) shall be maintained in accordance with Section 6.13, and be subject to the perfected, first priority security interest of Administrative Agent, for the benefit of Administrative Agent and the Lenders; provided that the security interest in each Zero Balance Account (or any CIC Existing Account, in the Administrative Agent’s and Class B Agent’s Permitted Discretion), shall not be required to be perfected. Borrower shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cause each Processor, no later than the thirtieth (30th) day following the Closing Date, (i) to acknowledge the perfected, first priority security interest of Administrative Agent, for the benefit of Administrative Agent and the Lenders, in and to all Collections of Borrower or such Subsidiary, as the case may be, and also in and to all Contractual Obligations between Borrower or such Subsidiary on the one hand, and the Processor, on the other hand, and (ii) to promptly execute a collateral assignment of rights with respect to such Contractual Obligations, in form and substance satisfactory to Administrative Agent in its Permitted Discretion.

SECTION 2.16	DEFAULTING LENDERS.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

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(a)such Defaulting Lender shall not be entitled to receive any portion of the Yield Maintenance Fee, if any, payable pursuant to Section 2.05(b); and

(b)in the event that Administrative Agent and Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage Share.

ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01	TAXES.

(a)Payments Free of Taxes. Any and all payments by Borrower to or on account of any obligation of any CCF Party hereunder or under any other Revolving Credit Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that, if any Withholding Agent shall be required by any applicable Law to deduct any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the sum payable by the applicable CCF Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Withholding Agent shall be entitled to make such deductions; and (iii) the applicable Withholding Agent Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)Payment of Other Taxes by Borrower.  Without limiting the provisions of Section 3.01(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c)Indemnification by Borrower. Borrower shall indemnify Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by Administrative Agent or Lenders, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by any Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Indemnification by the Lenders. Each Lender shall jointly and severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Revolving Credit Document, and any reasonable expenses arising therefrom or with respect thereto,

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whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Revolving Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(e)Evidence of Payments. If requested in writing by Administrative Agent, any Credit Party shall deliver to Administrative Agent, as soon as practicable after any payment of Taxes under this Section 3.01 by any Credit Party to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Revolving Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any

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other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.executed copies of IRS Form W-8ECI;

c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

d.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Revolving Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such

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Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If Administrative Agent or any Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Administrative Agent or such Lender, as applicable, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender, as applicable, in the event Administrative Agent or such Lender, as applicable is required to repay such refund to such Governmental Authority.. Notwithstanding anything to the contrary in this paragraph (g), in no event will Administrative Agent or Lender be required to pay any amount to a Borrower or any CCF Party pursuant to this paragraph (g) the payment of which would place Administrative Agent or Lender (as applicable) in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid This subsection (g) shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(h)Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Revolving Credit Document.

SECTION 3.02	[INTENTIONALLY OMITTED].
SECTION 3.03	[INTENTIONALLY OMITTED].
SECTION 3.04	INCREASED COSTS.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Revolving Credit Loan made by it, or change the basis of taxation of payments

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to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Taxes described in clauses (b) through (c) of the definition of Excluded Tax payable by such Lender); or

(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or Revolving Credit Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Revolving Credit Loan (or of maintaining its obligation to make any such Revolving Credit Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such applicable Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or the Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Revolving Credit Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, as well as the basis for determining such amount or amounts, and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to in this subsection (d) shall be extended to include the period of retroactive effect thereof).

SECTION 3.05	[INTENTIONALLY OMITTED].
SECTION 3.06	MITIGATION OBLIGATIONS.

Notwithstanding anything to the contrary contained in Section 10.01 if any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender, at the request of Borrower, shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder

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to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future; and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as reasonably determined by such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 3.07	REMOVAL OR REPLACEMENT OF LENDERS.

Notwithstanding anything to the contrary contained in Section 10.01:

(a)Removal or Replacement of Lenders Generally. Borrower may with respect to any Specified Lender, at its sole expense and effort, upon notice to such Lender and Administrative Agent:

(i)remove such Specified Lender by terminating such Specified Lender’s Commitments;

(ii)request one or more of the other Lenders to acquire and assume all of such Specified Lender’s Revolving Credit Loans and Commitments, which Lender or Lenders shall have the right, but not the obligation, to so acquire and assume such Specified Lender’s Revolving Credit Loans and Commitments pursuant to the procedures set forth in Section 10.06(b); or

(iii)with the prior written consent of Administrative Agent and Class B Agent (which consent shall not be unreasonably withheld or delayed), designate a replacement bank or financial institution that is an Eligible Assignee (a “Replacement Lender”), which Replacement Lender shall assume all of the Revolving Credit Loans and Commitments of such Specified Lender pursuant to the procedures set forth in Section 10.06(b);

provided that Borrower may not remove such Specified Lender, or require such Specified Lender to make any assignment and delegation, pursuant to the immediately preceding clauses (i), (ii) or (iii), as applicable, if: (1) an Event of Default has occurred and is continuing; (2) such Specified Lender became a Specified Lender as a result of being a Defaulting Lender and Administrative Agent and Borrower have agreed, prior to the effectiveness of such action, that such Lender is no longer a Defaulting Lender; or (3) Borrower has not concurrently taken an action under clause (i), clause (ii) or clause (iii) of this subsection (a) with respect to all other Lenders who at the time are Specified Lenders under the same clause of the definition thereof.

Any removal of, or assignment and delegation by, a Specified Lender pursuant to this Section 3.07(a) shall be subject to Section 3.05 and to payment to such Specified Lender of the aggregate Outstanding Legal Balance of all of its Revolving Credit Loans at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder, which amounts shall be paid to such Specified Lender by: (A) in the case of a removal of such Specified Lender, Borrower; or (B) in the case of an assignment and delegation by such Specified Lender, the applicable assignee (to the extent of all such outstanding principal and accrued and unpaid interest and fees) and Borrower (to the extent of all such other amounts).

(b)Certain Actions Incident to Removal. In the case of the removal of any Specified Lender pursuant to Section 3.07(a)(i), Borrower shall also release such Specified Lender from its

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obligations under the Revolving Credit Documents. Each Lender hereby grants to Administrative Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in circumstances contemplated by this Section 3.07.

(c)Certain Rights as a Lender. Upon the prepayment of all amounts owing to any Specified Lender and the termination of such Lender’s Commitments pursuant to this Section 3.07, such Specified Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Specified Lender to indemnification hereunder with respect to matters that occurred prior to the date on which such Specified Lender’s Commitments were terminated shall survive as to such Specified Lender.

(d)Evidence of Removal or Replacement. Promptly following the removal or replacement of any Specified Lender in accordance with this Section 3.07, Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Commitments or Percentage Shares, as applicable, resulting from any such removal or replacement.

SECTION 3.08	SURVIVAL.

All obligations of Borrower under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

ARTICLE 4

CONDITIONS PRECEDENT

SECTION 4.01	CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING.

This Agreement shall become binding on the parties hereto upon, and the obligation of each Lender to make its initial extension of Revolving Credit Loans hereunder is subject to, the satisfaction of the following conditions precedent (all Revolving Credit Documents and other documents to be delivered to Administrative Agent or any Lender pursuant to this Section 4.01 shall be subject to prior approval as to form and substance (including as to results) by Lender and Administrative Agent, with delivery by a Lender or Administrative Agent of its signature page to this Agreement evidencing such Person’s acknowledgement that the conditions set forth in this Section 4.01 have been satisfied, unless otherwise waived in writing):

(a)Receipt of Certain Documents. Unless delivery of any of the following is waived by Administrative Agent, Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to Administrative Agent and each of which shall be, unless otherwise specified herein or otherwise required by Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof to the extent requested by Administrative Agent or any Lender), each, to the extent to be executed by a CCF Party, properly executed by a Responsible Officer of such CCF Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), all in sufficient number as Administrative Agent shall separately identify (including, if specified by Administrative Agent, for purposes of the distribution thereof to Administrative Agent, Lenders and Borrower):

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(i)counterparts of this Agreement, executed by each of the parties hereto;

(ii)[reserved];

(iii)counterparts of the other Revolving Credit Documents (including Account Control Agreements with respect to the Concentration Accounts and Borrower Funding Account, an initial Processor Direction Letter from each Processor, and all other applicable Collateral Documents), executed by each of the parties thereto, together with:

(A)any certificated securities representing shares of Equity Interests owned by or on behalf of any CCF Party constituting Collateral as of the Closing Date after giving effect to the Transactions together with undated stock powers with respect thereto executed in blank;

(B)any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any CCF Party (other than Consumer Receivables) constituting Collateral as of the Closing Date after giving effect to the Transactions together with undated instruments of transfer with respect thereto executed in blank;

(C)all instruments and other documents, including UCC financing statements, required by Law or reasonably requested by Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement, and Administrative Agent shall be satisfied with the results of all UCC, litigation and other similar searches conducted by it or on its behalf prior to the Closing Date; and

(D)a Perfection Certificate with respect to the CCF Parties, dated the Closing Date and duly executed by a Responsible Officer of Borrower together with results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to the CCF Parties in the jurisdictions contemplated by the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.01 or have been released.

(iv)such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each CCF Party and CCF Holdings as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Revolving Credit Documents to which such CCF Party is a party;

(v)such documents and certifications as Administrative Agent may reasonably require to evidence that each CCF Party and CCF Holdings is duly organized or formed, and that each CCF Party and CCF Holdings is validly existing, in good standing and qualified to engage in business in: (A) the State of its organization; and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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(vi)(i) favorable opinions, acceptable to Administrative Agent addressed to Administrative Agent and each Lender of counsel to the CCF Parties and CCF Holdings, as to such matters as are reasonably required by Administrative Agent or any Lender with respect to the CCF Parties, CCF Holdings, the Revolving Credit Documents and the Term Loan Documents, and (ii) the Regulatory Legal Opinion;

(vii)a certificate of a Responsible Officer of each CCF Party either: (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such CCF Party and the validity against such CCF Party of the Revolving Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect; or (B) stating that no such consents, licenses or approvals are so required;

(viii)a certificate signed by a Responsible Officer of each CCF Party certifying that: (A) the conditions specified in Section 4.02(d) and Section 4.02(e) have been satisfied; and (B) there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)evidence that all insurance required to be maintained pursuant to the Revolving Credit Documents has been obtained and is in effect, together with copies of all endorsements required pursuant to Section 6.07, subject to the terms of Section 6.15;

(x)a copy, certified by an appropriate Responsible Officer of CCF Holdings, of the financial statements of CCF Holdings referred to in Section 5.11;

(xi)a Borrowing Base Certificate dated as of the most recent date of periodic delivery required by the existing Revolving Credit Agreement;

(xii)a Data Field Certificate as of the Closing Date;

(xiii)fully executed copies of each CCF Preferred Equity Document and each Term Loan Document;

(xiv)fully executed copies of each Approved CSO Agreement, together with a certification by Borrower that such copies are true, correct and complete in all material respects.

(xv)a fully executed copy of the Closing Date Assignment and Assumption Agreement;

(xvi)a completed operational and field audit performed by Crowe LLP, in form and substance satisfactory to Administrative Agent and Class A Lenders;

(xvii)[reserved];

(xviii)such other assurances, certificates, documents, consents, reports or opinions as Administrative Agent or any Lender may reasonably require.

(b)Diligence and Approvals. Administrative Agent and Lenders have completed, and are satisfied with the results of, all business, legal and regulatory due diligence with respect to the CCF Parties, CCF Holdings and the Consumer Receivables as Administrative Agent and Lenders deem necessary or advisable and Lenders have received all necessary credit committee approvals.

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Administrative Agent shall have reviewed and approved the allocation of CCF Holdings' common equity among management of CCF Holdings and other holders.

(c)Payment of Fees. Borrower shall have paid: (i) all fees required to be paid to Administrative Agent and any Lender on or before the Closing Date; and (ii) unless Administrative Agent shall have agreed in writing to any delay in such payment, all fees, charges, expenses (including costs and expenses related to the field and operational audit performed by Crowe LLP prior to the Closing Date), of whatever character incurred in connection underwriting, due diligence, documentation, closing and any other actively related to the transactions contemplated by the Revolving Credit Documents, including disbursements of counsel to Administrative Agent, to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final billing by Administrative Agent to Borrower).

Notwithstanding anything to the contrary contained herein, this Agreement shall not become effective or be binding on any party hereto unless all of the conditions precedent to the effectiveness of this Agreement as specified in this Section 4.01(a) are satisfied or waived at or before 3:00 p.m. on December 29, 2023. Administrative Agent shall promptly notify each Credit Party and each Lender of the occurrence of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. For purposes of determining compliance with the conditions specified in this Section 4.01 (but without limiting the generality of the provisions of Section 9.04), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or become satisfied with, each document or other matter required hereunder to be consented to or approved by or to be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02	CONDITIONS TO ALL BORROWINGS.

The obligation of each Lender to make any extension of a Revolving Credit Loan hereunder or to honor any Notice of Borrowing (including, without limitation, the initial Borrowing) is subject to the following conditions precedent:

(a)Requests for Borrowing. Administrative Agent shall have received the applicable Notice of Borrowing no later than two (2) Business Days prior to the applicable Funding Date.

(b)Draw Period In Effect. The Draw Period Termination Date shall not have occurred.

(c)Transaction Documents. Each Revolving Credit Document, Term Loan Document and CCF Preferred Equity Document shall be in full force and no provision thereof shall have been amended, restated, supplemented, modified or waived without the consent of Administrative Agent, Term Loan Administrative Agent and/or BP Lender, as applicable, in each case, in accordance with the terms thereof (except for any expiration, termination, payoff, or similar event occurring pursuant to the terms of any such agreement).

(d)Truth and Correctness of Representations and Warranties. As of the related Funding Date, immediately prior to and after giving effect to the related Borrowing, the representations and warranties of Borrower and each other CCF Party contained in Article V or any other Revolving Credit Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such

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Borrowing to the same extent as though made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to each of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(e)No Event of Default, Cease Funding Event, Backup Servicing Trigger Event or Borrowing Base Shortfall. No Event of Default, Cease Funding Event, Cease Funding Event (Defaulting Lender), Backup Servicing Trigger Event or Borrowing Base Shortfall shall have occurred and be continuing immediately before giving effect to, or shall result from, such proposed Borrowing or from the application of the proceeds thereof or from the honoring of any Notice of Borrowing.

(f)No Default under Term Loan Documents. No “Event of Default” (as defined in the Term Loan Agreement) has occurred and is continuing under the Term Loan Agreement or any other Term Loan Document, both immediately before and after giving effect to the related Borrowing.

(g)Collateral Reports. Administrative Agent shall have received all Collateral Reports required to be delivered in accordance with Section 6.01(f).

(h)Consumer Receivable Documents. Credit Parties shall have provided, or caused to be provided, Administrative Agent and Backup Servicing Agent with an electronic copy of, or access to, each Consumer Receivable Document, in native format, including all metadata and other embedded data, as applicable. If any of the Consumer Receivables pledged to Secured Parties under the Security Agreement are evidenced by “tangible chattel paper” or “electronic chattel paper” (in each case as defined in the UCC), the Credit Parties shall have executed and delivered to Administrative Agent custodial and/or electronic collateral control agreements, acceptable to Administrative Agent, as Administrative Agent determines are necessary or advisable in order to perfect the security interest of the Secured Parties in such Consumer Receivables.

(i)Backup Servicing Agreement. Credit Parties shall have provided to Backup Servicing Agent all documents, information and access required to be so provided pursuant to the Backup Servicing Agreement.

(j)Subsidiary Guarantors. To the extent required by Section 6.14 (after giving effect to the time period provided thereunder), each Subsidiary of Borrower formed or acquired after the Closing Date has executed and delivered to Administrative Agent and Lenders a joinder to this Agreement, a joinder to the Security Agreement, an Account Control Agreement with respect to any Deposit Account held by such Subsidiary and all other documents reasonably requested by Administrative Agent in order to evidence such Subsidiary's guaranty and pledge to the Secured Parties.

(k)Tennessee Recording Tax. The Borrower has paid all recording taxes due with respect to the amounts to be borrowed on such Funding Date pursuant to T.C.A. §67-7-409(b)(7).

(l)Class B Agent. As of any applicable Funding Date, Class B Agent is not a Defaulting Lender.

Each Notice of Borrowing submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(d) and Section 4.02(e) have been satisfied on and

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as of the date of the making of the applicable Borrowing or the honoring of the applicable Notice of Borrowing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and Class B Agent and each Lender that:

SECTION 5.01	CORPORATE EXISTENCE AND POWER.

Each of the Credit Parties and their respective Subsidiaries: (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation (subject to such changes after the date hereof as are permitted under the Revolving Credit Documents); (b) has the power and authority and all governmental licenses, authorizations, consents and approvals: (i) to own its assets and carry on its business, except to the extent that any failure to have any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and (ii) to execute, deliver, and perform its obligations under the Revolving Credit Documents to which each is a party; and (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is licensed and in good standing under the Laws of each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification or license, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02	CORPORATE AUTHORIZATION; NO CONTRAVENTION.

The execution and delivery by each of the Credit Parties and their respective Subsidiaries, and the performance by each of the Credit Parties and their respective Subsidiaries of its obligations under, each Revolving Credit Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under: (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Subsidiary thereof or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any applicable Law. Each of the Credit Parties and their respective Subsidiaries are in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that any failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Credit Party or any Subsidiary thereof is a party to or is bound by any Contractual Obligation, or is subject to any restriction in any Organizational Document, or any requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.03	GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS.

(a)Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by any Credit Party (or any Subsidiary thereof) of, or the performance by any Credit Party (or any Subsidiary thereof) of its obligations under, any Revolving Credit Document to which it is a party other than (i) such as have been obtained or made and are in full

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force and effect or (ii) filings necessary to perfect Liens created by the Revolving Credit Documents.

(b)Compliance with Laws. Each Credit Party and each Subsidiary thereof are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04	BINDING EFFECT.

This Agreement has been, and each other Revolving Credit Document (when delivered hereunder) will have been, duly executed and delivered by each Credit Party that is party thereto. This Agreement and each other Revolving Credit Document to which any Credit Party is a party constitutes the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms.

SECTION 5.05	LITIGATION.

Except as specifically disclosed on Schedule 5.05, there are no actions, suits, proceedings, claims, disputes or Regulatory Actions pending, or to the best knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any Subsidiary of any Credit Party that: (a) purport to affect or pertain to any Revolving Credit Document, or any of the transactions contemplated thereby (including any prior iteration of the Revolving Credit Documents such as the Existing Revolving Credit Agreement); or (b) could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Revolving Credit Document, or directing that the transactions provided for therein not be consummated as therein provided. Since the Closing Date, there has been no change in the status of any matters disclosed on Schedule 5.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 5.06	NO DEFAULTS, CEASE FUNDING EVENT OR BACKUP SERVICING TRIGGER EVENT.

No Default, Event of Default, Cease Funding Event, Cease Funding Event (Defaulting Lender) or Backup Servicing Trigger Event has occurred and is continuing or would result from the incurring of any Obligations by Borrower or from the grant and perfection of the Liens upon the Collateral in favor of Administrative Agent. As of the Closing Date, none of Borrower, any other Credit Party or any Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

SECTION 5.07	EMPLOYEE BENEFIT PLANS.

(a)Compliance with ERISA Generally. As of the Closing Date, Borrower and each ERISA Affiliate are in compliance with the applicable provisions of ERISA, the Code and other federal or state Law with respect to each Plan, and each Plan which is intended to qualify under subsection 401(a) of the Code has received a favorable determination letter from the IRS and nothing has

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occurred that would cause the loss of such qualification, in each case, except as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, Borrower and each ERISA Affiliate have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)No Actions. As of the Closing Date: (i) there are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)Certain Events. As of the Closing Date: (i) except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur and neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069(a) or 4212(c) of ERISA; and (ii) no event or circumstance has occurred or exists that, if such event or circumstance had occurred or arisen after the Closing Date, would create an Event of Default under Section 8.01(i).

(d)Each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Borrower, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction which would subject Borrower or any of its Subsidiaries, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Administrative Agent in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against Borrower or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.08	USE OF PROCEEDS.

Borrower will use the proceeds of the Revolving Credit Loans solely for the purposes set forth in and as permitted by Section 6.11 and Section 7.10.

SECTION 5.09	TITLE TO PROPERTIES.

Except as disclosed on Schedule 5.09 (as the same may be updated from time to time by Borrower with the prior written consent of Administrative Agent exercising its Permitted Discretion), Credit Party and each Subsidiary thereof have good record and marketable title in fee simple to, or valid leasehold interests in, or valid rights to use (including easements) all real property necessary to the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the properties of each Credit Party and each Subsidiary thereof are subject to no Liens other than

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Permitted Liens.

SECTION 5.10	TAXES.

Each Credit Party and each Subsidiary thereof have filed all U.S. federal and other Tax returns and reports required to be filed, and have paid prior to delinquency all U.S. federal and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) that are being contested in good faith by appropriate proceedings timely instituted and diligently conducted and for which such Person has set aside adequate reserves, if any, on its financial statements in accordance with GAAP and (ii) where failure to file or pay could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no proposed tax assessment against any Credit Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect.

SECTION 5.11	FINANCIAL CONDITION.

(a)Financial Statements.

(i)The Audited Financial Statements: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present the consolidated financial condition of the Credit Parties as of the date thereof and its consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show, on a consolidated basis, all material indebtedness and other liabilities, direct or contingent, of the Credit Parties as of the date thereof, including liabilities for Taxes, material commitments and Debt.

(ii)The unaudited consolidated balance sheet of CCF Holdings and its Subsidiaries (other than Subsidiaries which are variable interest entities) dated September 30, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Period ended on such date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (excluding variable interest entities), except as otherwise expressly noted therein; and (ii) fairly present the consolidated financial condition of the Credit Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(b)No Material Adverse Effect. Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.12	ENVIRONMENTAL MATTERS.

Each Credit Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof each Credit Party has reasonably concluded that, except as specifically disclosed on Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Closing Date, there has been no change in the status of the any matters disclosed on Schedule 5.12 that, individually or in the

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aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 5.13	MARGIN REGULATIONS; REGULATED ENTITIES.

Neither Borrower nor any Subsidiary thereof is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of Borrower, any Subsidiary thereof or any Person controlling Borrower is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Federal Power Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Debt.

SECTION 5.14	SWAP OBLIGATIONS.

Neither Borrower nor any Subsidiary thereof has incurred any outstanding obligations under any Swap Contracts, other than obligations under Swap Contracts currently existing between Borrower and Administrative Agent or otherwise expressly permitted hereby. Borrower has voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments, in each case as an appropriate means of mitigating and managing risks associated with such matters, and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

SECTION 5.15	INTELLECTUAL PROPERTY.

Borrower and each Subsidiary thereof own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, except for those the failure of which to own or license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of such intellectual property by Borrower and its Subsidiaries and the operation of their respective businesses do not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary thereof infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, and no patent, invention, device, application, principle or any statute, Law, rule, regulation, standard or code is pending or, to Borrower’s knowledge, proposed, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.16	EQUITY INTERESTS HELD BY BORROWER; EQUITY INTERESTS IN BORROWER.

(a)As of the Closing Date: (i) the only Subsidiaries of Borrower are those listed on Schedule 5.16; and (ii) Borrower holds no Equity Interests in any other Person other than those specifically disclosed on Schedule 5.16. All of the outstanding Equity Interests in Borrower and in each Subsidiary thereof have been validly issued and are fully paid and nonassessable.

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(b)To the knowledge of the Credit Parties, no owner of any Equity Interests in Borrower has voluntarily granted any security interest or Lien on such Equity Interests to any Person.

SECTION 5.17	INSURANCE.

The properties of each Credit Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies that are not Affiliates of any of the Credit Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or its Subsidiary operates.

SECTION 5.18	COLLATERAL AND COLLATERAL DOCUMENTS.

(a)Enforceable and Perfected Security Interest.

(i)Each of the Pledge Agreement and the Security Agreement creates in favor of Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first-priority security interest in the Collateral (as defined in the Pledge Agreement and Security Agreement, as applicable) and the proceeds thereof (the “Security Interest”) and (i) when the applicable Collateral (other than Uncertificated Securities, Uncertificated Limited Liability Company Interests and Uncertificated Partnership Interests, each as defined in the Pledge Agreement and the Security Agreement, as applicable) required to be delivered pursuant to the Pledge Agreement or the Security Agreement, as applicable, are delivered to Administrative Agent together with the proper endorsements, the Security Interest therein shall be perfected, (ii) when each financing statement in the form attached to the Perfection Certificate (each a “Financing Statement”) is filed in the applicable office set forth in Schedule 5.18, the Security Interest (other than with respect to (x) certain Intellectual Property (as defined in the Security Agreement) with respect to which additional filings may be necessary or desirable as described in clause (ii) of this Section 5.18(a) and (y) any Zero Balance Account) shall be perfected to the extent the Security Interest may be perfected by the filing of a UCC financing statement.

(ii)Upon the recordation of the Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to Borrower and Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, and the filing of each Financing Statement in the office indicated therein, the Security Interest in all of the Intellectual Property of Borrower and the other Credit Parties constituting Collateral shall be perfected.

(iii)Each Account Control Agreement, deposit account control agreement and securities account control agreement perfects the Security Interest in each Concentration Account, and each other deposit account and securities account constituting Collateral (other than any Zero Balance Account).

(b)Truth and Correctness of Representations and Warranties. All representations and warranties of each CCF Party in each Collateral Document are true and correct in all material respects.

SECTION 5.19	LABOR RELATIONS.

There are no strikes, lockouts or other material labor disputes against Borrower or any Subsidiary thereof, or to Borrower’s knowledge, threatened against or affecting Borrower or any Subsidiary thereof,

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and no significant unfair labor practice complaint is pending against Borrower or any Subsidiary thereof or, to the knowledge of Borrower, threatened against any of them before any Governmental Authority. Except as set forth on Schedule 5.19: (a) neither Borrower nor any Affiliate or Subsidiary thereof are a party to any collective bargaining agreements or contracts; and (b) no union representation exists and, to the knowledge of Borrower, no union organizing activities are taking place.

SECTION 5.20	SOLVENCY.

Borrower and each of its Subsidiaries is Solvent.

SECTION 5.21	FULL DISCLOSURE.

To the best knowledge after due inquiry of any Responsible Officer of Borrower, the Revolving Credit Documents, the Perfection Certificate and the statements contained in the exhibits, reports, statements and certificates furnished by or on behalf of any CCF Party in connection with the Revolving Credit Documents (including the offering and disclosure materials delivered by or on behalf of any CCF Party to Administrative Agent and Lenders (or any of the foregoing Persons) prior to the Closing Date), taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.22	CERTAIN EXHIBITS AND SCHEDULES.

Borrower has delivered to Administrative Agent true, accurate and correct copies of the in-force and in-effect Program Summary, Underwriting Guidelines and Servicing Policy of Borrower and the other Credit Parties and of Schedule 1.01 to this Agreement; provided, however, that this representation and warranty shall be deemed not to be untrue or incorrect to the extent Borrower or the other Credit Parties have discontinued origination of an Existing Product or Borrower or the other Credit Parties are originating a Non-Approved Product to the extent the origination of such Non-Approved Product complies with Section 7.14 hereof and an update to the Program Summary, the Servicing Policy or the Underwriting Guidelines is not then due under Section 6.03(a).

SECTION 5.23	SANCTIONS; ANTI-CORRUPTION LAWS.

(a)No Credit Party, nor any of its Subsidiaries or any director, officer, employee, agent, or affiliate of any Credit Party or any of its Subsidiaries is a Person that is, or is owned or controlled by Peresons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea and Syria).

(b)Each Credit Party, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of each Credit Party, the agents of each Credit Party and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable

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anti-corruption law, in all material respects. Each Credit Party has instituted and maintains policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Revolving Credit Loan or other Obligation (other than unasserted contingent indemnification obligations) shall remain unpaid or unsatisfied and the Discharge of Secured Obligations shall not have occurred:

SECTION 6.01	REPORTING REQUIREMENTS.

Unless any of the following are waived by Administrative Agent and Class B Agent from time to time in its sole discretion, Borrower shall deliver, or cause to be delivered, to Administrative Agent, in form and detail satisfactory to Administrative Agent:

(a)Annual Financial Statements.

(i)As soon as available, but in any event (i) within ninety (90) days after the end of each fiscal year of CCF Holdings, a consolidated balance sheet for CCF Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and (ii) within one hundred twenty (120) days after the end of each fiscal year of CCF Holdings, a consolidated balance sheet for CCF Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; provided, that in the case of this clause (ii), such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Administrative Agent (it being understood and agreed that Elliott Davis is reasonably acceptable), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than for the exclusion of variable interest entities; and

(ii)As soon as available, but in any event (i) within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet for Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP.

(b)Fiscal Period and Monthly Financial Statements.

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(i)Fiscal Period Financial Statements.

(A)As soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Periods in each fiscal year, a consolidated balance sheet for CCF Holdings and its Subsidiaries as at the end of such Fiscal Period, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the portion of CCF Holdings’ fiscal year then ended, setting forth, in each case in comparative form, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be internally prepared and certified by a Responsible Officer of CCF Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of CCF Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and excluding variable interest entities; and

(B)As soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Periods in each fiscal year, a consolidated balance sheet for Borrower and its Subsidiaries as at the end of such Fiscal Period, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the portion of Borrower’s fiscal year then ended, setting forth, in each case in comparative form, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be internally prepared and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and excluding variable interest entities.

(ii)Monthly Financial Statements.

(A)As soon as available and in any event within forty-five (45) days after the end of each calendar month (provided, however, in the case of each of the calendar months ending on, September 30, 2023, October 31, 2023 and November 30, 2023, such financial statements must be delivered within seventy-five (75) days after the end of such calendar month), (1) the unaudited consolidated statements of income and expense of CCF Holdings and its Subsidiaries for the monthly period in question, (2) the unaudited consolidated balance sheet of CCF Holdings and its Subsidiaries as of the last day of such calendar month and (3) an unaudited consolidated statement of cash flows of CCF Holdings and its Subsidiaries during such calendar month, all of the foregoing in this clause (ii) in such detail and scope as may be reasonably required by Administrative Agent, prepared in accordance with GAAP and on a basis consistent with prior accounting periods and certified by the chief financial officer of CCF Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of CCF Holdings and its Subsidiaries as at the end of such calendar month and for the period covered thereby, in accordance with GAAP; and

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(B)As soon as available and in any event within forty-five (45) days after the end of each calendar month (provided, however, in the case of each of the calendar months ending on, September 30, 2023, October 31, 2023 and November 30, 2023, such financial statements must be delivered within seventy-five (75) days after the end of such calendar month), (1) the unaudited consolidated statements of income and expense of Borrower and its Subsidiaries for the monthly period in question, and (2) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the last day of such calendar month, all of the foregoing in this clause (B) in such detail and scope as may be reasonably required by Administrative Agent, prepared in accordance with GAAP and on a basis consistent with prior accounting periods and certified by the chief financial officer of Borrower as fairly presenting in all material respects the financial condition, and results of operations and cash flows of Borrower and its Subsidiaries as at the end of such calendar month and for the period covered thereby, in accordance with GAAP.

(c)CCF Holdings Business Plan and Borrower Business Plan.

(i)CCF Holdings Business Plan. Borrower shall submit, or cause to be submitted, to Administrative Agent on December 31, 2023, and on each June 30th and December 31st (i) forecasts of CCF Holdings and its Subsidiaries, (A) of consolidated balance sheets and statements of income or operations and cash flows for CCF Holdings and its Subsidiaries for the immediately following fiscal year (including for the fiscal year immediately following the fiscal year in which the Maturity Date occurs) and (B) showing projected average Consumer Loan balances (and related model calculations), revenues, origination costs, overhead costs, outstanding balance of debt and other financial metrics for the immediately following fiscal year (clauses (A) and (B) immediately above, a “CCF Holdings Business Plan”) and (ii) a comparison of the previous CCF Holdings Business Plan delivered to Administrative Agent and the Lenders to actual performance over the related period.

(ii)Borrower Business Plan. Borrower shall submit, or cause to be submitted, to Administrative Agent on December 31, 2023, and on each June 30th and December 31st thereafter, (i) forecasts of Borrower and its Subsidiaries, in form and substance satisfactory to Administrative Agent, (A) of consolidated balance sheets and statements of income or operations and cash flows for Borrower and its Subsidiaries for the immediately following fiscal year (including for the fiscal year immediately following the fiscal year in which the Maturity Date occurs) and (B) showing projected originations, revenues, origination costs, overhead costs, outstanding balance of debt and other financial metrics for the immediately following fiscal year and demonstrating expected compliance with the financial covenants set forth in Section 6.12 (clauses (A) and (B) immediately above, a “Borrower Business Plan”) and (ii) for any Borrower Business Plan delivered to Administrative Agent and the Lenders after December 31, 2022, a comparison of the previous Borrower Business Plan delivered to Administrative Agent and the Lenders to actual performance over the related period.

(d)Borrowing Base Certificates. No later than 12:00 p.m. EST two (2) Business Days prior to each Funding Date and each Remittance Date (each a “Calculation Date”), Borrower shall calculate a Borrowing Base Certificate, which shall be delivered to Administrative Agent via electronic mail. For purposes of clarity, such Borrowing Base Certificate shall be calculated based upon (i) the opening deposit account balances of Eligible Cash for such Calculation Date and (ii) the Eligible Principal Balance of all Eligible Consumer Receivables as of the end of the Business Day that is three (3)

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Business Days preceding such Funding Date or Remittance Date, as applicable;

(e)Monthly Bank Statement/Reconciliation. Not more than ten (10) Business Days after the end of each month, shall cause each Account Bank to deliver to Administrative Agent a copy of the bank statement for each Concentration Account, the Borrower Funding Account and any CIC Existing Account for which such statements were delivered to the administrative agent under the Existing CIC Credit Agreement;

(f)Collateral Reports. The following reports (each, a “Collateral Report”) shall be in the form of a digital file sent via Electronic Platform and shall be accompanied by such other monthly reports and other information relating to the Collateral as shall reasonably be requested by Administrative Agent from time to time:

(i)Monthly Loan Summary. As soon as available and in any event no later than 11:00 a.m. EST on third (3rd) Business Day of each calendar month, a report identifying all Eligible Consumer Receivables pledged to Administrative Agent, for the benefit of itself and the Lenders, as of the close of business on the last day of the immediately preceding calendar month, which report contains the applicable information for each of the data fields listed under “Loan Summary File” in Exhibit 6.01(f)(i) to this Agreement;

(ii)Monthly Transaction Summary. As soon as available and in any event no later than 11:00 a.m. EST on the third (3rd) Business Day of each calendar month, a report identifying the activity occurring during the preceding calendar month (e.g., Charge-Offs, Collections and other changes) in respect of the Eligible Consumer Receivables pledged to Administrative Agent, for the benefit of itself and the Lenders, and setting forth the applicable information for each of the data fields listed under “Transaction File” in Exhibit 6.01(f)(ii) to this Agreement;

(iii)[Intentionally Deleted]; and

(iv)Daily Summary. As soon as available and in any event no later than 11:00 a.m. EST each day (or the next succeeding Business Day if such day is not a Business Day), a report in form and substance satisfactory to Administrative Agent, in its Permitted Discretion, which may contain (x) a report identifying all Eligible Consumer Receivables pledged to Administrative Agent, for the benefit of Administrative Agent and the Lenders, as of the close of business on the preceding Business Day, which report contains the applicable information for each of the data fields listed under “Loan Summary File” in Exhibit 6.01(f)(i) to this Agreement; and (y) a report identifying the activity since the previously Business Day (e.g., Charge-Offs, Collections, account balances, Aggregate-Cash-In Store, Aggregate-Cash-In Transit, Aggregate Deposits-In-Transit, Aggregate Amounts on Deposit, Net Collections and other activity) in respect of the Eligible Consumer Receivables and Eligible Accounts pledged to Administrative Agent, for the benefit of Administrative Agent and the Lenders, and setting forth the applicable information for each of the data fields listed under “Transaction File” in Exhibit 6.01(f)(ii) to this Agreement.

SECTION 6.02	CERTIFICATES; OTHER INFORMATION.

Unless any of the following are waived by both Administrative Agent and Class B Agent from time to time, each in its sole discretion, Borrower shall deliver to Administrative Agent, in form and

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detail satisfactory to Administrative Agent:

(a)Accountants’ Certificate. Concurrently with Borrower’s delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying and stating that, in connection with their audit, nothing came to their attention that caused them to believe that Borrower failed to comply with the financial covenants of Section 6.12(a) through (d), but also noting that their audit was not directed primarily toward obtaining knowledge of or noncompliance with Section 6.12(a) through (d);

(b)Compliance Certificate; Monthly Certificate.

(i)Concurrently with the delivery of the financial statements referred to in subsections (a)(ii), (b)(i) and b(ii) of Section 6.01, a duly completed Compliance Certificate (including detailed calculations and support demonstrating compliance with the financial covenants set forth in Section 6.12) signed by an appropriate Responsible Officer of CCF Holdings;

(ii)Concurrently with the delivery of the financial statements referred to in subsection (b)(ii) of Section 6.01, a duly completed monthly certificate (including detailed supporting calculations), in form and substance satisfactory to Administrative Agent, signed by an appropriate Responsible Officer of Borrower certifying as to whether or not a Portfolio Trigger Event has occurred;

(c)Additional Accountant Reports. Promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of CCF Holdings by independent accountants in connection with the accounts or books of CCF Holdings, any CCF Party or any Subsidiary thereof, or any audit of any of them;

(d)Equity Interest Holder Reports and Certain Public Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of Equity Interests of Borrower and copies of all annual, regular, periodic and special reports and registration statements that Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto;

(e)Debt Holder Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any CCF Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement that are not otherwise required to be furnished to Administrative Agent and Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)Materials from Governmental Authorities. Promptly, and in any event within five Business Days after receipt thereof by any CCF Party or any Subsidiary thereof, copies of each material notice or other correspondence received from any Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency regarding any material financial or other material operational results of Borrower and its Subsidiaries, taken as a whole;

(g)CSO Agreements. Promptly, and in any event within thirty (30) days after the execution and delivery thereof, copies of each credit services organization and lender agreement or other

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similar agreement between any Credit Party and an unaffiliated, third-party lender in connection with any credit services organization program implemented by such Credit Party and, at the request of Administrative Agent, copies of any other agreements related thereto, together with a certification by Borrower that such copies are true, correct and complete in all material respects;

(h)Insurance Certificates. Concurrently with Borrower’s delivery of the financial statements referred to in Section 6.01(a), certificates of insurance evidencing the policies of insurance required to be maintained by the Loan Parties hereunder or under any other Loan Document; and

(i)Additional Information. Promptly, such additional information regarding the business, financial or corporate affairs of any CCF Party or any Subsidiary thereof or compliance with the terms of the Revolving Credit Documents, as Administrative Agent or any Lender may from time to time request in its Permitted Discretion.

SECTION 6.03	NOTICES.

(a)Certain Amendments.

(i)Servicing Policy. Borrower shall provide Administrative Agent with (A) prior written notice of any proposed material changes to the Servicing Policy, and (B) prompt written notice of any non-material changes to the Servicing Policy that do not require Administrative Agent's prior written consent pursuant to Section 7.14(b).

(ii)Program Summary. Borrower shall, no less frequently than monthly, provide Administrative Agent with written notice of any change to the Program Summary. For the avoidance of doubt, until approved in writing by Administrative Agent, any New Products reflected in the Program Summary shall be deemed Non-Approved Products.

(iii)Underwriting Guidelines. Borrower shall provide Administrative Agent with prior written notice of any proposed material changes to the Underwriting Guidelines. No less than once per calendar month, Borrower shall provide Administrative Agent an updated copy of the Underwriting Guidelines, which highlights or otherwise clearly indicates all changes (including, for the avoidance of doubt, any non-material changes that do not require Administrative Agent's prior written consent pursuant to Section 7.14(b)) made since the date Underwriting Guidelines were last delivered to Administrative Agent hereunder.

(iv)Applicable States. Borrower shall provide Administrative Agent with prompt written notice of any modification of Schedule 1.01.

(b)Borrower shall promptly, and in any event within three (3) Business Days after any Responsible Officer of Borrower obtains actual knowledge, or receives notice, thereof, notify Administrative Agent and each Lender of:

(i)Defaults; Events of Default. The occurrence of any Default or Event of Default;

(ii)Matters Involving a Material Adverse Effect. Any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any CCF Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation,

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proceeding or suspension between any CCF Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any CCF Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(iii)ERISA Events. The occurrence of any ERISA Event that has resulted, or could reasonably be expected to result, in a Material Adverse Effect;

(iv)Certain Acquisitions. Any Acquisition, or the incurrence of any Contractual Obligations with respect to any Acquisition, by Borrower or any Subsidiary thereof if the aggregate cash and non-cash consideration (including assumption of Debt) in connection with such Acquisition is (or could reasonably be expected to become) $1,000,000.00 or more, which notice shall identify the related Acquiree(s), if any, the anticipated closing date of such Acquisition and the aggregate cash and non-cash consideration (including assumption of Debt) to be paid in connection with such Acquisition;

(v)Certain Asset Sales. Any Asset Sale, or the incurrence of any Contractual Obligations with respect to any Asset Sale, by Borrower or any Subsidiary thereof if the aggregate cash and non-cash consideration (including assumption of Debt) in connection with such Asset Sale is (or could reasonably be expected to become) $1,000,000.00 or more, which notice shall identify the related purchaser(s), the anticipated closing date of such Asset Sale and the aggregate cash and non-cash consideration (including assumption of Debt) to be paid in connection with such Asset Sale;

(vi)Litigation. Any (A) institution (by filing) of any litigation involving an alleged liability of any CCF Party equal to or greater than $500,000, (B) adverse determination in any litigation against any CCF Party equal to or greater than $500,000, (C) institution (by filing) of, or adverse determination in, any class action litigation against any CCF Party, or (D) any assertion of any allegation of fraud, criminal conduct, misappropriation or other wrongful or illegal conduct on the part of any CCF Party except to the extent such assertion could not reasonably be expected to result in a Material Adverse Effect;

(vii)Regulatory Action. Any complaint, order, citation, notice, request for information or other written communication from a Governmental Authority or any other Person delivered to any CCF Party with respect to, or if any Responsible Officer of any CCF Party becomes actually aware of (i) any material violation or alleged material violation by a CCF Party of any applicable Law, including, without limitation, the Law of any Applicable State, (ii) any Regulatory Action;

(viii)Financial Matters. Any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary thereof;

(i)Legal Matters. Any change to any Law materially affecting Borrower’s business;

(j)Formation of New Subsidiary. Any Credit Party forms a new Subsidiary;

(k)Taxes. Any proposed adjustments, reports, proceedings or investigations related to any material Taxes and any other material reports or notices received by any CCF Party from, or filed by any CCF Party with, any Governmental Authority;

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(l)Liens. Any incurrence (whether voluntary or involuntary) of any Debt or Liens not permitted by the terms of this Agreement;

(m)Borrowing Base Shortfall, Cease Funding Event, Cease Funding Event (Defaulting Lender) and Backup Servicing Trigger Event. Any Credit Party obtaining knowledge of the occurrence of any Borrowing Base Shortfall, Cease Funding Event, Cease Funding Event (Defaulting Lender), and/or Backup Servicing Trigger Event; and

(n)Facility Documents. Any Credit Party obtaining knowledge of the occurrence of any “Material Adverse Effect”, “Default” or “Event of Default” (in each case, as defined in the Term Loan Documents) under the Term Loan Documents.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action, if any, Borrower (or the other applicable Person) has taken or proposes to take with respect thereto. To the extent applicable, each notice given pursuant to Section 6.03 shall describe with particularity any and all provisions of this Agreement and any other Revolving Credit Document that have been (or could reasonably be expected to be) breached or violated.

SECTION 6.04	PAYMENT OF CERTAIN OBLIGATIONS.

Borrower shall and shall cause each of its Subsidiaries to pay and discharge prior to delinquency all material Tax liabilities, assessments and governmental charges or levies upon their respective properties, unless the same are being contested in good faith by appropriate proceedings timely instituted and diligently conducted by the applicable Person and such Person has set aside adequate reserves, if any, on its financial statements in accordance with GAAP.

SECTION 6.05	PRESERVATION OF EXISTENCE, ETC.

Borrower shall and shall cause each of its Subsidiaries (other than any Excluded Subsidiary or any Legacy CIC Subsidiary to be dissolved as part of an entity rationalization plan, which entity rationalization plan has been provided to Administrative Agent in reasonable detail and approved by Administrative Agent) to: (a) preserve, renew and maintain in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of their respective registered patents, trademarks, trade names and service marks and other intellectual property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.06	MAINTENANCE OF PROPERTIES.

Borrower shall and shall cause each of its Subsidiaries to: (a) maintain, preserve and protect all of their respective material properties and equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; in each of the foregoing clauses (a) and (b), except where the failure to do so could not, individually or in the aggregate, reasonably be expected

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to have a Material Adverse Effect.

SECTION 6.07	MAINTENANCE OF INSURANCE.

Borrower shall and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies not Affiliates of any Credit Party, property and casualty insurance (including hazard insurance where customary) with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, in each case naming Administrative Agent as an additional insured or loss payee, and will pay or ensure payment of all premiums for such insurance coverage when due and prior to the expiration date of each policy maintained pursuant to this Section 6.07, and shall deliver or cause to be delivered to Administrative Agent, certificates of insurance with respect to the renewal or replacement thereof. Upon the request of the Administrative Agent, Borrower shall use commercially reasonable efforts to obtain (and thereafter, shall maintain in force), with financially sound and reputable insurance companies not Affiliates of any Credit Party, an “errors and omissions” insurance policy and/or an employee fidelity insurance policy, in each case (x) in an amount as determined by the Administrative Agent in its Permitted Discretion and (y) naming Administrative Agent as an additional insured.

SECTION 6.08	COMPLIANCE WITH LAWS.

Borrower shall and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective properties or businesses, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings timely instituted and diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09	BOOKS AND RECORDS.

Borrower shall and shall cause each of its Subsidiaries to: (a) maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving their respective properties and businesses; (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over them, as the case may be; and (c) preserve the electronic form of all Consumer Receivable Documents stored on servers and back-up systems in native format, together with all metadata and any other embedded data, all in accordance with any written document management policies of Borrower or such Subsidiary, as the case may be, which are satisfactory to Administrative Agent in its Permitted Discretion. The electronic original of the documents and/or instruments evidencing the duty to repay each Consumer Receivable shall clearly indicate that it is not intended to be a “transferable record” under UETA or otherwise, or, alternatively, be an “authoritative” original held by an acceptable electronic document custodian. In the event that any Consumer Receivable is evidenced by “tangible chattel paper” or “electronic chattel paper” (in each case, as defined in the UCC), Borrower shall cooperate with Administrative Agent to execute custodial agreements and electronic control agreements and to deliver such documents to Administrative Agent's custodian as Administrative Agent determines are necessary or advisable in order to preserve the Security Interest of the Secured Parties in the Collateral.

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SECTION 6.10	INSPECTION RIGHTS; DATA ACCESS; BACK-UP SERVICER.

(a)Borrower shall and shall cause each of its Subsidiaries to permit representatives and independent contractors of Administrative Agent, Class B Agent and each Lender selected by Administrative Agent, Class B Agent or such Lender, as the case may be, in the exercise of their respective Permitted Discretion, to visit and inspect any of their respective properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, members, managers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon three (3) Business Days' advance notice to Borrower, including, without limitation, in connection with a semi-annual field audit and annual operational audit to be performed by Crowe LLP (or such other firm as Administrative Agent may select) at Borrower’s sole cost and expense; provided that, when an Event of Default has occurred and is continuing, Administrative Agent, Class B Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice and as many times as Administrative Agent or any Lender may require.

(b)Borrower shall and shall cause each of its Subsidiaries to permit Administrative Agent, Class B Agent, Backup Servicing Agent and any other representatives and independent contractors of Administrative Agent or Class B Agent to be provided with view only access to data and information through the applicable system of record in order to view, monitor and reconcile (i) bank and transactional activity and the Collateral as may be deemed necessary or desirable by Administrative Agent in its Permitted Discretion, (ii) the Consumer Receivable Documents and all other credit and legal files evidencing or relating to the Consumer Receivables and other Collateral and (iii) compliance with the terms of the Consumer Receivable Documents and the Revolving Credit Documents, including, without limitation, all disbursement and payment activity in connection therewith.

SECTION 6.11	USE OF PROCEEDS.

Borrower shall use the proceeds of the Revolving Credit Loans solely: (a) on the effective date of the Existing Revolving Credit Facility, to repay in full all Debt outstanding under or in respect of the Original CCF Revolving Credit Agreement; (b) to pay the costs associated with preparing and closing this Agreement and the other transactions contemplated hereby; and (c) otherwise, before and after giving effect to the calculation of the Borrowing Base and any Borrowing Base Shortfall, for working capital, general corporate purposes and payment of dividends not in contravention of any applicable Law or of any Revolving Credit Document, including the making of a Permitted Acquisition.

SECTION 6.12	FINANCIAL COVENANTS

(a)Liquidity. (1) As of the end of each calendar month, the Liquidity (CCF Holdings) of CCF Holdings and its Subsidiaries on a consolidated basis shall not be less than $75,000,000; and (2) as of the end of each calendar month, the Liquidity (Borrower) of the Borrower and its Subsidiaries on a consolidated basis shall not be less than $25,000,000.

(b)CCF Holdings Leverage Ratio. As of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2023, the Leverage Ratio (CCF Holdings) shall not be greater than 5.00 to 1.00.

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(c)CCF Holdings Interest Coverage Ratio. As of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2023, the Interest Coverage Ratio (CCF Holdings) shall not be less than 1.30 to 1.00.

(d)Borrower Consolidated Adjusted EBITDA. As of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2023, the Consolidated Adjusted EBITDA (Borrower) of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Quarter shall not be less than $12,000,000.

(e)Tangible Asset Coverage Ratio. As of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending on September 30, 2023, the Tangible Asset Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Quarter shall not be less than 110%.

(f)Maximum Total Debt. CCF Holdings and its Subsidiaries shall not maintain at any time as of the end of any Fiscal Quarter of Borrower, beginning with the Fiscal Quarter ending on December 31, 2023, CCF Consolidated Total Debt that is more than $1,200,000,000. For purposes of this clause (f), “CCF Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Debt (excluding, for the purposes of this calculation, the Swap Termination Value under all Swap Contracts to which such Person is a party) of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

SECTION 6.13	Deposit Accounts; Collections; Cash Management

(a)The CCF Parties shall take all actions necessary to maintain, preserve and protect the rights of Administrative Agent, for the benefit of itself and the Lenders, with respect to all proceeds of Collateral in accordance with Administrative Agent’s first-priority security interest (other than with respect to perfection over any Zero Balance Account and any CIC Existing Account as permitted in the Administrative Agent’s Permitted Discretion).

(b)The Credit Parties shall cause all Net Collections of Collateral (including, without limitation, all proceeds of Eligible Consumer Receivables) to be deposited into a Concentration Account in strict compliance with the Flow of Funds, or, after the occurrence and during the continuance of an Event of Default, as Administrative Agent may otherwise direct in writing in its Permitted Discretion. With respect to any funds collected directly by any Credit Party or any servicing agent or Backup Servicing Agent with respect to the Collateral (including, without limitation, all proceeds of Eligible Consumer Receivables), such recipient shall cause the Net Collections portion of such funds to be deposited into a Concentration Account no later than two (2) Business Days following receipt thereof. Each Credit Party shall cause the Net Collections portion of all proceeds from all Charge-Offs to be deposited promptly into a Concentration Account.

(c)The Credit Parties shall cause any and all Processors to handle all Collections (including, without limitation, all proceeds of Eligible Consumer Receivables) in strict compliance with the Flow of Funds and, if applicable, an in-force Processor Direction Letter. In furtherance and not in limitation of the foregoing, the Credit Parties shall (A) not take any action to interfere with any Processor depositing Collections received by such Processor in accordance with the Flow of Funds, and (B) not direct any Processor not to deposit all Net Collections received by such Processor in accordance with the Flow of Funds.

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(d)At all times, each Deposit Account (other than any Excluded Account, CIC Existing Account or Zero Balance Account) shall be subject to an Account Control Agreement pursuant to which Administrative Agent, for the benefit of itself and the Lenders, has “springing control”. Following Administrative Agent’s written request and at all times thereafter, the Credit Parties and Administrative Agent shall have access to the statements and status of the Deposit Accounts and will be entitled to receive periodic account statements with respect thereto. The Credit Parties shall take all steps reasonably requested by Administrative Agent to ensure that Administrative Agent has full online access to view the Deposit Accounts (other than any Excluded Account), in the same manner as the applicable Credit Party has as a customer of the applicable Deposit Account Bank.

(e)The Credit Parties shall cause (i) each Concentration Account Bank to remit, collectively, on a daily basis, an aggregate amount equal to Borrower’s Available Funds to the Borrower Funding Account, and (ii) the Concentration Account Bank (Master) to distribute all funds on deposit in the Concentration Account (Master), on a weekly basis, in accordance with the priorities set forth in Section 2.09.

(f)Each Credit Party hereby irrevocably makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent for that purpose, including any servicing agent or Backup Servicing Agent) as such Credit Party’s true and lawful attorney and agent-in-fact, to do any of the following at Administrative Agent’s sole election (and Administrative Agent shall not have any obligations to do so) after the occurrence and during the continuance of an Event of Default or a Backup Servicing Trigger Event: (i) to endorse the name of such Credit Party upon all authorizations to transfer any funds out of the Concentration Accounts and any other Deposit Accounts (other than any Excluded Account) maintained by or on behalf of such Credit Party as contemplated by the Revolving Credit Documents, or upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any of the Collateral; (ii) to take control in any manner of any item of payment or proceeds thereof relating to the Collateral; (iii) to have access to any lock box or postal box into which mail of such Credit Party related to the Eligible Consumer Receivables financed by the Lenders is deposited; and (iv) to open and process all mail addressed to such Credit Party and deposited therein related to the Eligible Consumer Receivables financed by the Lenders. The power of attorney granted herein shall be deemed an agency, coupled with an interest and irrevocable, and not subject to termination without the consent of Administrative Agent. For the avoidance of doubt, Administrative Agent covenants and agrees with the Credit Parties that it shall not exercise the foregoing power of attorney referred to in this Section 6.13(f) unless an Event of Default or a Backup Servicing Trigger Event has occurred and is continuing.

(g)Each Credit Party covenants and agrees that, notwithstanding the maximum threshold amounts set forth in the definitions of Aggregate Cash-in-Store and Aggregate Cash-in-Transit, respectively, each Credit Party shall use commercially reasonable efforts to maintain Cash held in a CCF Store vault and Cash in-transit to a CCF Store at the minimum levels necessary to conduct its business and to cause all Collections in excess of such minimum levels to be deposited in, or remain on deposit in, a Concentration Account.

(h)Each Credit Party that maintains one or more Zero Balance Accounts or existing CIC Existing Accounts shall deliver a fully executed, original Power of Attorney to Administrative Agent.

(i)[Intentionally Deleted].

(j)On or before August 30, 2025, Borrower shall cause Administrative Agent to be used as its principal depository bank, including for the maintenance of business, cash management, operating and

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administrative Deposit Accounts for the term of this Agreement, with not less than fifty percent (50%) of all deposits (excluding those of Sparrow and TMX) in Deposit Accounts held with Administrative Agent, including but not limited to, the Borrower Funding Account Bank and Concentration Account Bank (Master).

SECTION 6.14	FURTHER ASSURANCES.

Promptly upon the written request by Administrative Agent, Borrower shall and shall cause each of its Subsidiaries to take such further acts (including the acknowledgement, execution, delivery, recordation, filing and registering of documents) as may reasonably be required from time to time to: (a) carry out more effectively the purposes of this Agreement or any other Revolving Credit Document; (b) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents or any other properties, rights or interests (including real property) acquired by Borrower or any Subsidiary thereof following the Closing Date; (c) perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by any of the Revolving Credit Documents; and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent the rights, remedies and privileges existing or granted or now or hereafter intended to be granted to such Persons under any Revolving Credit Document or other document executed in connection therewith. Without limiting the generality of the foregoing, Borrower shall cause any Person that becomes a Subsidiary (other than an Excluded Subsidiary) of Borrower following the Closing Date to: (1) within three (3) Business Days of such Person becoming a Subsidiary of Borrower, enter into a Joinder Agreement or otherwise deliver a Guaranty; and (2) as soon as commercially practicable and in any event within thirty (30) days (or such longer period as approved by Administrative Agent in writing) of such Person becoming a Subsidiary, enter into such Collateral Documents and Account Control Agreements as shall be required by Administrative Agent so as to create, perfect and protect a Lien in favor of Administrative Agent in all of the properties of such Person which constitute Collateral; and Borrower shall deliver or cause to be delivered to Administrative Agent, such opinions, certificates and other documents as Administrative Agent shall reasonably require.

SECTION 6.15	POST-CLOSING DELIVERIES.

(a)Borrower shall and shall cause each of its Subsidiaries to comply with the requirements of Schedule 6.15 in accordance with the terms thereof.

(b)In the event that Consumer Receivables originated by any Credit Party organized under the laws of any State exceed five percent (5%) of all Consumer Receivables originated by the Credit Parties, Borrower shall cause each Credit Party organized in such State to deliver to Administrative Agent and Lenders such opinions, certificates and other documents as Administrative Agent shall reasonably require to the extent that such opinions, certificates and other documents were not delivered on the Closing Date.

SECTION 6.16	SANCTIONS; ANTI-CORRUPTION LAWS.

Each Credit Party will maintain in effect policies and procedures designed to promote compliance by each Credit Party, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

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ARTICLE 7
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Revolving Credit Loan or other Obligation (other than unasserted contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied, Borrower shall not and shall not permit any Subsidiary of Borrower directly or indirectly to:

SECTION 7.01	LIENS.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, “Permitted Liens”):

(a)	any Lien created under any Revolving Credit Document or any Term Loan Agreement;

(b)any Lien for Tax liabilities, assessments and governmental charges or levies arising in the ordinary course of business that are not yet due or to the extent that non-payment thereof is permitted by Section 6.04; so long as (i) (A) no notice of lien has been filed or recorded under the Code, or (B) payment in respect of any such Lien is being properly contested in good faith by appropriate proceedings, and (ii) in each case, such Liens could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect or a Cease Funding Event;

(c)any landlord’s, grower’s, supplier’s, producer’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien arising in the ordinary course of business that is not overdue for a period of more than thirty (30) days or that is being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the applicable Person;

(d)any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)any deposit to secure the performance of bids, trade contracts or leases (other than Debt) or letters of credit issued in lieu of such deposits, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business;

(f)any lease, sublease, easement, right-of-way, encroachment, restriction or other similar encumbrance affecting real property that, when aggregated with all other such Liens, is not substantial in amount, and that does not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 8.01(h) or securing an appeal or other surety bond related to any such judgment;

(h)any Lien existing on any property prior to the acquisition thereof by Borrower or any Subsidiary thereof or existing on any property of any Person at the time such Person is merged into or

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consolidated with Borrower or a Subsidiary of Borrower; provided that: (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person being merged into or consolidated with Borrower or any Subsidiary of Borrower, as the case may be; (ii) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary thereof; and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person is merged into or consolidated with Borrower or any Subsidiary of Borrower, as the case may be;

(i)any Lien securing Debt permitted by Section 7.03(f) covering only the assets acquired with such Debt and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(j)any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that: (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower or any Subsidiary thereof in excess of those set forth by regulations promulgated by the FRB; and (ii) such deposit account is not intended by Borrower or any Subsidiary thereof to provide collateral to the depository institution;

(k)the right of a licensee under a license agreement entered into by Borrower or any Subsidiary thereof, as licensor, in the ordinary course of business for the use of intellectual property or other intangible assets of Borrower or any such Subsidiary; provided that, in the case of any such license granted by Borrower or any such Subsidiary on an exclusive basis: (i) such Person shall have determined in its reasonable business judgment that such intellectual property or other intangible assets are no longer useful in the ordinary course of business; (ii) such license is for the use of intellectual property or other intangible assets in geographic regions in which Borrower or any Subsidiary thereof does not have material operations or in connection with the exploitation of any product not then produced or planned to be produced by Borrower or any Subsidiary thereof; or (iii) such license is granted in connection with a transaction otherwise permitted by this Agreement in which a third party acquires the right to manufacture or sell any product covered by such intellectual property or other intangible assets from Borrower or such Subsidiary; provided further that, in the case of clauses (ii) and (iii) of this subsection (m), Borrower or such Subsidiary has determined that it is in its best economic interest to grant such license;

(l)any Liens in favor of Borrower or a Subsidiary Guarantor;

(m)any customary banker’s Liens in favor of banking institutions (including the right of setoff) encumbering Deposit Accounts maintained at such banking institutions by Borrower or any Subsidiaries that are within the general parameters in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(n)Liens arising from filings of UCC financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Debt;

(o)	Liens described on Schedule 7.01;
(p)	Liens arising in connection with any Approved CSO or Approved CSO Agreements;
(q)	Liens solely on any cash earnest money deposits made by Borrower or any of its

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Subsidiaries in connection with any letter of intent or purchase agreement with respect to transaction that is related to a New Product or an Existing Product that has been approved by Administrative Agent or is otherwise permitted under this Agreement;

(r)Liens on cash constituting bonus or other similar prepayments made to a Credit Party; and

(s)Liens extending, renewing or replacing any of the foregoing.

SECTION 7.02	INVESTMENTS.

Make any Investments, except:

(a)Investments in cash and Cash Equivalents;

(b)Investments arising from transactions by Borrower or any Subsidiary thereof with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(c)advances to officers, directors, employees, shareholders, partners or members of Borrower or any Subsidiary thereof for travel, entertainment, relocation and analogous ordinary business purposes in a maximum aggregate amount at any time outstanding not to exceed $50,000;

(d)Investments of Borrower in any Subsidiary Guarantor;

(e)any Permitted Acquisition;

(f)Investments made for the benefit of employees of Borrower or any Subsidiary thereof for the purposes of deferred compensation;

(g)Guarantees permitted by Section 7.03(c);

(h)Investments consisting of Swap Contracts permitted by Section 7.03(d);

(i)Investments consisting of Capital Expenditures to the extent not prohibited by the Term Loan Documents;

(j)[Intentionally Omitted];

(k)Investments in a new Subsidiary; provided such new Subsidiary executes a joinder hereto;

(l)any Investment existing on the date of this Agreement or made pursuant to binding commitments in effect on the date of this Agreement or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Agreement; provided that the amount of any such Investment may only be increased (x) as required by the terms of such Investment as

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in existence on the date of this Agreement or (y) as otherwise permitted under this Agreement;

(m)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(n)Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Agreement;

(o)	Any credit services organization program that would otherwise constitute an Investment;

(p)Investments consisting of obligations of officers and employees to Borrower or its Subsidiaries in connection with such officers’ and employees’ acquisition of Equity Interests in Borrower (other than Disqualified Equity Interests) so long as no cash is actually advanced by Borrower or any of its Subsidiaries in connection with the acquisition of such obligations;

(q)other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding, not to exceed the greater of $10,000,000 and 3.5% of the consolidated total trailing twelve-month revenue of the Borrower; and

(r)any Investment by the Borrower or any of its Subsidiaries in a Person that is engaged in a similar business if as a result of such Investment: (x) such Person becomes a Subsidiary and a Subsidiary Guarantor; or (y) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Subsidiary Guarantor, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer.

SECTION 7.03	DEBT.

Create, incur, assume or suffer to exist any Debt, except:

(a)Debt under the Revolving Credit Documents;

(b)Debt under the Term Loan Documents;

(c)[Intentionally omitted];

(d)Swap Contracts entered into with the consent of Administrative Agent for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Agreement to be outstanding or (B) currency exchange risk in connection with financial obligations in the ordinary course of business and not for purposes of speculation;

(e)Debt evidenced by that certain Paycheck Protection Program Promissory Note and Agreement dated May 4, 2020 by and between Creditcorp and Wells Fargo Bank, National Association;

(f)Debt in respect of: (i) capital leases; (ii) Synthetic Lease Obligations; and (iii) purchase

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money obligations for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of Borrower or such Subsidiary that, added to all other Debt permitted pursuant to this clause (f) and then outstanding will not exceed (A) $10,000,000, so long as such Debt is incurred or issued at the date of such purchase, or completion of such construction or improvement, or within 270 days thereafter, plus (B) the amount of any fees and expenses incurred in connection with any financing transaction or refinancing;

(g)Debt in respect of: (i) workers’ compensation claims or obligations in respect of health, disability or other employee benefits; (ii) property, casualty or liability insurance or self-insurance; (iii) completion, bid, performance, appeal or surety bonds issued for the account of Borrower or any Subsidiary thereof; or (iv) bank guarantees, letters of credit, bankers’ acceptances and other similar obligations not constituting Debt for borrowed money; in each of the foregoing cases, to the extent incurred in the ordinary course of business;

(h)intercompany Debt of Borrower or any Subsidiary owing to and held by Borrower or any Subsidiary; provided that (i)if Borrower or any Subsidiary Guarantor is the obligor on such Debt and any Subsidiary (other than a Subsidiary Guarantor) is the obligee thereof, such Debt must be acceptable to Administrative Agent and Class B Agent, each in its Permitted Discretion, and also be unsecured and expressly subordinated to the prior Discharge of Secured Obligations and the prior satisfaction of all Obligations (including, with respect to any Subsidiary Guarantor, its obligations under Section 10.14), and (ii)Debt owed to Borrower or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note pledged to Administrative Agent under the applicable Collateral Document;

(i)[intentionally omitted];

(j)Debt consisting of promissory notes or similar Debt issued by Borrower or any Subsidiary of Borrower to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Borrower or a Subsidiary of Borrower to the extent described in clause (p) of Section 7.02;

(k)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(l)Debt arising from agreements of Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by Borrower or such Subsidiary in connection with such disposition;

(m)Debt described on Schedule 7.03;

(n)other unsecured Debt (other than Debt subordinated to the Obligations); provided that the aggregate principal amount of all such unsecured Debt permitted by this Section 7.03(n) shall not

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exceed $5,000,000 at any time outstanding; and

(o)Any obligation, or guaranty of any obligation, of Borrower or a Subsidiary Guarantor to reimburse or indemnify a Person extending credit a customer of Borrower or a Subsidiary Guarantor for all or a portion of the amounts payable by the applicable customer to such Person incurred in connection with an Approved CSO or other Approved Product.

SECTION 7.04	FUNDAMENTAL CHANGES.

(a)Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any Related Business; or

(b)Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(i)any Subsidiary of Borrower may merge with: (A) Borrower, provided that Borrower shall be the continuing or surviving Person; or (B) any one or more other Subsidiaries of Borrower, provided that all of the following conditions are met: (i) when any wholly-owned Subsidiary of Borrower is merging with another Subsidiary of Borrower, then another wholly-owned Subsidiary of Borrower shall be the continuing or surviving Person and (ii) when the merger involves a Subsidiary Guarantor, then another Subsidiary Guarantor shall be the continuing or surviving Person or shall promptly become a Subsidiary Guarantor;

(ii)any Subsidiary of Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary of Borrower; provided that if the transferor in such a transaction is a Subsidiary Guarantor or a wholly-owned Subsidiary of Borrower, then the transferee must either be Borrower or a Subsidiary Guarantor or shall promptly become a Subsidiary Guarantor;

(iii)any Subsidiary of Borrower may dissolve so long as concurrently therewith such Subsidiary conveys to Borrower or another Subsidiary Guarantor all of its assets;

(iv)Borrower or any Subsidiary thereof may consummate any Acquisition permitted under Section 7.02(e); and

(v)Borrower or any Subsidiary may consummate or approve the consummation of the dissolution or winding down, as the case may be, of any of the dormant or immaterial Subsidiaries set forth on Schedule 7.04(b)(iv) as of the Closing Date, provided that such election is made in the exercise of their good faith business judgment and such dormant or immaterial Subsidiary (1) does not have any Cash or other assets at the effective time of such dissolution or winding down or (2) all such Cash and/or assets of such Subsidiary are transferred to a Credit Party prior to or substantially concurrently with such dissolution or winding down; or

(c)(i) Make any voluntary, optional payment or prepayment on account of, or optional redemption or acquisition for value of any portion of, any Debt (other than that arising under the Revolving Credit Documents or the Term Loan Documents subject to the terms and conditions in the Revolving Credit Documents or the Term Loan Documents); or (ii) otherwise agree to amend, modify or otherwise alter: (A) the payment terms (including any provisions regarding interest rates, principal or interest payment or prepayment amounts, total principal amounts or similar or related terms and

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provisions) of or subordination provisions respecting any such Debt (including Permitted Subordinated Debt); or (B) any other provision of such Debt (including Permitted Subordinated Debt) except to the extent that: (1) no Event of Default has occurred and is continuing at the time or results by virtue of any such amendment, modification or other alteration; or (2) such amendment, modification or other alteration could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.05	DISPOSITIONS.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)Dispositions of used, obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Borrower and its Subsidiaries, taken as a whole;

(b)Dispositions of inventory in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that: (i) such property is exchanged for credit against the purchase price of similar replacement property; (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; or (iii) the proceeds of such Disposition are promptly deposited into a Concentration Account;

(d)Dispositions of property by Borrower or any Subsidiary thereof to Borrower or to a wholly-owned Subsidiary of Borrower; provided that, if the transferor of such property is Borrower or a Subsidiary Guarantor, the transferee thereof must be Borrower or a Subsidiary Guarantor or promptly become a Subsidiary Guarantor;

(e)Dispositions permitted by Section 7.04(b)(i), Section 7.04(b)(ii), Section 7.04(b)(iv) or Section 7.04(b)(v);

(f)Dispositions of bad debt in the ordinary course of business;

(g)(i) the unwinding of any Swap Contract; (ii) to the extent permitted hereunder, Restricted Payments; and (iii) to the extent permitted hereunder and otherwise constituting Dispositions, Investments;

(h)Dispositions of cash and Cash Equivalents;

(i)Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business; and

(j)Dispositions of CCF Stores with a value in the aggregate not to exceed $1,000,000 during any fiscal year of Borrower;

provided that (i) any Disposition pursuant to any of the foregoing subsections of this Section 7.05 shall be for not less than fair market value unless otherwise agreed by Administrative Agent and Class B Agent, each in its Permitted Discretion, and (ii) Borrower shall provide Administrative Agent with written notice of any Disposition made pursuant to Section 7.05(c)(ii) or (j) to extent such Disposition

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exceeds $1,500,000 in the aggregate.

SECTION 7.06	RESTRICTED PAYMENTS.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)the Borrower may make payments to any direct or indirect parent entity to permit such direct or indirect parent entity to pay: (x) in the event the Borrower files (or is included in) a consolidated, combined, unitary or similar type tax return with such parent entity, U.S. federal and state and local income taxes then due and payable pursuant to those returns, provided that the amount of such distributions shall not be greater in the aggregate than the amount of such taxes that would have been due and payable by the Borrower and its relevant Subsidiaries had the Borrower and its relevant Subsidiaries filed a hypothetical consolidated, combined, unitary or similar type return with Borrower treated as the consolidated parent, provided further, that such payments are actually used to pay such taxes and that any tax refunds received by such direct or indirect parent entity that are attributable to the Borrower or its Subsidiaries shall be promptly returned to the Borrower (collectively, “Tax Distributions”), and (y) franchise and excise taxes, and related fees and expenses, incurred in the ordinary course of business and required to be paid to maintain the corporate or other existence of any such direct or indirect parent entity;

(b)so long as no Subordination Event has occurred and is continuing or would result from such payment and Borrower is, and following such payment will be, in compliance with the financial covenants set forth in Section 6.12, at the election of the board of directors of Borrower, Borrower may make distributions from amounts released to the Borrower pursuant to Section 2.09(b)(x) to CCF Intermediate Holdings LLC in an amount not to exceed the amount sufficient to cause CCF Holdings to receive the amount of dividends to be distributed by CCF Holdings with respect to the CCF Preferred Units after giving effect to both (i) CCF Intermediate Holdings making a distribution ratably with respect to all its outstanding Equity Interests and (ii) all amounts received by CCF Holdings, directly or indirectly, with respect to such distribution.”; and

(c)for the avoidance of doubt and in addition to all other restrictions contained herein, no Restricted Payment may be made to any Person (other than Borrower) in respect of Equity Interests issued by CreditCorp.

SECTION 7.07	[INTENTIONALLY OMITTED].
SECTION 7.08	TRANSACTIONS WITH AFFILIATES.

Enter into any transaction of any kind with any Affiliate of Borrower, irrespective of whether in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or a Subsidiary of Borrower as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(a)transactions between or among Borrower and any Guarantor or between or among Guarantors;

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(b)	Restricted Payments permitted hereunder;
(c)	Transactions contemplated by Sections 7.02(c), (f) and (p);
(d)	Guarantees permitted by Section 7.03(c);
(e)	arrangements that do not violate Sections 7.03(h), (j) or (l);

(f)existing arrangements and other transactions and arrangements with variable interest entities described on Schedule 7.08;

(g)the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Borrower, any Parent Entity or any of its Subsidiaries; provided that any such severance arrangements provided on behalf of officers, directors or senior management of the Borrower or any Parent Entity are or have been approved by the Compensation Committee of the Borrower’s board of directors and are not otherwise prohibited by the Credit Documents or the Term Loan Documents;

(h)payments or loans (or cancellation of loans) to employees, directors or consultants of the Borrower, any Parent Entity or any of its Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the board of directors of the Borrower in good faith and are not otherwise prohibited by the Credit Documents or the Term Loan Documents;

(i)payments to any future, current or former employee, director, officer or consultant of the Borrower, any Parent Entity or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the board of directors of the Borrower in good faith and not otherwise prohibited by the Credit Documents or the Term Loan Documents;

(j)payments by Borrower and any Subsidiary Guarantor pursuant to tax sharing agreements;

(k)intellectual property licenses entered into between Borrower and any Subsidiary Guarantor in the ordinary course of business; and

(l)transactions under agreements described on Schedule 7.08.

SECTION 7.09	BURDENSOME AGREEMENTS.

Enter into any Contractual Obligation (other than this Agreement or any other Revolving Credit Document or Term Loan Document) that: (a) limits the ability: (i) of any Subsidiary of Borrower to make Restricted Payments to Borrower or to otherwise transfer property to Borrower; (ii) of any Subsidiary of Borrower to Guarantee the Debt of Borrower; or (iii) of Borrower or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on property of such Person; provided that this

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subclause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Debt permitted under Sections 7.03(b), (d), (e) or (f) solely to the extent that any such negative pledge relates to the property financed by or the subject of such Debt; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 7.10	USE OF PROCEEDS.

Use the proceeds of any Revolving Credit Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 7.11	CERTAIN GOVERNMENTAL REGULATIONS.

Borrower will not, and will not permit any Subsidiary or Related Party to, (a)be or become subject at any time to any Law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit (including the Revolving Credit Loans ) to any Credit Party or from otherwise conducting business with any Credit Party, or (b)fail to provide documentary and other evidence of any Credit Party’s identity as may be requested by any Lender at any time to enable such Lender to verify any Credit Party’s identity or to comply with any applicable Law or regulation, including Section 326 of the Act.

SECTION 7.12	AMENDMENT OF MATERIAL DOCUMENTS.

Borrower will not, and will not permit any of the Subsidiaries to:

(a)in the case of Borrower or any Subsidiary Guarantor, modify or restate its name unless Administrative Agent receives notice of such change promptly, but in any event within thirty (30) days’ after such change is effected, or reincorporate or reorganize under the laws of any jurisdiction, and Borrower shall deliver to Administrative Agent UCC financing statements and other Collateral Documents as shall be required by Administrative Agent in its Permitted Discretion to continue, create, perfect and protect, as the case may be, a Lien in favor of Administrative Agent in all of the properties of such Person which constitute Collateral, together with such legal opinions confirming perfection, certificates and other documents as Administrative Agent shall require in its Permitted Discretion; and/or

(b)amend, supplement modify or waive any of its rights under its Organizational Documents, other than amendments, modifications or waivers that could not reasonably be expected to adversely affect Administrative Agent or the Lenders; provided that Borrower shall deliver or cause to be delivered to Administrative Agent a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.

SECTION 7.13	DISQUALIFIED EQUITY INTERESTS

Borrower will not, and will not permit any Subsidiary to, (a)issue any Disqualified Equity Interests, or (b)be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of Borrower or any Subsidiary, except as permitted under Section 7.06.

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SECTION 7.14	CERTAIN OTHER MAJOR DECISIONS.

(a)Non-Approved Products. Borrower will not, and will not permit any Subsidiary to, offer Non-Approved Products in the aggregate in an amount greater than 7.5% of the aggregate principal balance of the Eligible Consumer Receivables owned by Borrower and its Subsidiaries.

(b)Underwriting Guidelines and Servicing Policy. Borrower shall not make, or permit to be made, any material changes to the Underwriting Guidelines or the Servicing Policy without the prior written consent of Administrative Agent and Class B Agent; provided, however, and not in derogation of Section 1.03, that in the case of revisions made to the Underwriting Guidelines or the Servicing Policy to harmonize products offered by a Legacy CIC Subsidiary with practices and procedures of a Legacy CCF Subsidiary, such prior written consent of Administrative Agent and Class B Agent shall not be unreasonably withheld, conditioned or delayed.

SECTION 7.15	SANCTIONS; ANTI-CORRUPTION USE OF PROCEEDS.

No Credit Party will, directly or indirectly, use the proceeds of the Revolving Credit Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01	EVENTS OF DEFAULT

Each of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a)Non-Payment. Borrower or any other Credit Party fails to pay: (i) when and as required to be paid herein, any amount of principal of any Revolving Credit Loan; (ii) within one (1) Business Day after the same becomes due, any interest on any Revolving Credit Loan, or any fee due hereunder; or (iii) within two (2) Business Days after the same becomes due, any other amount payable hereunder or under any other Revolving Credit Document, in each case, after giving effect to any applicable grace period set forth in this Agreement or in any other Credit Document; or

(b)Specific Covenants. Any Credit Party fails to: (i) perform or observe any term, covenant or agreement contained in any of Section 2.05(a), Section 6.01, Section 6.02, Section 6.03, Section 6.05 (solely as to legal existence), Section 6.10, Section 6.11, Section 6.12 or Article VII, any Guarantor fails to perform or observe any term, covenant or agreement contained in its Guaranty, or CCF Intermediate Holdings LLC fails to perform or observe any term, covenant or agreement contained in the Pledge Agreement; or (ii) deliver or cause to be delivered all Net Collections of Eligible Consumer Receivables pledged as Collateral to the Concentration Accounts, in strict compliance with the Flow of Funds and Section 6.13, subject to the Permitted Grace Period; or (iii) perform or observe any term, covenant or agreement contained in Section 6.05 (other than with respect to its legal existence), which failure continues for more than one (1) Business Day after the earlier of such Credit Party's knowledge or

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receipt of notice thereof; or

(c)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other CCF Party herein, in any other Revolving Credit Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(d)Other Defaults. Any CCF Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) contained in any Revolving Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of such CCF Party's knowledge or receipt of notice from Administrative Agent or any Lender; or

(e)Cross-Default. (i) Any CCF Party: (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder and Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (B) fails to observe or perform any other agreement or condition relating to any such other Debt or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from: (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract); or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or any such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any CCF Party institutes or consents to the institution of any proceeding under any Bankruptcy Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Bankruptcy Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any CCF Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)Judgments. There is entered against any CCF Party: (i) a final, non-appealable judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute

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coverage); or (ii) any one or more non-monetary final, non-appealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case:  (A) enforcement proceedings are commenced by any creditor upon such judgment or order; or

(B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or such judgment is not discharged; or

(i)ERISA. (i) One or more ERISA Events occur with respect to a Pension Plan or Multiemployer Plan which, individually or in the aggregate, result or could reasonably be expected to result in a Material Adverse Effect; or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan, which Withdrawal Liability is, in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Revolving Credit Documents. Any Revolving Credit Document or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Discharge of Secured Obligations, ceases to be in full force and effect; or any CCF Party contests in any manner the validity or enforceability of any Revolving Credit Document or any provision thereof; or any CCF Party denies that it has any or further liability or obligation under any Revolving Credit Document, or purports to revoke, terminate or rescind any Revolving Credit Document or any provision thereof; or

(k)Liens. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any CCF Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Document, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Revolving Credit Documents or (B) as a result of Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the applicable Collateral Document; or

(l)	Material Adverse Effect. There occurs a Material Adverse Effect; or
(m)	Change of Control. There occurs a Change of Control; or
(n)	Portfolio Trigger Event. There occurs a Portfolio Trigger Event; or

(o)Default Under other Facility Documents. There occurs (i) an “Event of Default” (as defined in the Term Loan Agreement) under the Term Loan Agreement, or (ii) a failure to perform or observe any material term, covenant or agreement by CCF Holdings or any Credit Party any under the CCF Preferred Equity Documents, which failure continues for more than one (1) Business Day after the earlier of such Credit Party's knowledge or receipt of notice thereof after taking into account any applicable cure period or waiver by the BP Purchaser in the exercise of its Permitted Discretion.

SECTION 8.02	REMEDIES UPON EVENT OF DEFAULT.

If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a)Termination of Commitments, Etc. Declare, by written notice to Borrower, the commitment of each Lender to make Revolving Credit Loans to be terminated, whereupon such

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commitments and obligation shall be terminated;

(b)Acceleration of Obligations. Declare the Outstanding Legal Balance and all other Obligations payable hereunder or under any other Revolving Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

(c)Exercise of Rights and Remedies. Exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under this Agreement (including, without limitation, Section 6.13(f)) all other Revolving Credit Documents and all of the rights and remedies of a secured party under the UCC or under other applicable Law, and all other legal or equitable rights which Administrative Agent, on behalf of itself and the Lenders, may be entitled to under any of the Revolving Credit Documents, and to issue notices of exclusive control under any or all Account Control Agreements and/or all other deposit account control agreements or security account control agreements, if any, all of which rights shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Revolving Credit Documents, and none of which shall be exclusive. Without limiting the generality of the foregoing, each Credit Party hereby authorizes Administrative Agent (and each Consumer Receivable Obligor is hereby directed and authorized to recognize such authorization), following the occurrence of an Event of Default or a Backup Servicing Trigger Event, to direct any or all Consumer Receivable Obligors to make all further payments on Eligible Consumer Receivables in accordance with the directions of Administrative Agent. Following the occurrence of a Backup Servicing Trigger Event Administrative Agent shall have the right to require that all payments becoming due under such pledged Eligible Consumer Receivable be paid directly to Administrative Agent, and Administrative Agent is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of a Backup Servicing Trigger Event, Administrative Agent does not receive any installment of principal or interest due and payable under any of such pledged Eligible Consumer Receivables on or prior to the date upon which such installment becomes due, Administrative Agent may, at its election (but without any obligation to do so), request Backup Servicing Agent to give notice of such event of default to the defaulting party or parties, and Administrative Agent shall have the right (but not the obligation), subject to the terms of such instruments, to accelerate payment of the unpaid balance of any of such pledged Eligible Consumer Receivables in default and to enforce any remedies available to the holder of such pledged Eligible Consumer Receivables, with respect to such event of default. Each Credit Party hereby further authorizes, directs, and empowers Administrative Agent (or any Person as may be designated by Administrative Agent in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of such Credit Party and, upon such endorsements, to collect and receive the money therefor. Subject to applicable Laws, each Credit Party also authorizes Administrative Agent’s agents and advisors to conduct verifications of the pledged Eligible Consumer Receivables by contacting the related Consumer Receivable Obligors directly. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by the Credit Parties until such time as the Discharge of Secured Obligations has occurred and this Agreement has terminated in accordance with Section 10.05, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by the Credit Parties.

(d)Standstill Period. During (i) the sixty (60) day period immediately following the occurrence of an Event of Default, other than an Event of Default under Section 8.01(n), or (ii) the thirty (30) day period immediately following the occurrence of an Event of Default under Section 8.01(n), Required Lenders shall not request, or consent to, the exercise of any rights or remedies by Administrative Agent against any Credit Party or the Collateral pursuant to the Revolving Credit

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Documents as a result of such Event of Default (or any other Event of Default which occurs during such sixty (60) day period) so long as the Standstill Conditions remain satisfied at all times (other than to the extent such failure is a result of the occurrence of an Event of Default under Section 8.01(n) that has not existed for thirty (30) days) (a “Standstill Period”); provided that (i) the Standstill Period shall automatically terminate in the event the Standstill Conditions are not satisfied at any time during a Standstill Period (other than to the extent such failure is a result of the occurrence of an Event of Default under Section 8.01(n) that has not existed for thirty (30) days, (ii) only one (1) Standstill Period shall exist at any time, and (iii) if a new Event of Default occurs either during a Standstill Period or after the expiration or termination of a Standstill Period, such new Event of Default shall not result in a new Standstill Period unless, prior to the occurrence of such new Event of Default, any previously-occurring Event of Default was waived pursuant to the terms of this Agreement.

For the avoidance of doubt, nothing in this Section 8.02(d) shall preclude Administrative Agent from collecting and running off the Collateral during the Standstill Period or preparing to exercise rights and remedies under this Agreement, including, without limitation, sending applicable notices of default or notices of foreclosure sale, preparing to sell, dispose or auction off the Collateral, in each case, during the Standstill Period in accordance with the terms of this Agreement and the other Revolving Credit Documents.

ARTICLE 9

ADMINISTRATIVE AGENT

SECTION 9.01	APPOINTMENT OF AUTHORIZATION OF ADMINISTRATIVE AGENT.

Each Lender hereby irrevocably appoints Veritex Community Bank to act on its behalf as Administrative Agent hereunder and under the other Revolving Credit Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of Administrative Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 9.02	RIGHTS AS A LENDER.

If the Person serving as Administrative Agent hereunder is also a “Lender,” such Person shall have the same rights and powers in such capacity(ies) as any other Person in such capacity(ies) and may exercise the same as though it were not Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or Affiliate of Borrower as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

SECTION 9.03	EXCULPATORY PROVISIONS.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Revolving Credit Documents. Without limiting the generality of the foregoing,

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Administrative Agent:

(a)No Fiduciary Duties. Shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)No Obligations Regarding Certain Actions. Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Revolving Credit Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in any other Revolving Credit Documents, as applicable); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Revolving Credit Document or applicable Law; and

(c)Disclosure Obligations. Shall not, except as expressly set forth herein and in the other Revolving Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(d)Limitation on Liability.  Shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01); or (ii) in the absence of its own gross negligence or willful misconduct in the performance of its duties under the terms of the Revolving Credit Documents. Administrative Agent shall be deemed not to have knowledge of any Default, unless and until Borrower, a Credit Party, or a Lender provides written notice to Administrative Agent describing such Default.

(e)No Further Inquiry. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into: (A) any statement, warranty or representation made in or in connection with this Agreement or any other Revolving Credit Document; (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Revolving Credit Document or any other agreement, instrument or document; or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

SECTION 9.04	RELIANCE BY ADMINISTRATIVE AGENT.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Credit Loan that by its terms must be fulfilled to the satisfaction of a specified Lender, Administrative Agent may presume that such condition is satisfactory to such Lender, unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Credit Loan. Administrative

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Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts it selects and shall not be liable for any action it takes or does not take in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05	DELEGATION OF DUTIES.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Revolving Credit Document by or through any one or more sub-agents it appoints. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein, as well as activities as Administrative Agent. Administrative Agent shall not be liable for the actions or inactions of any sub-agent selected by it with due care.

SECTION 9.06	RESIGNATION OF ADMINISTRATIVE AGENT.

(a)Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or the State of Texas, or an Affiliate of any such bank with an office in New York, New York, or the State of Texas; provided, that no consultation of Borrower shall be required at any time after the occurrence and during the continuance of an Event of Default. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Revolving Credit Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders under any of the Revolving Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations

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hereunder or under the other Revolving Credit Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Revolving Credit Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 9.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Revolving Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08	SYNDICATION AGENT, DOCUMENTATION AGENT OR OTHER TITLES.

Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Arranger, Documentation Agent, Syndication Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.09	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any CCF Party, Administrative Agent (irrespective of whether the principal of any Revolving Credit Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 2.05(b) and Section 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to

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Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 2.05(b) and Section 10.04. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.10	GUARANTY MATTERS.

Each Lender hereby: (a) irrevocably authorizes Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under a Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (b) agrees that, upon request by Administrative Agent at any time, it will confirm in writing Administrative Agent’s authority to release any such Guarantor pursuant to this Section 9.10.

SECTION 9.11	COLLATERAL MATTERS.

(a)Directions by Lenders. Each Lender hereby, irrevocably authorizes and directs Administrative Agent:  (i) to enter into the Collateral Documents for the benefit of such Person; (ii) without the necessity of any notice to or further consent from any such Person from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents; (iii) to release any Lien on any property granted to or held by Administrative Agent under any Revolving Credit Document: (A) upon the Discharge of Secured Obligations; (B) that is sold or to be sold as part of or in connection with any Asset Sale or other Disposition permitted hereunder or under any other Revolving Credit Document; (C) subject to Section 10.01, if approved, authorized or ratified in writing by Required Lenders; or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and (iv) to subordinate any Lien on any property granted to or held by Administrative Agent under any Revolving Credit Document to the holder of any Lien on such property that is permitted by this Agreement or any other Revolving Credit Document. Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11.

(b)Certain Actions by Administrative Agent. Subject to Section 9.11(a)(iii) and Section 9.11(a)(iv), Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute such documents as may be necessary to evidence the release or subordination of Liens granted to Administrative Agent herein or pursuant hereto upon the applicable Collateral; provided that: (i) Administrative Agent shall not be required to execute any such document on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty; and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other CCF Party in respect of) all interests retained by Borrower or any other CCF Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(c)No Obligations Regarding Certain Actions. Administrative Agent shall have no

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obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other CCF Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders.

(d)Appointment of Lenders as Agents. Each Lender hereby appoints each other such Person as agent for the purpose of perfecting Administrative Agent’s or such Person’s security interest in assets that, in accordance with Article 9 or Division 9 (as applicable) of the UCC, can be perfected only by possession. Should any such Person (other than Administrative Agent) obtain possession of any such Collateral, such Person shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

(e)Credit Bidding. The Lenders irrevocably authorize Administrative Agent, at any time upon the direction of the Required Lenders, to credit bid all or any portion of the Obligations in any foreclosure sale relating to the Collateral. Each Lender agrees that, except as otherwise provided in any Revolving Credit Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Revolving Credit Documents, or exercise any right that it might otherwise have under applicable Laws to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

(f)Class B Agent Notices. Borrower acknowledges and agrees, simultaneously with the delivery of any notice or communication to Administrative Agent required pursuant to Sections 6.01, 6.02 or 6.03 hereof, or otherwise concerning a matter that requires the consent of Class B Agent, to deliver to the Class B Agent true and correct copies of such notice or communication.

SECTION 9.12	CLASS B AGENT.

(a)Appointment. To assist the orderly administration of the rights and obligations of Class B Lenders under this Agreement and the other Revolving Credit Documents, each Class B Lender hereby irrevocably appoints BP Funding Trust V to act on their behalf as Class B Agent hereunder and under the other Revolving Credit Documents and authorizes Class B Agent to take such actions on its behalf and to exercise such powers as are delegated to Class B Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

(b)Rights as a Lender. If the Person serving as Class B Agent and/or Administrative Agent hereunder is also a “Lender,” such Person shall have the same rights and powers in such capacity(ies) as any other Person in such capacity(ies) and may exercise the same as though it were not Class B Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or Affiliate of Borrower as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

(c)Exculpatory Obligations. Class B Agent shall not have any duties or obligations except

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those expressly set forth herein and in the other Credit Documents. Without limiting the foregoing, Class B Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers;

(iii)shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Class B Agent, as applicable, or any of their Affiliates in any capacity;

(iv)shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of any Class B Lender, as applicable; or (ii) in the absence of its own gross negligence or willful misconduct in the performance of its duties under the terms of this Agreement. No Class B Agent shall be deemed to have knowledge of any Default, unless and until Administrative Agent provides written notice to Class B Agent describing such Default; and

(v)No Class B Agent shall be responsible for or have any duty to ascertain or inquire into: (A) any statement, warranty or representation made in or in connection with this Agreement or any other Revolving Credit Document; (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Revolving Credit Document or any other agreement, instrument or document; or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein.

(d)Powers of Class B Agent. Each Class B Lender hereby irrevocably appoints and directs Class B Agent to:

(i)receive all payments (from whatever source whatsoever) payable to such Class B Lender in connection with this Agreement and the other Revolving Credit Documents directly from Administrative Agent on behalf of such Class B Lender. Within one (1) Business Day after receipt of any payments from Administrative Agent, Class B Agent agrees to deliver to the applicable Class B Lender the amounts which are due to such Class B Lender from Administrative Agent (without discount, setoff, deduction or defense). Any payments to Class B Lender from Class B Agent shall be made pursuant to the wiring instructions located on such Class B Lender’s Assignment and Assumption (as may be updated in accordance with this Agreement);

(ii)receive all notices or other communications (including, without limitation, any Notice of Borrowing) owed to such Class B Lender under this Agreement or the other Revolving Credit Documents on behalf of such Class B Lender. Within one (1) Business Day after receipt of any notice or communication from Administrative Agent, Class B Agent agrees to deliver to the applicable Class B Lender true and correct copies of such notice or communication to each Class B Lender. Deliver of any notice or other communications to such Lender from Class B Agent shall be made pursuant to the notice address located on such Class B Lender’s Assignment

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and Assumption (as may be updated in accordance with this Agreement);

(iii)deliver any notice consent, approval or other authorization from such Class B Lender under this Agreement and the other Revolving Credit Documents to Administrative Agent.

(iv)deliver any amounts (including, without limitation, any Borrowing) payable by such Class B Lender to Administrative Agent under this Agreement or the other Revolving Credit Documents. Within one (1) Business Day after receipt of any amounts payable to Administrative Agent from such Lender, Class B Agent agrees to deliver the same to Administrative Agent pursuant to the terms of this Agreement.

(e)Obligations of Administrative Agent. Class B Agent and each Class B Lender hereby irrevocably acknowledges and agrees that:

(i)any obligation in this Agreement or the other Revolving Credit Documents for Administrative Agent to pay or deliver any payments, proceeds or other funds to a Class B Lender (whether designated as a Lender or Class B Lender) shall be deemed fully satisfied by Administrative Agent upon delivery of such payment, proceeds or other funds to Class B Agent, in each case in accordance with the instructions applicable to such Class B Agent as a “Lender”. Delivery of such payments, proceeds or other funds to Class B Agent shall, for all purposes, be deemed the same as delivery directly to the applicable Class B Lender itself for all purposes. Administrative Agent shall have no duty or obligation (whether express or implied) to Class B Agent or any Class B Lender to ensure that any such payments, proceeds or other funds delivered to Class B Agent are actually delivered to, or received by, the appropriate Class B Lender and each Class B Lender shall look solely to Class B Agent to receive such amounts.

(ii)any obligation in this Agreement or the other Revolving Credit Documents for Administrative Agent to deliver any notice or other communication (including, without limitation, any Notice of Borrowing) to any Class B Lender (whether designated as a Lender or Class B Lender) shall be deemed fully satisfied by Administrative Agent upon delivery of such notice or communication to Class B Agent in accordance with the instructions applicable to Class B Agent as a “Lender”. Delivery of such notice or other communication to Class B Agent shall be deemed the same as delivery directly to the applicable Class B Lender itself for all purposes. Administrative Agent shall have no duty or obligation (whether express or implied) to Class B Agent or any Class B Lender to ensure that any notice or other communication delivered to Class B Agent is actually delivered to the appropriate Class B Lender and each Class B Lender shall look solely to the Class B Agent to receive such notice or other communication.

(iii)any obligation or request under this Agreement or the other Revolving Credit Documents for Administrative Agent to obtain any consent, approval or other authorization from any Class B Lender (whether designated as a Lender or Class B Lender) shall be deemed satisfied by Administrative Agent upon receipt of written consent, approval or other authorization from Class B Agent, in each case in accordance with the instructions applicable to Class B Agent as a “Lender”. Receipt of such consent, approval or other authorization from Class B Agent shall be deemed the same as receipt directly from the applicable Class B Lender itself for all purposes. Administrative Agent shall have no duty or obligation (whether express or implied) to Class B Agent or any Class B Lender to ensure that any written consent, approval or authorization received from Class B Agent is true, correct or accurate.

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(iv)any obligation under this Agreement or the other Revolving Credit Documents for any Class B Lender to deliver any amounts payable to Administrative Agent (including, without limitation, any Borrowing) shall only be considered satisfied upon actual receipt by Administrative Agent of such amounts payable. Receipt of any such amounts solely by any Class B Agent shall never be considered received by Administrative Agent or the obligations of Class B Lender to Administrative Agent not be deemed satisfied for any purpose. Administrative Agent shall have no duty or obligation (whether express or implied) to Class B Agent or any Class B Lender to ensure the timely or correct delivery of funds to Administrative Agent.

(f)Reliance by Administrative Agent. Each Class B Lender hereby irrevocably acknowledge and agree that:

(i)The appointment of Class B Agent by Class B Lenders is solely at the request of and for the benefit of Class B Lenders.

(ii)Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by Class B Agent.

(iii)Not action or inaction by Class B Agent shall limit, abrogate or absolve any Class B Lender of its obligations under this Agreement and the other Revolving Credit Documents. It shall be the sole responsibility of Class B Lenders to ensure Class B Agent is acting in compliance with their obligations under this Agreement and the other Revolving Credit Documents.

(g)	Resignation; No Class B Agent.

(i)Any Class B Agent may at any time give notice of its resignation to the Class B Lenders and Administrative Agent; provided that, any Class B Agent shall be required to give notice of its resignation to Administrative Agent and the Class B Lenders in the event such Class B Agent is no longer a Lender. Following receipt of any such notice of resignation, Class B Lenders shall be entitled to select an alternate Class B Agent by delivering written notice to Administrative Agent signed by all Class B Lenders. If no such successor Class B Agent shall have been so appointed by the Class B Lenders prior to the effectiveness of the resignation of Class B Agent (or such earlier day as shall be agreed by Class B Lenders) (the “Class B Agent Resignation Date”), then Class B Lenders shall be deemed to have no Class B Agent and the provisions of this Section 9.12 shall no longer be applicable following the Class B Agent Resignation Date.

(ii)If the Person serving as Class B Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Class B Lenders, as applicable, may, to the extent permitted by applicable Law, by notice in writing to Administrative Agent and such Person remove such Person as Class B Agent and appoint a successor by delivering written notice to Administrative Agent signed by all Class B Lenders. If no such successor shall have been so appointed by the Class B Lenders prior to the effectiveness of the removal of Class B Agent (or such earlier day as shall be agreed by Class B Lenders) (the “Class B Agent Removal Effective Date”), then Class B Lenders shall be deemed to have no Class B Agent and the provisions of this Section 9.12 shall

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no longer be applicable following the Class B Agent Removal Effective Date.

(iii)In no event shall any Person be a Class B Agent while such Person is not a Class B Lender.

ARTICLE 10
GENERAL PROVISIONS

SECTION 10.01	AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or any other Revolving Credit Document, and no consent to any departure by Borrower or any other CCF Party therefrom, shall be effective unless in writing signed by Required Lenders (or Administrative Agent at the written request of Required Lenders) and Borrower or the applicable CCF Party, as the case may be, with receipt acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)Matters Involving Each Revolving Credit Lender. Unless in writing and signed by Borrower, with receipt acknowledged by Administrative Agent, do any of the following:

(i)increase, or extend the expiry of, the Revolving Credit Commitment of any Revolving Credit Lender without the written consent of such Revolving Credit Lender (or reinstate any such Commitment to the extent terminated pursuant to Section 8.02) without the written consent of all Revolving Credit Lenders; or

(ii)postpone or delay any date fixed by this Agreement or any other Revolving Credit Document for any payment of principal, interest, fees or other amounts due to any Revolving Credit Lender hereunder or under any other Revolving Credit Document, including any prepayments specified under Section 2.05, or reduce the amount, or waive or excuse any such payment, due to any Revolving Credit Lender on any such date, in each case without the written consent of such Revolving Credit Lender; or

(iii)reduce the principal of or the rate of interest specified herein on, any Revolving Credit Loan or any Revolving Credit Commitment or other amounts payable to any Revolving Credit Lender hereunder or under any other Revolving Credit Document, in each case without the written consent of such Revolving Credit Lender; or

(iv)change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.09, in each case, without the written consent of each Lender directly and adversely affected thereby; or

(v)subordinate, or have the effect of subordinating, the Obligations to any other Debt or subordinate, or have the effect of subordinating the Liens securing the Obligations to Liens securing any other Debt without the consent of each Lender directly and adversely affected thereby; or

(vi)amend any provision herein providing for consent or other action by all

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Revolving Credit Lenders, without the written consent of all Revolving Credit Lenders.

(b)Matters Involving All Lenders. Unless in writing and signed by all Lenders and Borrower, with receipt acknowledged by Administrative Agent, do any of the following:

(i)amend this Section 10.01, or Section 2.13, or any provision herein providing for consent or other action by all Lenders; or

(ii)amend the definition of “Borrowing Base” or any definitions which comprise such “Borrowing Base”; or

(iii)extend the Draw Period or the Draw Period Termination Date; or

(iv)release all or substantially all of the Collateral, except as otherwise expressly provided herein or in any of the Collateral Documents, or amend the definition of the obligations secured by any of the Collateral Documents; or

(v)release or terminate any of the Guaranties except as otherwise expressly provided herein or in any of the Revolving Credit Documents; or

(vi)amend the definition of “Required Lenders” contained in Section 1.01; and

(c)Matters Involving Required Lenders. No such waiver, amendment or consent to any representation, warranty, covenant, Event of Default or other provision of any Revolving Credit Document shall be effective for purposes of Section 4.02 with respect to the making of Revolving Credit Loans after the Closing Date unless in writing and signed by Required Lenders and Borrower, with receipt acknowledged by Administrative Agent;

provided further that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to such Lenders as are otherwise required by this Section 10.01, affect the rights or duties of Administrative Agent under this Agreement or any other Revolving Credit Document. Notwithstanding anything to the contrary herein, no Lender who is at the time a Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary herein (i) Administrative Agent may make Benchmark Conforming Changes in accordance with Section 2.08, and (ii) in connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Benchmark Conforming Changes from time to time, and any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Revolving Credit Document (provided that the Administrative Agent will promptly notify the Borrower and the Class A Lenders of the effectiveness of any such Benchmark Conforming Changes).

(d)Matters Involving Required Lenders and Required Class B Lenders. Unless in writing and signed by Required Lenders, Required Class B Lenders and Borrower, with receipt acknowledged by Administrative Agent, do any of the following:

(i)	amend, modify or waive any provisions of (i) Sections 2.01, 2.05, 2.08(a)

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through (c), 2.09, 2.10, Article III, 6.12, 7.01, 7.02(e), 7.03, 7.06, 7.14, or 8.01 of this Agreement or (ii) any other provisions of this Agreement in a manner that impacts any consent rights of Class B Agent expressly provided herein, in each case, in any respect (including by way of amendment, modification or waiver to the definitions used directly or indirectly therein);

(ii)permit the appointment of another Person as the administrative agent under this Agreement and the other Revolving Credit Documents;

(iii)waive the incurring or payment of interest at the Default Rate with respect to the Class B Loans;

(iv)amend or modify any provisions of this Agreement or the other Revolving Credit Documents to increase the rate of interest payable on any Class A Loans or the amount of fees payable with respect to the Class A Loans or principal payable on the Class A Loans;

(v)provide for any Lien releases not otherwise set forth in this Agreement or any other Revolving Credit Document as of the Closing Date; or

(vi)waive any condition precedent to the funding of Class B Loans.

SECTION 10.02	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

(a)Notices Generally. Except as provided in Section 10.02(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telefacsimile transmission or sent by approved electronic communication in accordance with Section 10.02(b), as follows:

(i)if to Borrower, any Guarantor or Administrative Agent, to the address, telefacsimile number or e-mail address specified for such Person on Schedule 10.02; and

(ii)if to any Lender, to the address, telefacsimile number or e-mail address specified in its Administrative Detail Form.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telefacsimile transmission or by means of approved electronic communication shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices delivered through electronic communications to the extent provided by Section 10.02(b) shall be effective as provided in such subsection (b).

(b)Electronic Communications. Each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article II by electronic communication; provided further that, as of the date hereof, each Lender who is a party hereto confirms that it is capable of receiving notices under Article II by electronic communication. In furtherance of the foregoing, each Lender hereby agrees to notify Administrative Agent in writing, on or before the date such Lender becomes a party to this Agreement, of such Lender’s e-mail address to which a notice may

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be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender). Each of Administrative Agent and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes: (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc. Borrower and Administrative Agent may change their respective address(es) telefacsimile number(s) or e-mail address(es) for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address(es), telefacsimile number(s) or e-mail address(es) for notices and other communications hereunder by notice to Borrower and Administrative Agent.

(d)Reliance by Administrative Agent and Lenders. Administrative Agent and Lender shall be entitled to rely and act upon any notices (including electronically delivered Notices of Borrowing) purportedly given by or on behalf of Borrower even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent and each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower.

(e)Platform. Borrower hereby acknowledges that: (i) Administrative Agent may make available to Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an “AS IS,” “AS AVAILABLE” basis; and (iii) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS Affiliates in connection with the Electronic Platform.

Each Lender hereby agrees that notice to it in accordance with Section 10.02(b)(i) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this

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Agreement, constitute effective delivery to such Lender of such Specified Materials.

Each LENDER: (1) acknowledges that the Specified Materials, including information furnished to it by any Credit Party or Administrative Agent pursuant to, or in the course of administering, the Revolving Credit Documents, may include material, non-public information concerning the Credit Parties and their respective Subsidiaries or Affiliates or their respective securities; and (2) confirms that: (I) it has developed compliance procedures regarding the use of material, non-public information; (II) it will handle such material, non-public information in accordance with such procedures and applicable Laws, include Federal and state securities laws; and (III) it has identified in its Administrative Detail Form a contact person who may receive Specified Materials that may contain material, non-public information in accordance with its compliance procedures and applicable Laws.

SECTION 10.03	NO WAIVER; CUMULATIVE REMEDIES.

No failure by Administrative Agent or any Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04	EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a)Costs and Expenses. The Credit Parties shall pay: (i) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the examination, review, due diligence investigation, preparation, negotiation, documentation, execution, delivery and administration of this Agreement and the other Revolving Credit Documents or any amendments, modifications, supplements, consents or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or any subsequent closings or other transactions pursuant to the terms hereof or thereof; (ii) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates in connection with external compliance, management system and other audit fees and expenses, all reasonable third party collateral and portfolio management fees and expenses, all reasonable out-of-pocket costs and expenses incurred for credit investigations, and all reasonable out-of-pocket costs and expenses incurred for visits and inspections under Section 6.10; (iii) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and its respective Affiliates in connection with the administration of the Revolving Credit Loans, including, without limitation, wire transfer fees and travel and other expenses incurred under Section 6.10; (iv) all out-of-pocket costs and expenses of Administrative Agent and its Affiliates in connection with the creation, perfection and maintenance of the Liens contemplated by the Revolving Credit Documents and in connection with periodic public record searches conducted by Administrative Agent in its Permitted Discretion (including, without limitation, title investigations, UCC searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of the Credit Parties; (v) all out-of-pocket costs, fees and expenses of any financial institution providing services associated with the Concentration Accounts or any other Deposit Account of the Credit Parties and all fees and expenses of any Processor and/or Backup Servicing Agent; and (vi) all reasonable out-of-pocket expenses incurred by Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any

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counsel for Administrative Agent or any Lender), and shall pay all reasonable fees and time charges for attorneys, who may be employees of Administrative Agent or any Lender, in connection with the interpretation, enforcement or protection of its rights and remedies: (A) in connection with this Agreement and the other Revolving Credit Documents, including its rights under this Section 10.04; (B) in connection with the Revolving Credit Loans made hereunder, including all reasonable such out-of-pocket expenses incurred during any workout, restructuring, bankruptcy or other insolvency or enforcement proceeding (or negotiations in connection with the foregoing whether or not the transactions contemplated thereby shall be consummated) in respect of such Revolving Credit Loans; (C) in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral; and (D) in connection with any litigation, dispute, suit or proceeding relating to any Revolving Credit Document.

(b)Indemnification by Borrower and the other Credit Parties. Borrower and the other Credit Parties party hereto shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys, who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Credit Party arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Revolving Credit Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) any Revolving Credit Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower, any Subsidiary thereof or any other Credit Party, or any Environmental Claim or Environmental Liability related in any way to Borrower, any Subsidiary thereof or any other Credit Party; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, any Subsidiary thereof or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee in the performance of its respective duties under the Revolving Credit Documents as determined by a final non-appealable judgment of a court of competent jurisdiction; provided further that such indemnity shall not be available in connection with any action by one Indemnitee against another Indemnitee unrelated to actions or omissions of Borrower or any other Credit Party or Subsidiary.

(c)Reimbursement by Lenders. If Borrower for any reason fails to pay when due any amount that it is required to pay under Section 10.04(a) or Section 10.04(b) to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on its Percentage Shares (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or any Related Party of any of Administrative Agent acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable

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Law, each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Revolving Credit Document or any document contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 10.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Revolving Credit Documents or the transactions contemplated hereby or thereby.

(e)Payments.All amounts due under this Section 10.04 shall be payable not later than five (5) Business Days after demand therefor.

(f)Survival. The agreements in this Section 10.04 shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the Discharge of Secured Obligations.

SECTION 10.05	MARSHALLING; PAYMENTS SET ASIDE; RELEASES UPON DISCHARGE OF SECURED OBLIGATIONS

(a)Neither Administrative Agent nor any Lender shall be under any obligation to marshal any asset in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of Borrower or any other Credit Party is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or any Lender in such Person’s discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of each Lender under clause (b) of the preceding sentence shall survive the Discharge of Secured Obligations and the termination of this Agreement.

(b)Subject to Section 10.04 and all other provisions of this Agreement and any other Revolving Credit Document that survive the Discharge of the Secured Obligations in accordance with their terms, this Agreement shall continue in full force and effect until the Discharge of Secured Obligations has occurred. If the Discharge of Secured Obligations has occurred (without giving effect to the proviso therein) and if, at such time, any Specified Claim exists, then Credit Parties and Administrative Agent shall in good faith negotiate a Transaction Termination Collateral Package Event in respect of such Specified Claim and upon consummation of such Transaction Termination Collateral Package Event, the Discharge of Secured Obligations shall occur. Upon the occurrence of the Discharge of Secured Obligations, the Collateral shall be released from the Liens created by the Collateral Documents, and, subject to Section 10.4 and all other provisions of this Agreement and any other Revolving Credit Document that survive the Discharge of the Secured Obligations in accordance with their terms, all Obligations (other than those expressly stated to survive such termination) of Borrower and each other Credit Party hereunder or under any other Revolving Credit Document (as applicable)

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shall terminate, all without delivery of any instrument or any further action by any party, and all rights to any Collateral shall revert to Borrower and the other Credit Parties, all without recourse to or representation or warranty by Administrative Agent or any Lender, At the reasonable request of Borrower following any such termination, Administrative Agent shall deliver to Borrower, at the sole expense of Borrower and the other Credit Parties, any Collateral held by the Lender pursuant to the Collateral Documents, and shall execute and deliver to Borrower, at the sole expense of Borrower and the other Credit Parties, such documents as Borrower shall reasonably request to evidence such release and termination, all without recourse to or representation or warranty by Administrative Agent and Lender.

SECTION 10.06	SUCCESSORS AND ASSIGNS.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06; (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by any Lender. Any Lender may at any time assign (x) to one or more Eligible Assignees all or a portion of its rights (but not its obligations) under this Agreement, and (y) to an Affiliate of any Lender all or a portion of its rights and obligations under this Agreement, in each case. including all or a portion of its Commitment(s) and the Revolving Credit Loans at the time owing to it; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and Revolving Credit Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment(s) (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if any Commitment is not then in effect, the Outstanding Legal Balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if a “trade date” is specified in the Assignment and Assumption, as of such trade date, shall not be less than $1,000,000.00 unless Administrative Agent otherwise consents in its sole discretion; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights (and, solely with respect to an assignment to an Affiliate of a Lender, the assigning Lender's obligations) under this Agreement with respect to the Revolving Credit Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Administrative Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) or in the case of any assignment of Commitments of any Lender that is a Class B Lender as of the Closing Date, an Affiliate of such Class B Lender; (iv) the Eligible Assignee, if it is not then a Lender, shall deliver to Administrative Agent an Administrative Detail Form; (v) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; provided that Administrative Agent hereby waives such

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processing and recordation fee in connection with any assignment effected pursuant to Section 3.07(a); (vi) no assignment shall require the prior written consent of Borrower; and (vii) in no event shall any Person be entitled to be a Class A Lender without the prior consent of Administrative Agent (including without limitation, any Person which is directly or indirectly owned, in whole or in part, by BP Funding Trust V or any Affiliate of BP Funding Trust V). Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights (and, solely with respect to an assignment to an Affiliate of a Lender, the obligations) of Lender under this Agreement, and the assigning Lender thereunder shall not be released from its obligations under this Agreement; provided, however, that, in the case of an Assignment and Assumption between an assigning Lender and an Affiliate of a Lender, the assigning Lender shall be released from its obligations under this Agreement to the extent of the interest assigned by such Assignment and Assumption (and, in the case of an Assignment and Assumption between an assigning Lender and an Affiliate of a Lender covering all of such assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Upon request, Borrower (at its expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of its rights under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights in accordance with subsection (d) of this Section 10.06.

(c)Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a Register, which meets the requirements of U.S. Treasury Regulation § 5f.103-1(c). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of all rights under this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower and Lenders, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Revolving Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Participant in all or a portion of such Person’s rights (but, except with respect to a Participant that is an Affiliate of a Lender, not obligations) under this Agreement (including all or a portion of its Commitment(s) and/or the Revolving Credit Loans owing to it); provided that: (i) such Person’s obligations under this Agreement shall remain unchanged; (ii) such Person shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Person in connection with such Person’s rights and obligations under this Agreement. Any document pursuant to which a Lender sells such a participation shall provide that such Person shall retain the sole right to enforce this Agreement and the other Revolving Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Revolving Credit Documents; provided that such document may provide that such Person will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section 10.06, Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and

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Section 3.05 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, as long as such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the obligations under this Agreement and the Revolving Credit Loans; provided that no Lender shall have any obligation to disclose all or any portion of the participant register (including the identity of any Participant or any information relating to a Participant's interest in any Revolving Credit Loans) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the Untitled States Treasury Regulations. The entries in each such participant register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the participant register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a register of Participants.

(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Class A Syndication. In connection with efforts of Veritex to syndicate Revolving Credit Commitment in accordance with the Engagement Letter dated December 1, 2023, Lenders agree that (i) Class B Lenders will, within ten (10) Business Days following a written request of Veritex, assign to an Eligible Assignee selected by Veritex in accordance with Section 10.06(b) a portion of the Revolving Credit Commitment classified as Class B Loans in an amount requested by such Eligible Assignee (a “Syndication Transfer”), and (ii) simultaneously with such Syndication Transfer, the portion of the Revolving Credit Commitment classified as Class B Loans assigned to such Eligible Assignee shall be reclassified as Class A Loans; provided that, in no event shall the aggregate Class A Revolving Credit Commitment Amount exceed $80,000,000. Administrative Agent and Lender agree to execute such documents as may be necessary to reflect such Syndication Transfer and the conversion of such Class B Loan to a Class A Loan. Class B Lenders agree to cooperate with any Syndication Transaction, including the execution and delivery of any documents, instruments or certificates as may be reasonably necessary to evidence or effectuate such Syndication Transfer. In the event Class B Lenders are unwilling to assign, or unable to agree which Class B Lender will assign, a portion of their Revolving Credit Commitment as part of a Syndication Transfer, Administrative Agent shall have the right to either (A) select the portion of the Class B Loan which will be subject to the Syndication Transfer and execute such documents as may be necessary to effectuate such Syndication Transfer without the consent or approval of Class B Lenders, or (B) declare the Class B Lender to be Defaulting Lenders until such time

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as the Syndication Transfer is completed.

(h)Purchase Option. During the existence of an Event of Default or Subordination Event, BP Funding Trust V shall have the option to purchase all, but not less than all, of the Class A Revolving Credit Commitments from Class A Lenders by providing prior written notice (which written notice shall be irrevocable) (“Purchase Notice”) which sets forth a closing date for the purchase of the Class A Revolving Credit Commitments no less than five (5) Business Days after such Purchase Notice and no later than thirty (30) days after such Purchase Notice (the “Purchase Closing Date”). On the Purchase Closing Date (a) BP Funding Trust V shall pay to each Class A Lender the aggregate Outstanding Legal Balance of all of its Class A Loans at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder (collectively, the “Purchase Price”), and (b) Class A Lenders shall cause the assignment of the Class A Loans to BP Funding Trust V pursuant to this Section 10.06 upon receipt of the Purchase Price. Simultaneously with the receipt of the Purchase Price by every Class A Lender, Veritex shall be deemed to have automatically resigned as Administrative Agent and BP Funding Trust V shall be automatically appointed as successor Administrative Agent. Failure of BP Funding Trust V to deliver the Purchase Price to every Class A Lender on or before the Purchase Closing Date (a “Purchase Default”) shall constitute a termination of the right to purchase the Class A Revolving Credit Commitment pursuant to this subsection (h). A Standstill Period shall be deemed to exist when a Purchase Notice is delivered, which Standstill Period shall terminate on the Purchase Closing Date or a Purchase Default.

SECTION 10.07	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

Administrative Agent and each Lender each agrees to maintain the confidentiality of the Information by exercising the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in the ordinary course of business in accordance with its customary practices, except that Information (as defined below) may be disclosed: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, trustees, partners, owners, employees, agents, advisors, attorneys, representatives and financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and accepts receipt of such Information subject to a duty of confidentiality); (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any investigative process, subpoena or similar legal process; (d) to any other party hereto; (e) to any Person that provides statistical analysis and/or information services to Administrative Agent or Lenders (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and accepts receipt of such Information subject to a duty of confidentiality); (f) in connection with the exercise of any remedies hereunder or under any other Revolving Credit Document or any action or proceeding relating to this Agreement or any other Revolving Credit Document or the interpretation, preservation or enforcement of rights hereunder or thereunder; (g) to: (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party; provided that, in each case of this clause (g)(i) and (ii), the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will accept receipt of such Information subject to a duty of confidentiality; (h) to any other Person with the consent of Borrower; or (i) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section 10.07; or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than Borrower or any Subsidiary thereof and not in contravention of this Section 10.07. For purposes of this Section 10.07,

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“Information” means all information (including financial information) received from the Credit Parties relating to the Credit Parties or any of their respective businesses and constituting financial information or other any other information marked as “CONFIDENTIAL” when furnished, other than any such information whatsoever that is available to Administrative Agent or any Lender on a nonconfidential basis, and not in contravention of this Section 10.07, prior to disclosure by the Credit Parties thereof. Any  Person  required  to  maintain  the  confidentiality  of  Information  as  provided  in  this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in the ordinary course of business in accordance with its customary practices. Notwithstanding the foregoing, the Credit Parties hereby agree that Administrative Agent, Lenders or any of their respective Affiliates may (i) disclose a general description of transactions arising under the Revolving Credit Documents for advertising, marketing or other similar purposes and (ii) use the Credit Parties’ name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

SECTION 10.08	RIGHT OF SETOFF.

If an Event of Default shall have occurred and be continuing, each Lender and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of Borrower or any other Credit Party against any and all of the Obligations to such Lender or such Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Revolving Credit Document and although such obligations of Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such obligations. The rights of each Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER OR ANY SUBSIDIARY THEREOF HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF ADMINISTRATIVE AGENT.

SECTION 10.09	INTEREST RATE LIMITATION.

Notwithstanding anything to the contrary contained in any Revolving Credit Document, the interest paid or agreed to be paid under the Revolving Credit Documents shall not exceed the Maximum Rate. If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law: (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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SECTION 10.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.

(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Revolving Credit Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 10.11	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties made hereunder and in any other Revolving Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as the Discharge of Secured Obligations has not occurred.

SECTION 10.12	SEVERABILITY.

If any provision of this Agreement or the other Revolving Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Revolving Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.13	USA PATRIOT ACT NOTICE.

Each Lender that is subject to the Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrower that, pursuant to the requirements of the Act, they are each required to obtain, verify and record information that identifies Borrower and each other Credit Party, which information includes the name and address of Borrower and each other Credit Party and other

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information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower and each other Credit Party in accordance with the Act.

SECTION 10.14	GUARANTY BY SUBSIDIARIES.

(a)Guaranty. Each Subsidiary of Borrower party hereto (each, a “Subsidiary Guarantor”) unconditionally and irrevocably guarantees to Administrative Agent and Lenders the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”). The Guaranteed Obligations include interest that, but for a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such proceeding.

(b)Separate Obligation. Each Subsidiary Guarantor acknowledges and agrees that: (i) the Guaranteed Obligations are separate and distinct from any Debt arising under or in connection with any other document, including under any provision of this Agreement other than this Section 10.14, executed at any time by such Subsidiary Guarantor in favor of Administrative Agent or any Lender; and (ii) such Subsidiary Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 10.14, and Administrative Agent and Lenders may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 10.14, at any time executed by such Subsidiary Guarantor in favor of Administrative Agent or any Lenders, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Debt thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Subsidiary Guarantor acknowledges that, in providing benefits to Borrower, Administrative Agent and Lenders are relying upon the enforceability of this Section 10.14 and the Guaranteed Obligations as separate and distinct Debt of such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Administrative Agent and Lenders would be denied the full benefit of their bargain if at any time this Section 10.14 or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrower and Subsidiary Guarantors and shall in no way impair or adversely affect the rights or benefits of Administrative Agent and Lenders under this Section 10.14. Each Subsidiary Guarantor agrees to execute and deliver a separate document, promptly upon request at any time of Administrative Agent or any Lender, evidencing such Subsidiary Guarantor’s obligations under this Section 10.14. Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not Borrower, any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrower, any such other Subsidiary Guarantor or any such other Person.

(c)Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable Law (including the Uniform Fraudulent Transfer Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations that Administrative Agent or any Lender can enforce under this Section 10.14, Administrative Agent and Lenders by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Section 10.14 fully enforceable and nonavoidable.

(d)Liability of Subsidiary Guarantors. The liability of any Subsidiary Guarantor under this Section 10.14 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the

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indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(i)such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon Administrative Agent’s or any Lender’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii)Administrative Agent and Lenders may enforce this Section 10.14 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Administrative Agent and Lenders, on the one hand, and Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default;

(iv)such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(A)any proceeding under any Bankruptcy Law;

(B)any limitation, discharge, or cessation of the liability of Borrower or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Revolving Credit Documents;

(C)any merger, acquisition, consolidation or change in structure of any CCF Holdings or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower or any other Person;

(D)any assignment or other transfer, in whole or in part, of Administrative Agent’s or any Lender’s interests in and rights under this Agreement (including this Section 10.14) or the other Revolving Credit Documents;

(E)any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Revolving Credit Documents;

(F)Administrative Agent’s or any Lenders’ amendment, modification, renewal, extension, cancellation or surrender of any Revolving Credit Document or any Guaranteed Obligations;

(G)Administrative Agent’s or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

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(H)Administrative Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or

(I)any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Administrative Agent or any Lender.

(e)Consents of Subsidiary Guarantors. Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:

(i)the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Revolving Credit Documents may be incurred and the time, manner, place or terms of any payment under any Revolving Credit Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Revolving Credit Document or otherwise;

(ii)the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Revolving Credit Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Administrative Agent and Lenders (as applicable under the relevant Revolving Credit Documents) may deem proper;

(iii)Administrative Agent and Lenders may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iv)Administrative Agent or Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against Borrower.

(f)Subsidiary Guarantor’s Waivers. Each Subsidiary Guarantor waives and agrees not to assert:

(i)any right to require Administrative Agent or any Lender to proceed against Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Administrative Agent or any Lender whatsoever;

(ii)the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, such Guarantor or any other Person;

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(iv)any defense based upon Administrative Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v)any rights to set-offs and counterclaims;

(vi)without limiting the generality of the foregoing, to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.14; and

(vii)any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Administrative Agent and Lenders upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, each Guarantor or any other Person with respect to the Guaranteed Obligations.

(g)Financial Condition of Borrower. No Subsidiary Guarantor shall have any right to require Administrative Agent or any Lender to obtain or disclose any information with respect to: the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Administrative Agent or any Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Administrative Agent or any Lender with respect thereto.

(h)Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Aggregate Commitments shall be terminated, each Subsidiary Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Section 10.14, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.14; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Administrative Agent or any Lender as against any Borrower or other Guarantors or any other Person, whether in connection with this Section 10.14, any of the other Revolving Credit Documents or otherwise. If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent and Lenders and shall forthwith be paid to Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Revolving Credit Documents.

(i)Subordination. All payments on account of all indebtedness, liabilities and other obligations of Borrower to any Subsidiary Guarantor or to any other Subordinated Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subsidiary Guarantor Subordinated Debt”) shall be

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subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall remain outstanding and unpaid, each Subsidiary Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subsidiary Guarantor Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subsidiary Guarantor Subordinated Debt (“Subsidiary Guarantor Subordinated Debt Payments”), except that, so long as no Event of Default has occurred and is continuing, any Subsidiary Guarantor shall be entitled to accept and receive payments on its Subsidiary Guarantor Subordinated Debt, in accordance with past business practices of such Subsidiary Guarantor and Borrower (or any other applicable Subsidiary Guarantor) and not in contravention of any Law or the terms of the Revolving Credit Documents.

If any Subsidiary Guarantor Subordinated Debt Payments shall be received in contravention of this Section 10.14, such Subsidiary Guarantor Subordinated Debt Payments shall be held in trust for the benefit of Administrative Agent and Lenders and shall be paid over or delivered to Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 10.14 after giving effect to any concurrent payments or distributions to Administrative Agent and Lenders in respect of the Guaranteed Obligations.

(j)Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Subsidiary Guarantor until termination of the Aggregate Commitments and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until actual receipt by Administrative Agent of written notice from such Subsidiary Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day that is five (5) Business Days following such receipt); provided that no revocation or termination of this guaranty shall affect in any way any rights of Administrative Agent, or any Lender hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender in existence as of the date of such revocation (collectively, “Existing Guaranteed Obligations”), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

(k)Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Administrative Agent or any Lender, whether as a result of proceedings under any Bankruptcy Law or otherwise. All losses, damages, costs and expenses that Administrative Agent, or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically

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covered by the indemnity in favor of Administrative Agent and Lender contained in Section 10.04.

(l)Substantial Benefits. The Revolving Credit Loans provided to or for the benefit of Borrower hereunder by Lenders have been and are to be contemporaneously used for the benefit of Borrower and each Subsidiary Guarantor. It is the position, intent and expectation of the parties that Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial benefits from the Revolving Credit Loans to be made available by Lenders under the Revolving Credit Documents. Each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code, and in comparable provisions of other applicable Law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor will be solvent.

(m)Knowing and Explicit Waivers. Each Subsidiary Guarantor acknowledges that it either has obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.14. Each Subsidiary Guarantor acknowledges and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, that all such waivers and consents herein are explicit and knowing and that each Subsidiary Guarantor expects such waivers and consents to be fully enforceable.

If, while any Subsidiary Guarantor Subordinated Debt is outstanding, any proceeding under any Bankruptcy Law is commenced by or against Borrower or its property, Administrative Agent, when so instructed by Required Lenders, is hereby irrevocably authorized and empowered (in the name of Lenders or in the name of any Subsidiary Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Subsidiary Guarantor Subordinated Debt and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Subsidiary Guarantor Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Administrative Agent and Lenders; and each Subsidiary Guarantor shall promptly take such action as Administrative Agent (on instruction from Required Lenders) may reasonably request: (A) to collect the Subsidiary Guarantor Subordinated Debt for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subsidiary Guarantor Subordinated Debt; (B) to execute and deliver to Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subsidiary Guarantor Subordinated Debt; and (C) to collect and receive any and all Subsidiary Guarantor Subordinated Debt Payments.

(n)Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Section 10.14 or any other Guaranty now or hereafter executed by such Qualified ECP Guarantor in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 or such other Guaranty for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14, or otherwise under a Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.14, or otherwise under a Guaranty, shall remain in full force and effect, until all of the Obligations shall have been paid in full and the Lenders' commitments to make Revolving Credit Loans and/or extend credit to or for the benefit of Borrower shall have terminated or expired. Each Qualified ECP Guarantor intends that this Section 10.14(n) constitute, and this Section 10.14(n) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of

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Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION10.15	TIME OF THE ESSENCE.

Time is of the essence of the Revolving Credit Documents.

SECTION 10.16	GOVERNING LAW; JURISDICTION; ETC.

(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER CREDIT PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE OR SUPERIOR COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER REVOLVING CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)WAIVER OF VENUE. BORROWER AND EACH OTHER CREDIT PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. BORROWER AND EACH OTHER CREDIT PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SET FORTH ON SCHEDULE 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.17	WAIVER OF RIGHT TO JURY TRIAL.

To the extent permitted by applicable Law, each of the parties hereto hereby waives its right to a jury trial of any Claim. Each of the parties hereto represents that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel on such matters. In the event of litigation, a copy of this

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Agreement may be filed as a written consent to a trial by the court.

SECTION 10.18	LIMITED LIABILITY.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BasePoint Administrative, LLC (“Administrator”), not individually or personally but solely as administrator of BP Funding Trust, Series SPL-V, in its capacity as Class B Agent and Class B Lender, in the exercise of the powers and authority conferred and vested in it under that certain Trust Agreement, dated as of November 25, 2014, and Series Trust Supplement No. 5 thereto, dated as of May 10, 2018 (collectively, as amended, supplemented or modified from time to time), (b) any representations, undertakings and agreements herein made on the part of BP Funding Trust, Series SPL-V, in its capacity as Class B Agent and/or Class B Lender, are made and intended not as personal representations, undertakings and agreements by Administrator but is made and intended for the purpose for binding only BP Funding Trust, Series SPL-V, in its capacity as Class B Agent and Class B Lender, as the case may be, (c) nothing herein contained shall be construed as creating any liability on Administrator, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any person or entity claiming by, through or under the parties hereto, and (d) under no circumstances shall Administrator be personally liable for the payment of any indebtedness or expenses of BP Funding Trust, Series SPL-V, in its capacity as Class B Agent or Class B Lender, hereto or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by BP Funding Trust, Series SPL-V, in its capacity as Class B Agent or Class B Lender, under this Agreement or the other related documents or otherwise.

SECTION 10.19	LENDER NOT A FIDUCIARY OR PRINCIPAL.

The relationship between Borrower and each Lender hereunder is solely that of debtor and creditor, and no Lender has any fiduciary, principal and agent, or other special relationship with Borrower, and no term or provision of any of the Revolving Credit Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and a Lender, on the other hand, to be other than that of debtor and creditor. Nothing herein or in any of the other Revolving Credit Document shall be construed to create (and each Lender hereby expressly disclaims) any relationship of principal and agent between Backup Servicer, on the one hand, and Lenders, on the other hand.

SECTION 10.20	LENDER’S DISCRETION.

In every instance in the Revolving Credit Documents where Administrative Agent or a Lender has discretion to review or approve of any aspect of the Consumer Receivables, the Consumer Receivable Obligors, the Servicing Policy, the Underwriting Guidelines, or any other policies or procedures related to origination, administration and servicing of the Consumer Receivables, Borrower agrees that Administrative Agent and Lenders have no duty of any kind to Borrower, any other Credit Party or the Consumer Receivable Obligors with respect to any aspect of the underwriting, origination, administration or servicing of the Consumer Receivables in accordance with applicable Laws, and that such duty remains solely the responsibility of Borrower and each other Credit Party. Borrower agrees that neither Borrower nor any other Credit Party are relying on, or will rely on, any legal, underwriting or other advice of Administrative Agent or Lenders in connection with the foregoing.

In its Permitted Discretion, the Lender hereby approves the CIC Acquisition.

SECTION 10.21	NOT A SECURITY.

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Each party hereto hereby represents and warrants to the other parties that (a) such party does not consider the rights and obligations under this Agreement, the Notes, if any, or any other Revolving Credit Document to constitute the “purchase” or “sale” of a “security” within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule l0b-5 promulgated thereunder, the Trust Indenture Act of 1939, or any other applicable securities statute or law, as amended and in effect from time to time, or any rule or regulation under any of the foregoing, (b) such party has no expectation that it will derive profits from the efforts of the other parties or any third party in respect of the rights and obligations under this Agreement, the Notes, if any, or any other Revolving Credit Document, and (c) this Agreement, the Notes, if any, and the other Revolving Credit Documents merely constitute a commercial transaction by such party with the other party and do not represent an “investment” (as that term is commonly understood) in the other party.

SECTION 10.22	SUBORDINATION PROVISIONS.

(a)Payment Subordination. The lender of a Class B Loan (as further defined below, “Class B Lender”) hereby postpones and subordinates any and all related Class B Subordinated Debt to the payment of the Class A Senior Debt to the lender of a Class A Loan (as further defined below, the “Class A Lender”) on the following terms. Class B Lender agrees that (a) so long as any Subordination Event exists and is continuing and (b) at all times during the Amortization Period, so long as no Subordination Event has occurred and is continuing, solely with respect to amounts payable to the Lenders under Section 2.09(c)(ii)(B) and (C) (i) no payment of or on account of the related Class B Subordinated Debt shall be made, or any additional security given therefor, unless and until all related Class A Senior Debt and related Obligations (other than any contingent Obligations) have been paid in full and further agrees not to demand, receive or accept any such payment or security to the extent provided in Section 2.09(c); and (ii) Class B Lender shall not file or record in any court or public recording office any suit, attachment, or application therefor, application for judgment or file any similar matter respecting or naming BP Seller or the obligor under the related Class B Subordinated Debt prior to the repayment in full of the related Class A Senior Debt to the extent provided in Section 2.09(c) (provided that this shall not in any way prevent Class B Lender from establishing in a proceeding initiated by any other Person, its right to prove claims and recover for its own account amounts payable to Class B Lender based on the Class B Subordinated Debt).

(b)Payments Held in Trust. If, during the continuance of a Subordination Event to the extent provided in Section 2.09(c), any payment, distribution, security or proceeds thereof be received by Class B Lender upon or with respect to any Class B Subordinated Debt prior to the satisfaction of all related Class A Senior Debt, Class B Lender shall promptly deliver the same to Class A Lender in the form received (except for endorsement or assignment by Class B Lender where required by the payee), for application on any such Class A Senior Debt, and, until so delivered, the same shall be held in trust by Class B Lender as the property of Class A Lender.

(c)Distribution of Assets. Upon any distribution of the assets of BP Seller by reason or reorganization, liquidation, dissolution, bankruptcy, receivership or assignment for the benefit of creditors, Class A Lender shall be entitled to receive payment in full of all related Class A Senior Debt prior to the payment of all or any part of any related Class B Subordinated Debt to the extent provided in Section 2.09(c). To enable each Class A Lender to give effect to the right set forth in this Section 10.22, any Class A Lender may demand that the related Class B Lender make and present appropriate proofs of claim against BP Seller with respect to the related Class B Subordinated Debt to the extent provided in Section 2.09(c). If such Class B Lender has not made and presented appropriate proofs of claim within thirty (30) days following demand by such Class A Lender, then such Class A Lender shall hereby be

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authorized and empowered to make and present on behalf of such Class B Lender such proofs of claim against BP Seller on account of the related Class B Subordinated Debt as such Class A Lender may deem advisable and to further receive and collect any and all dividends or other payments made thereon and to apply the same on account of any Class A Senior Debt in each case to the extent provided in Section 2.09(c).

(d)Capitalized Terms. For purposes of this Section 10.22:

(i)“BP Seller” means BP Funding Trust, Series SPL-V, a statutory series of BP Commercial Funding Trust, for itself and for no other series of BP Funding Trust.

(ii)“Class A Lender” includes any participant in or assignee of a Class A Lender that directly or indirectly receives any payment with respect to the Class A Loans.

(iii)“Class B Lender” includes any participant in or assignee of a Class B Lender that directly or indirectly receives any payment with respect to the Class B Loans.

(e)Legend–Notes evidencing Class B Loans. Until the Class A Loans are paid in full, each Note, if any, evidencing a Class B Loan and any amendment, restatement or replacement thereof shall bear a legend substantially to the following effect:

THIS PROMISSORY NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN AN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, DATED AS OF AUGUST 30, 2021 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF) AND THE RIGHTS OF THE CLASS A LENDER, AS PROVIDED THEREIN. THE EFFECT AND INTENT OF SUCH AGREEMENT IS THAT, IN CASE OF A SUBORDINATION EVENT INCLUDING A BANKRUPTCY PROCEEDING, ALL PAYMENTS UNDER THIS NOTE ARE SUBORDINATED TO THE PAYMENT IN FULL OF ALL AMOUNTS PAYABLE TO THE CLASS A LENDER. BY ACCEPTING THIS NOTE, THE HOLDER OF THIS NOTE AND ANY PARTICIPANT HEREIN AGREES THAT IF IT RECEIVES ANY PAYMENT IN VIOLATION OF SUCH SUBORDINATION PROVISIONS, SUCH HOLDER OR PARTICIPANT SHALL HOLD SUCH AMOUNTS IN TRUST FOR THE BENEFIT OF THE CLASS A LENDER AND SHALL PAY SUCH AMOUNTS OVER TO THE CLASS A LENDER (OR ANY APPLICABLE PARTICIPANT IN THE CLASS A LOANS) UPON DEMAND WITH INTEREST AT THE APPLICABLE INTEREST RATE UNDER THE REVOLVING CREDIT AGREEMENT.

[Signature pages follow.]

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In witness whereof, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CCF OPCO LLC,

a Delaware limited liability company

By:
Name:	Julie Torkelson
Title:	Chief Financial Officer

Subsidiary Guarantors:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A-1 HERETO

By:
Name:	Julie Torkelson
Title:	Chief Financial Officer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A-2 HERETO

By:
Name:	Julie Torkelson
Title:	Chief Financial Officer

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Administrative Agent and Lenders:

VERITEX COMMUNITY BANK, in its capacity as Administrative Agent

BP FUNDING TRUST, SERIES SPL-V, a statutory series of BP Funding Trust, a Delaware statutory trust, for itself and for no other series of BP Funding Trust, in its capacity as Class B Lender and Class B Agent

By: BasePoint Administrative, LLC, not in its individual capacity but solely as Administrator of BP Funding Trust

By:
Name: Daniel Keeton
Title: Senior Vice President

VERITEX COMMUNITY BANK, in its capacity as Class A Lender

By:	By:
Name: Daniel Keeton	Name: Michael Petronio
Title: Senior Vice President	Title: Authorized Signatory

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